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                                                                     Exhibit 2.1

                           PURCHASE AND SALE AGREEMENT

                                      among

                                SAKS INCORPORATED

                             SAKS CREDIT CORPORATION

                        NATIONAL BANK OF THE GREAT LAKES

                                       and

                            HOUSEHOLD BANK (SB), N.A.

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                            Dated as of July 26, 2002

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                                    Exhibits

Exhibit 1.1          Certain Definitions

Exhibit 2.1(a)-1     Form of Servicing Agreement

Exhibit 2.1(a)-2     Form of Program Agreement

Exhibit 2.1(a)-3     Form of Transfer and Assumption Agreement

Exhibit 2.1(c)       Form of Assignment and Assumption Agreement

Exhibit 2.3          Form of Preliminary Closing Statement

Exhibit 3.2(c)       Master Trust Amendment

Exhibit 3.4          Form of Final Closing Statement

Exhibit 5.1(g)       Form of Opinion from Sellers' Counsel

Exhibit 5.2(h)       Form of Opinion from Household Bank's Counsel

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                                    Schedules

Schedule 1.1         Selection of NBGL Retained Accounts

Schedule 3.2         Sellers' Deliverable Documents

Schedule 3.3         Household Bank's Deliverable Documents

Schedule 3.5         Allocation for Federal Income Tax Purposes

Schedule 4.1(c)      Sellers Noncontravention

Schedule 4.1(d)      Sellers Authorizations, Approvals and Consents

Schedule 4.1(f)      Proceedings Relating to Conduct of Credit Card Business

Schedule 4.1(h)      Proceedings Against Sellers

Schedule 4.2(c) Household Bank Authorizations, Approvals and Consents; Household Bank Noncontravention

Schedule 4.3(d)(i)   Compliance with Laws

Schedule 4.3(e)      Ordinary Course

Schedule 4.3(f)      Cardholder Agreements

Schedule 4.3(h)      Regulatory Accounting Principles

Schedule 4.4         Securitization Contracts

Schedule 6.7         Actions Requiring OCC Notice or Consent

Schedule 6.8         Changed Credit Card Business Practices

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                           PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (as amended from time to time, this "Agreement") dated as of July 26, 2002, by and among Saks Incorporated (the "Company"), National Bank of the Great Lakes, a wholly owned subsidiary of the Company ("NBGL"), Saks Credit Corporation, a wholly owned subsidiary of the Company ("SCC" and, together with the Company and NBGL, the "Sellers") and Household Bank (SB), N.A. ("Household Bank").

     WHEREAS, the Company is in the business of selling merchandise and services through retail stores, catalogs and by other means;

     WHEREAS, NBGL is engaged in the business of issuing private label credit cards and establishing accounts in connection therewith for customers of the Company and its subsidiaries;

     WHEREAS, the Company and its subsidiaries provide servicing and administrative support services to NBGL in support of NBGL's credit card business;

     WHEREAS, Sellers participate in an accounts receivable securitization facility with respect to NBGL's credit card accounts and the accounts receivable generated by those credit card accounts;

     WHEREAS, (i) the Company and Household Bank desire to enter into a Program Agreement that will govern the operation of the Company's consumer private label credit card business and will further provide for the rendering of marketing and other services by the parties thereto and (ii) the Parties and certain of their Affiliates desire to enter into other agreements in connection with the transactions contemplated herein;

     WHEREAS, pursuant to this Agreement, Sellers desire to sell to Household Bank, and Household Bank desires to purchase from Sellers, specified assets dedicated exclusively to Sellers' consumer private label credit card business; and

     WHEREAS, pursuant to this Agreement, Sellers desire to sell and assign to Household Bank, and Household Bank desires to purchase and assume, directly or through an Affiliate, from Sellers, all of Sellers' assets and obligations with respect to Sellers' accounts receivable securitization facility.

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Defined Terms. Whenever used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below, in Schedule 1.1 or in another of the schedules or exhibits to this Agreement. Capitalized terms used but not defined in this Agreement shall have the meanings given them in the Program Agreement.

     "Account Assets": Subject to the following sentence, the following assets:
(i) the Accounts; (ii) the Account Receivables and the NBGL Receivables and the right to receive all payments on account of the Account Receivables and the NBGL Receivables, including charged-off Account Receivables and NBGL Receivables;
(iii) all outstanding Credit Cards issued to Cardholders with respect to Accounts; and (iv) all Account Documents with respect to Accounts, including all pending Credit Card Applications with respect to Accounts. Account Assets do not include Cardholder Information.

     "Account Documents": All of the documents and agreements relating to an Account and used by Sellers in conducting the Credit Card Business, including the following: Credit Card Documentation, checks and other forms of payment with respect to an Account (other than In-Store Payments, which shall be governed by the Program Agreement, and payments properly posted by Sellers prior to the Cut-Off Time), payment histories, credit bureau reports (to the extent not prohibited from transfer by contract with the credit bureau or by Requirements of Law), other credit information files and general credit information relating to Accounts, including records reflecting actions taken to cure any delinquency and change of terms notices, excluding any of the foregoing to the extent the same cannot be identified and segregated by Sellers without undue effort or expense and is not material to the operation of the Credit Card Business. Account Documents do not include Cardholder Information.

     "Account Receivables": Subject to the next sentence, all amounts accrued and/or owing to Sellers from Cardholders with respect to the Accounts (including any amounts accrued and/or owing for the payment of goods and services, late fees, finance charges, returned check fees, Accrued Finance Charges and any other interest, charge, fee or expense, imposed on or incurred with respect to such Accounts), net of the amount of any Credit Balances on the Accounts. The Account Receivables do not include the Securitization Receivables.

     "Accounting Firm": As defined in Section 3.4(a).

     "Accounts": The Bergner's, Boston Store, Carson Pirie Scott, Herberger's, McRae's, Parisian, Proffitt's, Saks Fifth Avenue and Younkers consumer revolving credit accounts established or acquired at any time prior to the Cut-Off Time (including such accounts that are Charged-Off Accounts) by NBGL in favor of a Cardholder pursuant to which such Cardholder may finance, for personal, family or household purposes, the purchase of goods or services from the Company, its Affiliates or their licensees or designated agents, but excluding the NBGL Retained Accounts.

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     "Accrued Finance Charges": The aggregate amount of all finance charges accrued on the Accounts, as applicable, as of the Cut-Off Time, but not posted to the Accounts and that is to be posted to the Accounts in the Billing Cycles immediately following the Cut-Off Time in accordance with the policies in effect prior to the Closing Date.

     "Affiliate": As to any Person, any entity that directly or indirectly controls, is controlled by, or is under common control with such Person. For this purpose, "control" of any Person means ownership of a majority of the voting power of the Person.

     "Assignment and Assumption Agreement": The Assignment and Assumption Agreement in the form of Exhibit 2.1(c) hereto to be executed and delivered at the Closing to convey to Household Bank all of Sellers' rights, title and interests in and to the Credit Card Assets and pursuant to which Household Bank shall assume the Assumed Liabilities.

     "Assumed Liabilities": The following Liabilities arising or to be performed after the Cut-Off Time: (i) Liabilities with respect to the Credit Card Assets,
(ii) Liabilities with respect to the Cardholder Agreements relating to the Accounts, (iii) the Securitization Liabilities, (iv) Liabilities with respect to the payment of the Credit Refund Checks when presented for payment by a Cardholder or, if not so presented, with respect to compliance with any escheat laws applicable to such Credit Refund Checks and (v) the liabilities assumed pursuant to Section 2.4(d); notwithstanding the foregoing, the Assumed Liabilities do not include Liabilities with regard to Taxes for which Sellers are liable pursuant to Section 2.4.

     "Authorization": Any domestic or foreign, federal, state, local or other governmental consent, license, permit, grant, authorization or approval, including any consent, license, permit, grant, authorization or approval of any agency, instrumentality or subdivision of the foregoing, which is used in or necessary to (i) the ownership, use or operation of any of the Credit Card Assets or (ii) permit any Seller to carry on the operations of the Credit Card Business as presently conducted.

     "Bank Merger Act": The Bank Merger Act of 1960, as amended.

     "Bankruptcy Code": Title 11 of the United States Code, as amended, or any other applicable state or federal bankruptcy, insolvency, moratorium or other similar law.

     "Billing Cycle": The interval of time between regular periodic Billing Dates for an Account.

     "Billing Date": For any Account, the last day of a Billing Cycle when the Cardholder obligated on such Account is billed.

     "Billing Statement": A periodic billing statement issued to a Cardholder, whether issued in hard copy or electronically, with respect to the Cardholder's Account.

     "Books and Records": Copies of all books, records, files, credit information, business records and plans, reports, correspondence, and other data used or held by Sellers or any of their Affiliates for use in connection with or relating to the Credit Card Business and any of the

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property included in the Credit Card Assets. Books and Records do not include
Cardholder Information.

     "Business Day": Any day other than (i) a Saturday or a Sunday or (ii) a day on which federally insured depositary institutions in Alabama, Georgia, Illinois, Mississippi, Nevada or New York are authorized or obligated by law, governmental decree, or executive order to be closed.

     "Cardholder": Any Person who (i) has at any time entered into a Cardholder Agreement with NBGL and whose account has not been closed prior to the Closing Date, (ii) is obligated under or with respect to an Account, (iii) is issued and authorized to use a Credit Card or (iv) is authorized to use a Credit Card by a Person who has been issued a Credit Card.

     "Cardholder Agreement": A credit card agreement or other agreement between NBGL (including as assignee) and a Cardholder (and any replacement of such agreement) governing the use of an Account, together with all amendments thereto (including change of terms notices).

     "Cardholder Information": All information with respect to Cardholders processed by, or maintained on, the information systems operated by the Company or its Affiliates or otherwise in their possession.

     "Change in Law": The enactment, promulgation, execution or ratification of, or any change in or amendment to, any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) that occurs on or after the date hereof.

     "Charge Slip": Any evidence of a sale of goods or services by the Company or one of its Affiliates, licensees or designated agents to be charged on an Account.

     "Charged-Off Account": An Account that has been charged-off by any Seller.

     "Charge-Off Practices": The practices, policies and procedures applied by Sellers prior to the Closing Date in classifying Accounts as Charged-Off Accounts.

     "Closing": The consummation of the transfer of the Credit Card Assets from Sellers to Household Bank in exchange for payment of the Purchase Price and the assumption of the Assumed Liabilities by Household Bank upon the terms and conditions set forth in this Agreement.

     "Closing Date": The date on which the Closing is effected, which date shall be determined in accordance with Section 3.1.

     "Closing Purchase Price": The aggregate amount to be paid pursuant to this Agreement by Household Bank to Sellers at the Closing as calculated in accordance with Exhibit 2.3.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Confidential Information": As defined in Section 6.6(a) hereof.

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     "Consumable Inventory": Sellers' inventory of plastic, paper, supplies, envelopes and other consumable items used exclusively in the Credit Card
Business.

     "Consumable Inventory Expense Reimbursement": The aggregate cost actually paid by Sellers for the Consumable Inventory as shown on the Final Consumable Inventory Schedule.

     "Credit Balance": The balance on an Account that reflects a net credit in favor of a Cardholder.

     "Credit Card": The plastic card, account number or other access device, the issuance of which qualifies as "credit card operations" under 12 U.S.C. (S) 1841(c)(2)(F), issued by NBGL to a Cardholder for the purchase of merchandise or services from the Company and/or its Affiliates under an Account but excluding
(i) any debit card that does not provide the holder with the ability to obtain or access credit other than through an overdraft line of credit and (ii) any stored value, digital cash, electronic payments, prepaid card, gift card, smart card, or other access device that does not provide the holder with the ability to obtain or access credit other than through an overdraft line of credit.

     "Credit Card Application": A credit application submitted in order to establish an Account.

     "Credit Card Assets": Subject to the next sentence, all of Sellers' right, title and interest at the Closing Date in and to the following assets, properties and rights: (i) the Account Assets; (ii) the Books and Records; (iii) the Consumable Inventory; (iv) the Securitization Assets; and (v) all claims, causes of action and suits which Sellers have or may have against third parties in connection with the foregoing assets or the Assumed Liabilities. The Credit Card Assets do not include the Excluded Assets.

     "Credit Card Business": The private label credit card program relating to Accounts and made available to qualified customers of the Company, its Affiliates, licensees and designated agents to make purchases of goods and services from the Company, its Affiliates, licensees or designated agents, including the extension of credit to Cardholders, the servicing of the Accounts, billings, collections, processing of Account transactions, the administration and management of the Accounts and related receivables (including the Securitization Receivables), and all aspects of the private label credit card program relating to Accounts, including servicing under the Master Trust Agreement.

     "Credit Card Documentation": With respect to Accounts, all Credit Card Applications, Cardholder Agreements, Credit Cards, Charge Slips, Credit Slips and Billing Statements relating to such Accounts.

     "Credit Refund Checks": All checks issued by Sellers to Cardholders with Credit Balances or with respect to other amounts due such Cardholders, which checks are outstanding as of the Cut-Off Time.

     "Credit Slip": Any evidence of an adjustment or credit on an Account relating to a return or exchange of goods or to services purchased with a Credit Card.

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     "Credit Support Document": Any security agreement, financing statement, guarantee, or other form of credit support.

     "Cut-Off Time": 11:59 p.m. on the calendar day preceding the Closing Date.

     "Damages": Any and all losses (including liquidated, special, consequential, punitive and exemplary damages), claims, damages (statutory or otherwise), Liabilities, judgments, settlements, awards (including back pay awards), demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of pocket costs, expenses and attorneys' fees (including any such reasonable costs, expenses and attorney's fees incurred in enforcing any right of indemnification against any indemnifying Party or with respect to any appeal), interest and penalties, if any.

     "Excluded Assets": All of Sellers' right, title and interest at the Closing Date in and to their respective assets, properties and rights other than the Credit Card Assets. The Excluded Assets include the NBGL Retained Accounts, the Servicing Assets and all Cardholder Information.

     "FDIC": The Federal Deposit Insurance Corporation.

     "Federal Funds Interest Rate": For any day, the average of the high and low "Federal Funds" interest rates for such day (or the previous Business Day if such day is not a Business Day), as such rate is reported on the following Business Day in the Money Rates column of The Wall Street Journal or as determined in such other mutually acceptable manner as the Parties agree if The Wall Street Journal is no longer reporting such rate.

     "Final Closing Statement": The Final Closing Statement described in Section 3.4, reasonably satisfactory in form and substance to Household Bank and Sellers, which closing statement aggregates the Credit Card Assets as of the Cut-Off Time or the Closing Date, as applicable, based on the Final Closing Tape, the Final Consumable Inventory Schedule, a schedule reflecting all finance charges accrued through the Cut-Off Time that were actually billed on the applicable Billing Statement following the Closing Date, and which statement reflects all adjustments to the Preliminary Closing Statement from the Preliminary Cut-Off Time to the Cut-Off Time or the Closing Date, as applicable, as are agreed to by Household Bank and Sellers pursuant to Section 3.4. A form of the Final Closing Statement, showing the manner in which the Purchase Price is to be calculated, is attached hereto as Exhibit 3.4.

     "Final Closing Tape": Sellers' standard Cardholder full master file tape as of the Cut-Off Time, which tape shall include the information contained or required to be contained in the Preliminary Closing Tape, as adjusted to reflect
(i) the exclusion of any credit card account incorrectly identified as an Account or NBGL Retained Account in the Preliminary Closing Tape, (ii) the inclusion of any Account that was not included in the Preliminary Closing Tape and (iii) the correction of any inaccurate information or calculation error contained in the Preliminary Closing Tape.

     "Final Consumable Inventory Schedule": A schedule of the Consumable Inventory as of the Cut-Off Time that reflects a description of each category of Consumable Inventory and its geographic location.

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     "Financing Statements": As defined in Section 3.7(b) hereof.

     "GAAP": United States generally accepted accounting principles consistently applied in accordance with past practices.

     "HFC": Household Finance Corporation and its successors.

     "Household Bank's Deliverable Documents": The agreements and other documents listed in Schedule 3.3, in each case duly executed by each Household Entity, Affiliate of Household Bank, or officer of a Household Entity or Affiliate of Household Bank that is a party thereto or signatory thereof.

     "Household Entities": Household Bank, HFC and HRSI Funding.

     "Household International": Household International, Inc., its successors and assigns.

     "HRSI Funding": HRSI Funding, Inc. III, its successors and assigns.

     "Independent Appraiser": A nationally recognized investment banking firm or firm of independent certified public accountants of recognized standing that is regularly engaged in the business of appraising credit card assets, and which is not an Affiliate of the Parties.

     "Liabilities": Any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, secured or unsecured, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising.

     "Licensed Marks": The Marks licensed by Sellers to Household Bank pursuant to the Program Agreement.

     "Lien": Any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, preference, priority, or other security agreement of any kind or nature whatsoever.

     "LTM Average Outstanding Book Balance": As of any date of determination, an amount equal to the average of the aggregate outstanding Principal Balances of the Account Receivables, NBGL Receivables and Securitization Receivables at the end of each of the twelve full fiscal months immediately preceding such date.

     "Marks": All of Sellers' brand names, logos, trade styles, service marks or trademarks used in relation to the Credit Card Business.

     "Master Trust Agreement": The Master Pooling and Servicing Agreement dated as of August 21, 1997, by and among Saks Credit Corporation (as successor to Proffitt's Credit Corporation), as Transferor, Saks Incorporated, as Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, as amended and supplemented to the date hereof and as may be amended or supplemented from time to time (including all Series Supplements thereto).

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     "Master Trust Amendment": An amendment to the Master Trust Agreement in substantially the form attached hereto as Exhibit 3.2(j), with such additional changes as may be required by the Trustee or the Rating Agencies (each, as defined in the Master Trust Agreement).

     "Master Trust Certificates": The certificates of beneficial interest in the Securitization Trust.

     "NBGL Receivables": Subject to the final sentence of this definition, all amounts accrued and/or owing as of the Preliminary Cut-Off Time or Cut-Off Time, as applicable, to Sellers with respect to the NBGL Retained Accounts from Cardholders (including any amounts accrued and/or owing for the payment of goods and services, late fees, finance charges, returned check fees, Accrued Finance Charges and any other interest, charge, fee or expense, imposed on or incurred with respect to such NBGL Retained Accounts), net of the amount of any Credit Balances on the NBGL Retained Accounts as of the Preliminary Cut-Off Time or Cut-Off Time, as applicable. The NBGL Receivables do not include any Securitization Receivables.

     "NBGL Retained Accounts": Accounts randomly selected from all accounts owned by NBGL on the Closing Date in accordance with the methodology set forth in Schedule 1.1.

     "OCC": The Office of the Comptroller of the Currency.

     "Opinion of Counsel": A written opinion of counsel (including a reasoned opinion) in form and substance reasonably acceptable to the recipient and given by (i) outside counsel reasonably acceptable to the recipient or (ii) (A) in the case of Opinions of Counsel delivered by Household Bank, the General Counsel for the Retail Services Division of Household International or any other attorney with comparable responsibilities or (B) in the case of Opinions of Counsel delivered by a Seller, the Deputy General Counsel of the Company or any other attorney with comparable responsibilities.

     "Outstanding Book Balance": As of any date of determination, an amount equal to the aggregate outstanding Principal Balances of the Account Receivables, NBGL Receivables and Securitization Receivables on such date.

     "Party": When used in the singular, either a Household Bank or a Seller, or the Household Bank on the one hand and Sellers on the other hand, as the context requires, and when used in the plural, both Household Bank and Sellers.

     "Permitted Liens": Liens (i) for Taxes, assessments and other governmental charges which are not yet due and payable and (ii) arising out of or with respect to the Securitization Contracts.

     "Person": Any individual, partnership, corporation, trust, limited liability company, unincorporated organization, government or department or agency thereof or any other entity.

     "Preliminary Closing Statement": A draft closing statement that is prepared by Sellers based on the Preliminary Closing Tape, the Preliminary Consumable Inventory Schedule and a schedule reflecting all finance charges accrued through the Preliminary Cut-Off Time, and presented to Household Bank pursuant to
Section 2.3, a form of which, showing the manner in

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which the Closing Purchase Price is to be calculated for such statement, including the calculation of the amount to be included in the Closing Purchase Price with respect to accrued but unbilled finance charges, is attached hereto as Exhibit 2.3.

     "Preliminary Closing Tape": Sellers' standard Cardholder full master file tape as of the Preliminary Cut-Off Time, which tape shall identify the NBGL Retained Accounts and include the following for each Account and each NBGL Retained Account: Account number; Cardholder's name and address; origination date; date Account closed; current finance charge rate; current credit limit; current outstanding Principal Balance; whether payments are current, and if not, the period of delinquency; whether such Account is a Charged-Off Account or an Account with respect to which Sellers have received notice that the Cardholder is the subject of bankruptcy or foreclosure proceedings, and such other information as the parties hereto agree upon.

     "Preliminary Consumable Inventory Schedule": A schedule of the Consumable Inventory as of the Preliminary Cut-Off Time that reflects a description of each category of Consumable Inventory and its geographic location.

     "Preliminary Cut-Off Time": 11:59 p.m. on the 20th Business Day immediately preceding the Closing Date.

     "Prepaid Program Fee": As defined in Exhibit 3.4 hereof.

     "Principal Balance": For any Account Receivable or Securitization Receivable, the amount of the outstanding unpaid indebtedness incurred by a Cardholder with respect to the Cardholder's Account as reflected on Sellers' books and records (including any properly posted charges for goods and services purchased by such Cardholder from Sellers or any of their Affiliates (whether or not billed to such Cardholder), finance charges charged to an Account (including Accrued Finance Charges), and any accrued fees, penalties or other charges (whether or not billed to Cardholders)), as determined in accordance with GAAP, with the exception that the Principal Balance shall be calculated without regard to any allowance for bad debt.

     "Program Agreement": The Program Agreement, in the form attached hereto as
Exhibit 2.1(a)-2, among the parties indicated therein.

     "Prospectuses": Any of the prospectuses forming part of the Registration Statements and the prospectus supplements relating thereto.

     "Purchase Price": The aggregate amount to be paid by Household Bank to Sellers for the Credit Card Assets and the assumption of the Assumed Liabilities calculated in accordance with Exhibit 3.4.

     "Registration Statements": The registration statements that registered one or more classes or series of Master Trust Certificates under the Securities Act.

     "Requirements of Law": With respect to any Person, any certificate of incorporation, articles of association, charter, by-laws or other organization or governing documents of such Person, and any law, ordinance, statute, treaty, rule, judgment, regulation or other determination

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or finding of any arbitrator or governmental authority applicable to or binding upon such Person, its business or assets, or to which such Person, its business or assets, is subject, whether federal, state, county, local or otherwise (including usury laws, the Federal Truth-in-Lending Act, the Fair Debt Collection Practices Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and any implementing regulations).

     "Securities Act": The Securities Act of 1933, as amended.

     "Securitization Assets": The Securitization Retained Interests and the Securitization Contracts.

     "Securitization Certificateholders": The record and beneficial holders of beneficial interests in the Securitization Trust other than the Securitization Retained Interests.

     "Securitization Contracts": The contracts to which any of Sellers is a party relating to the Securitization Trust and the Master Trust Certificates, which contracts (together with any amendments thereto) are identified in
Schedule 4.4.

     "Securitization Liabilities": All Liabilities with respect to the Securitization Assets, including Liabilities of the Company as servicer, and any subsidiary of the Company as subservicer, with respect to the Securitization Assets and Liabilities of SCC as transferor under the Master Trust Agreement.

     "Securitization Receivables": As of any time, all outstanding Credit Card receivables that have been transferred to the Securitization Trust and have not been and are not at that time required to be reacquired by the Company or by the Transferor.

     "Securitization Retained Interests": All right, title and interest of the Transferor in the Securitization Trust as of the Closing Date (after giving effect to the payoff of the Series 1997-1 and Series 2002-1 Certificates and Interests), represented by the Series 2001-2 Class D Certificates and the Exchangeable Transferor Certificate (each as defined in the Master Trust Agreement), each issued by the Securitization Trust.

     "Securitization Trust": The Saks Credit Card Master Trust, formed pursuant to the Master Trust Agreement.

     "Sellers' Deliverable Documents": The agreements and other documents listed in Schedule 3.2, in each case duly executed by each Seller, Affiliate of the Company, or officer of a Seller or Affiliate of the Company that is a party thereto or signatory thereof.

     "Servicing Agreement": The Servicing Agreement, in the form attached hereto as Exhibit 2.1(a)-1, between the parties indicated therein.

     "Servicing Assets": The assets of the Credit Card Business necessary or appropriate for the servicing of the Accounts.

     "Taxes": Any domestic or foreign federal, state or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind

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whatsoever, together with any interest or penalty, addition to tax or additional amount imposed thereon, whether payable by reason of contract, assumption, transferee liability, operation of law or otherwise, including any gross income, net income, corporate franchise, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, estimated, transaction, title, capital, paid-up capital, value added, profits or occupation tax.

     "Termination Event": As defined in Section 8.4 hereof.

     "Third-Party Claim": Any civil, criminal or administrative action, suit, hearing, investigation, inquiry, subpoena, claim, allegation or proceeding (including cross-claims and counterclaims), in each case, of or by a Person other than a Party to this Agreement or an Affiliate of any such Party.

     "Transaction Documents": This Agreement and the agreements, instruments, schedules and other documents to be delivered pursuant to Section 3.2 and
Section 3.3 of this Agreement.

     "Transfer and Assumption Agreement": The Transfer and Assumption Agreement between the parties indicated therein, in substantially the form attached hereto as Exhibit 2.1(a)-3, with such additional changes as may be required by the Trustee or the Rating Agencies (each, as defined in the Master Trust Agreement.

     "Transferor": Saks Credit Corporation (as successor to Proffitt's Credit Corporation), as transferor pursuant to the Master Trust Agreement.

     Section 1.2 Certain Interpretive Matters. As used herein, (i) accounting terms not otherwise defined herein shall be construed in accordance with GAAP,
(ii) references to the "United States" shall include the District of Columbia;
(iii) the term "including" is meant to be inclusive and shall be deemed to mean "including without limitation," (iv) the word "or" is disjunctive, but not necessarily exclusive and (v) the term "knowledge" shall mean the actual (and not imputed) knowledge of the relevant Party. Wherever in this Agreement reference is made to a calculation to be made in accordance with GAAP, such reference shall be deemed to be to the GAAP from time to time applicable as at the date on which such calculation is made or required to be made in accordance with GAAP, unless the context otherwise requires.

     Section 1.3 Use of Certain Defined Terms with Respect to NBGL Retained Accounts and NBGL Receivables. When a term defined herein with respect to Accounts or Account Receivables is used with respect to NBGL Retained Accounts or NBGL Receivables, such term shall have the meaning it would have if the NBGL Retained Accounts were a subset of the Accounts rather than excluded from the definition of "Accounts".

     Section 1.4 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 1.5 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement that refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument, or document. Nothing contained in this Section 1.5 shall be construed to authorize any such renewal, extension, modification, amendment, or restatement.

                                   ARTICLE II

                         PURCHASE OF CREDIT CARD ASSETS

     Section 2.1 Purchase of Assets; Assumption of Liabilities.

     (a) At the Closing, subject to the terms and conditions of this Agreement, Household Bank shall purchase from Sellers and Sellers shall sell, assign, transfer, convey and, other than as expressly otherwise provided in Section 3.6 hereof or in the Servicing Agreement or the Program Agreement, deliver to Household Bank (or, in accordance with the Transfer and Assumption Agreement, to HFC and HRSI Funding, Affiliates of Household Bank designated by Household Bank to receive the Securitization Assets), against payment of the Closing Purchase Price all of Sellers' right, title and interest as of the Cut-off Time in and to the Credit Card Assets. To the extent Credit Card Assets are owned by subsidiaries of the Company other than NBGL or SCC, Sellers shall fulfill their obligations hereunder by causing such subsidiaries to convey such Credit Card Assets to Household Bank.

     (b) Subject to the terms and conditions of this Agreement, effective as of the Closing:

          (i) Household Bank shall cause its Affiliates, HFC and HRSI Funding, to assume the Securitization Liabilities pursuant to the Transfer and Assumption Agreement.

          (ii) Household Bank shall assume the Assumed Liabilities other than the Securitization Liabilities.

     (c) The Parties expressly understand and agree that the Credit Card Assets are being conveyed to Household Bank or its designees, HFC or HRSI Funding, on an "AS IS, WHERE IS" basis, without recourse or warranty, except as otherwise expressly provided in this Agreement, which conveyance shall be made pursuant to the Assignment and Assumption Agreement and the Transfer and Assumption Agreement and the other instruments of conveyance to be delivered pursuant to this Agreement.

     Section 2.2 Excluded Assets. Nothing contained in this Agreement, or in any document executed in connection herewith, shall be deemed to transfer any of Sellers' right, title, and interest in any Excluded Asset. Sellers expressly disclaim any intention to sell to Household Bank, and Household Bank expressly disclaims any intention to acquire from Sellers, any interest in any Excluded Asset. All Excluded Assets delivered by Sellers to Household Bank, and any payment made with respect to any account or property determined to be an Excluded Asset, shall be held by the Household Bank in trust for Sellers and shall be promptly returned to Sellers.

     Section 2.3 Preliminary Information. At least 10 Business Days prior to the Closing Date, Sellers shall deliver to Household Bank (i) a Preliminary Closing Statement, (ii) the Preliminary Closing Tape, (iii) the Preliminary Consumable Inventory Schedule, (iv) a schedule reflecting all finance charges accrued through the Preliminary Cut-Off Time and (v) instructions designating the account or accounts to which Household Bank shall cause the Closing Purchase Price to be deposited by wire transfer on the Closing Date.

     Section 2.4 Apportionments.

     (a) Sellers shall be liable for and pay (i) any Taxes related to the Credit Card Assets that accrue or otherwise relate to any taxable year or period (or portion thereof) ending or deemed to end on or prior to the Cut-Off Time and
(ii) any Taxes imposed upon the Sellers or their Affiliates as a result of the sale of the Credit Card Assets to Household Bank.

     (b) Household Bank shall be liable for and pay any Taxes related to the Credit Card Assets that accrue or otherwise relate to any taxable year or period (or portion thereof) ending or deemed to end after the Cut-Off Time, except for Taxes imposed upon the Sellers and their Affiliates as a result of the sale of the Credit Card Assets to Household Bank.

     (c) For the purposes of this Section 2.4, Taxes attributable to a portion of a taxable year or period shall be determined on a "closing of the books" basis as of the Cut-Off Time, except that Taxes, if any, imposed on a periodic basis (such as property Taxes) shall be allocated on a daily basis.

     (d) Notwithstanding the provisions of Section 2.4(a) and Section 2.4(b), Household Bank shall be responsible for and pay, or reimburse Sellers on demand for, all applicable sales taxes, use taxes and transfer taxes that may become due and payable as a result of the sale, transfer and delivery of the Credit Card Assets, whether levied on Household Bank, Sellers or one of their respective Affiliates. Each Party hereto agrees to timely sign and deliver such certificates or forms as may be reasonably requested by the other Party to establish an exemption from (or otherwise reduce), or to file Tax returns with respect to, such taxes.

     (e) Sellers shall be responsible for any applicable 2002 federal or state information reporting for events or payments occurring with respect to the Credit Card Assets during the period beginning on January 1, 2002 and ending on the Cut-Off Time and Household Bank shall be responsible for any applicable 2002 federal or state information reporting for such events or payments occurring subsequent to the Cut-Off Time.

     Section 2.5 Sellers' Rights With Respect to Cardholder Information. Nothing in this Agreement shall limit Sellers' rights with respect to Cardholder Information provided in the Program Agreement.

                                   ARTICLE III

                    THE CLOSING AND POST-CLOSING ADJUSTMENTS

     Section 3.1 Place and Time of Closing. The Closing shall take place at the offices of Household Bank, 90 Christina Road, New Castle, Delaware at 10:00 a.m. local time on

November 15, 2002, unless such date has been extended to January 15, 2003 pursuant to Section 8.1(b), or at such other place and time as may be mutually agreed to by Household Bank and Sellers after each of the conditions specified in Article V has been satisfied (or waived by the Party entitled to waive such condition).

     Section 3.2 Sellers' Deliveries at Closing. Sellers covenant and agree to deliver the following to Household Bank at Closing:

     (a) the Sellers' Deliverable Documents;

     (b) evidence that all actions listed on Schedule 4.1(d) necessary to be taken for the transfer of the Securitization Assets and the assumption of the Securitization Liabilities have been taken;

     (c) the Master Trust Amendment duly executed by each party thereto;

     (d) all additional instruments, documents, or certificates required by this Agreement to be furnished by or on behalf of the Sellers or as may be necessary for or reasonably requested by Household Bank in connection with the consummation of the Closing of the transactions contemplated by this Agreement and the other Transaction Documents, in each case duly executed by each Seller, Affiliate of the Company, or officer of a Seller or Affiliate of the Company that is a party thereto or signatory thereof.

     Section 3.3 Household Bank's Deliveries at Closing. Household Bank covenants and agrees to deliver the following to Sellers at Closing:

     (a) the Closing Purchase Price and any payments under the Program Agreement which are payable by Household Bank to Sellers on the Closing Date, to the account or accounts designated by Sellers in accordance with Section 2.3;

     (b) evidence that all required consents and approvals listed on Schedule 4.2(c) with respect to the Bank Merger Act have been obtained;

     (c) all additional instruments, documents, or certificates required by this Agreement to be furnished by or on behalf of Household Bank or as may be necessary for or reasonably requested by Sellers in connection with the consummation of the Closing of the transactions contemplated by this Agreement and the other Transaction Documents, in each case duly executed by each Household Entity, Affiliate of Household Bank or officer of a Household Entity or Affiliate of Household Bank that is a party thereto or signatory thereof.

     Section 3.4 Final Closing Statement; Purchase Price.

     (a) Not later than 30 Business Days after the Closing Date or such other time as is mutually agreed by the Parties, Sellers shall prepare and deliver to Household Bank the Final Closing Statement, based on the Final Closing Tape and the Final Consumable Inventory Schedule, each provided by Sellers, and other mutually acceptable documentation substantiating the changes to the Preliminary Closing Tape and the Preliminary Closing Statement. The Final Closing Statement shall be based upon the information contained in the Final Closing Tape, the

Final Consumable Inventory Schedule and such other mutually acceptable documentation or information as the Parties deem necessary or appropriate. Household Bank shall review such Final Closing Statement within 30 Business Days after receipt and shall promptly notify Sellers of any disagreement Household Bank may have with the Final Closing Statement, which notice shall specifically identify each item in the Final Closing Statement to which Household Bank objects and the reasons for each such objection. Household Bank and Sellers shall confer in good faith until they are in agreement on the Final Closing Statement.

     (b) In the event the Parties are unable to reach agreement on the Final Closing Statement within five Business Days of the date Household Bank notifies Seller of any such disagreement, with respect to the payment amounts that are the subject of dispute, the Parties shall jointly hire a nationally recognized firm of independent certified public accountants (the "Accounting Firm") to resolve any disagreements with respect to the Final Closing Statement, and shall jointly pay the costs of such resolution. In the event that the Parties cannot agree on the firm to be selected, the Accounting Firm shall be Deloitte and Touche. Household Bank and Sellers shall use their commercially reasonable best efforts to cause the work of the Accounting Firm to be completed and the report thereof to be furnished to Household Bank and Sellers within 30 Business Days following appointment of the Accounting Firm. The report of the Accounting Firm shall be final and binding upon Household Bank and Sellers.

     (c) If, after resolution of all disputed items pursuant to the procedures contained in this Section 3.4, the Final Closing Statement establishes an increase in the Purchase Price for the Credit Card Assets over the Closing Purchase Price calculated in the Preliminary Closing Statement, Household Bank shall deliver to or at the direction of Sellers the amount of such increase to the Company within two Business Days of both Parties' approval of the Final Closing Statement. If the Final Closing Statement establishes a decrease in the Purchase Price from the Closing Purchase Price calculated in the Preliminary Closing Statement, Sellers shall deliver to or at the direction of Household Bank the amount of such decrease within two Business Days of both Parties' approval of the Final Closing Statement. Any payment made pursuant to this subsection (c) shall include interest calculated for each day from, and including, the Closing Date to, but not including, the date such payment is made at the Federal Funds Interest Rate.

     (d) If each Party owes sums to the other under this Section 3.4, such amounts owed may be netted against each other.

     Section 3.5 Transactional Allocation for U.S. Federal Income Tax Purposes. Sellers and Household Bank agree that the Purchase Price and the amount of the Assumed Liabilities shall be allocated for U.S. federal income tax purposes among the Credit Card Assets in accordance with Section 1060 of the Code and the regulations promulgated thereunder as set forth in Schedule 3.5, which schedule requires that the fair market value of the Account Receivables, Securitization Receivables and NBGL Receivables be determined by an Independent Appraiser in accordance with Section 8.6. Household Bank and Sellers shall file all appropriate tax returns and other required tax related schedules and documents in accordance with Schedule 3.5 and will not adopt or otherwise assert tax positions inconsistent therewith. Notwithstanding the foregoing, in the event the Internal Revenue Service challenges any position taken by any Party, such Party may settle or litigate such challenge without the consent of, or liability to, the other Parties. Without limiting the generality of the foregoing, Household Bank shall deliver to Sellers completed Forms 8594 (or any equivalent forms) in draft form and based on
Schedule 3.5 prior to May 1, 2003 for Seller's review and approval. Sellers shall review and approve, or provide Household Bank with their reasons for not approving the draft Forms 8594, within 30 days of their receipt of such draft forms from Household Bank. Household Bank and Sellers each agree to file the agreed versions of Form 8594 with their respective tax returns for the year in which the Closing occurs.

     Section 3.6 Delivery of Books and Records and Account Documents.

     (a) Except (i) as otherwise provided in the Servicing Agreement, (ii) as necessary to service the Accounts in accordance with the Servicing Agreement and to realize the benefits of their rights under the Program Agreement and (iii) with respect to the NBGL Retained Accounts, Sellers shall use their best efforts to deliver all Books and Records and Account Documents requested by Household Bank to Household Bank on the Closing Date or as soon as practicable thereafter, but in any event, Sellers shall deliver the Books and Records and Account Documents (other than as expressly provided in the definition thereof) requested by Household Bank to Household Bank no later than 7 Business Days after the Closing Date; provided, however, that Sellers may retain copies of any or all Account Documents delivered to Household Bank.

     (b) Subject to Section 6.6, the Company shall provide to Household Bank, upon reasonable advance notice, such historical aggregate data with respect to the number and distribution of Accounts, and the distribution and performance of Account Receivables, that are customarily supplied to rating agencies, underwriters or credit enhancers in connection with securitization transactions generally.

     Section 3.7 Transfer of Absolute Title; Filing of Financing Statements.

     (a) The Parties hereto intend that the transactions specified herein shall be treated as a purchase and sale of Accounts, Account Receivables, NBGL Receivables and the other Credit Card Assets to be conveyed hereby for all purposes. Upon Household Bank's purchase of such assets pursuant to this Agreement, all of Sellers' right, title and interest therein shall be transferred to Household Bank as provided in Section 2.1.

     (b) Household Bank shall prepare for execution by Sellers on or prior to Closing such financing statements (the "Financing Statements") as Household Bank reasonably determines are necessary or appropriate to fully preserve, maintain and protect the interest of the Household Bank in the Credit Card Assets and in the proceeds thereof. The Financing Statements shall be in a form acceptable to both Household Bank and Sellers. Following filing of the Financing Statements in such jurisdictions as Household Bank may reasonably determine are necessary or appropriate to fully preserve, maintain and protect the interest of the Household Bank in the Credit Card Assets, Household Bank shall provide Sellers with file-stamped copies of, or filing receipts for, such Financing Statements as soon as available following such filing.

     Section 3.8 Post-Closing Payments on Account Receivables.

     (a) Sellers shall be entitled to retain all payments on Account Receivables and NBGL Receivables properly posted to the Accounts or NBGL Retained Accounts (as applicable) by

Sellers prior to the Cut-Off Time to the extent that the Outstanding Book Balance used in calculating the Purchase Price was reduced thereby.

     (b) Subject to the Program Agreement, Household Bank shall be entitled to retain all payments on Accounts posted to Accounts on or after the Cut-Off Time. As specified in the Servicing Agreement and the Program Agreement, if Sellers receive any such payments after the Cut-Off Time, Sellers or any Person acting on behalf of Sellers shall promptly transmit such payments to Household Bank by mutually agreeable means (or, if applicable, the means provided in the Program Agreement), in the case of the Account Receivables, or to the party designated to receive such payments pursuant to the Securitization Contracts, in the case of the Securitization Receivables.

     (c) The Parties agree that adjustments to the Accounts purchased hereunder, including debits for returned goods and services, customer service adjustments, and redebits for returned checks, that occur after the Cut-Off Time even if the original transactions occurred prior to the Cut-Off Time shall be governed by the Program Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 Representations and Warranties of the Company Respecting the Credit Card Business. The Company makes the following representations and warranties to Household Bank, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Household Bank.

     (a) Organization. Each of the Company and SCC is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. NBGL is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States. Each Seller is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations required any Transaction Document to which it is a party, except where the failure to be so qualified would not have a Seller Material Adverse Effect. The Company directly or indirectly owns beneficially and of record 100% of the outstanding capital stock of NBGL and SCC.

     (b) Authorization of Transaction; Validity. Each Seller has full corporate power and authority to execute and deliver each Transaction Document to which it is a party, and to perform its obligations thereunder. Each Transaction Document to be executed and delivered by each Seller has been duly authorized by all necessary corporate and stockholder action and has been (or will be at the Closing) duly executed and delivered by such Seller and is (or will be at the Closing) the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

     (c) Noncontravention. Except as set forth on Schedule 4.1(c), neither the execution and the delivery of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above) or thereby, will
(i) result in a breach of or violate the charter or bylaws or equivalent governing instruments of any Seller, (ii) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling or other restriction of any government, governmental agency or court to which any of Sellers or any of its assets is subject, or (iii) conflict with, result in a breach of, constitute a default under or result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel any agreement, contract, lease, license, instrument or other arrangement to which any of Sellers is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of the Credit Card Assets), except for violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations, failures to give notice, consents or Liens that would not result in a Seller Material Adverse Effect.

     (d) Consents. None of Sellers is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party (including any rating agency or Securitization Certificateholder) in order for the Parties to consummate the transactions contemplated by this Agreement, except as set forth on Schedule 4.1(d).

     (e) Title to Assets. Each Seller owns the Credit Card Assets (other than the Accounts, NBGL Receivables and Account Receivables which are provided for in
Section 4.3(a)) which it is conveying hereunder, free and clear of all Liens other than Permitted Liens.

     (f) Legal Compliance. Each of Sellers has complied in all material respects with all Requirements of Law in the conduct of the Credit Card Business, and except as set forth in Schedule 4.1(f), no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending against any of them alleging any failure so to comply. Each Seller has had at all times all Authorizations required to conduct the Credit Card Business as conducted by it and has conducted the Credit Card Business and has owned and operated each of the Credit Card Assets owned by it at all times in compliance in all material respects with all such Authorizations.

     (g) Contracts. With respect to each Securitization Contract (i) such contract is legal, valid, binding, and enforceable in accordance with its terms, and in full force and effect, (ii) no Seller is in material breach or default, no other party is in material breach or default and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under such contract and (iii) no party has repudiated any material provision of such contract. Sellers have provided true and complete copies of all Securitization Contracts to Household Bank.

     (h) Litigation. Except as set forth on Schedule 4.1(h), there are no actions, suits, claims, hearings, investigations or proceedings pending or, to Sellers' knowledge, threatened against any Seller relating to or affecting the Credit Card Assets, the Assumed Liabilities or the Credit Card Business that if decided against any Seller would have a Seller Material Adverse

Effect or that would materially impair the ability of the Parties to consummate this Agreement or any agreements contemplated hereby.

     (i) Conduct of the Business. Since February 2, 2002, Sellers have conducted the Credit Card Business in the ordinary course consistent with past practice. Since February 2, 2002, no Seller has in connection with the Credit Card Business suffered a Seller Material Adverse Effect.

     (j) Brokers. With the exception of Salomon Smith Barney, Inc., which was retained by the Company and shall be paid any fee or commission due it by the Company, Sellers have not, directly or indirectly, employed any broker, finder, financial advisor, or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a broker, finders' or other fee or commission upon the execution of this Agreement or consummation of the transactions contemplated hereby.

     (k) Accuracy of Information. To the Company's knowledge, all written materials containing current or historical information (excluding projections or forward-looking information) provided to Household Bank in connection with the negotiation of this Agreement are accurate in all material respects.

     (l) NBGL's Regulatory Status. Except as disclosed on Schedule 4.1(f):

          (i) to the Company's knowledge, there is no regulatory or other reason pertaining to it or any of its Affiliates why the OCC would not approve the transactions contemplated by the Transaction Documents without imposing undue delay or conditions that would have a material adverse effect on Household Bank or the continued operation of its business or the ability of Household Bank to perform any obligations it may have under the Transaction Documents or why their regulatory status should impair NBGL's ability to perform its obligations under the Transaction Documents or have a Seller Material Adverse Effect; and

          (ii) there have been no communications from the OCC or any other regulatory agency or government representative concerning investigations or allegations of noncompliance with Requirements of Law in any jurisdiction, or deficiencies in financial reporting practices or other matters, including capital requirements and the level of such capital, that could have a Seller Material Adverse Effect.

     Section 4.2 Representations and Warranties of Household Bank. Household Bank makes the following representations and warranties to Sellers, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Sellers.

     (a) Organization of Household Entities. Each of HFC and HRSI Funding is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Household Bank is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States. Each Household Entity is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations required hereunder or under any other Transaction Document to which it is a party, except where the failure to be so qualified would not result in a Household Material Adverse Effect. Household International directly or indirectly owns beneficially and of record 100% of the outstanding capital stock of each Household Entity, except for preferred shares in HRSI Funding and director's qualifying shares in Household Bank.

     (b) Authorization of Transaction. Each Household Entity has full corporate power and authority to execute and deliver each Transaction Document to which it is a party, and to perform its obligations thereunder. Each Transaction Document to be executed and delivered by each Household Entity has been duly authorized by all necessary corporate and stockholder action and has been (or will be at the Closing) duly executed and delivered by such Household Entity and is (or upon execution and delivery will be) the valid and binding obligation of such Household Entity, enforceable against such Household Entity in accordance with its terms.

     (c) Noncontravention; Consents. Except as set forth on Schedule 4.2(c), neither (x) the execution and the delivery of this Agreement or any other Transaction Document, nor (y) the consummation of the transactions contemplated hereby or thereby, nor (z) the operation of the Program as contemplated by the Program Agreement (including the Operating Committee's exercise of control over the Program as contemplated thereby), will (i) result in a breach or violate the charter or bylaws or equivalent governing instruments of any Household Entity,
(ii) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any government, governmental agency or court to which any Household Entity or any of its assets is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which any Household Entity is a party or by which it is bound or to which any of its assets is subject (or result in a Lien upon any of its assets), except (in the case of (x) and (y)
only) for such violations, conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations, failures to give notice, consents or Liens that would not result in a Household Material Adverse Effect. None of the Household Entities is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order for the Household Entities and Sellers to consummate the transactions contemplated by this Agreement and operate the Program as contemplated by the Program Agreement (including the Operating Committee's exercise of control over the Program as contemplated thereby), except as set forth on Schedule 4.2(c).

     (d) Litigation. There are no actions, suits, claims, proceedings, or governmental investigations or inquiries pending or, to Household Bank's knowledge, threatened against the any Household Entity seeking to prevent or that, if successful, would prevent the consummation of the transactions contemplated by this Agreement or any agreements contemplated hereby.

     (e) Brokers. With the exception of First Annapolis, which was retained by Household Bank and shall be paid any fee or commission due it by Household Bank, the Household Entities have not, directly or indirectly, employed any broker, finder, financial advisor, or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a broker, finders' or other fee or commission upon the execution of this Agreement or consummation of the transactions contemplated hereby.

     (f) Eligible Servicer. HFC is an Eligible Servicer (as that term is defined in the Master Trust Agreement).

     (g) Accuracy of Information. To Household Bank's knowledge, all written materials and other information provided to Sellers in writing in connection with the negotiation of this transaction are accurate in all material respects.

     (h) Household Bank's Regulatory Status. Except as disclosed on Schedule 4.2(c):

          (i) to Household Bank's knowledge, there is no regulatory or other reason pertaining to it or any of its Affiliates why the OCC would not approve the transactions contemplated by the Transaction Documents without imposing undue delay or conditions that would have a material adverse effect on NBGL or the continued operation of its business or the ability of NBGL to perform any obligations it may have under the Transaction Documents or why their regulatory status should impair Household Bank's ability to perform its obligations under the Transaction Documents or have a Household Material Adverse Effect; and

          (ii) there have been no communications from the OCC or any other regulatory agency or government representative concerning investigations or allegations of noncompliance with Requirements of Law in any jurisdiction, or deficiencies in financial reporting practices or other matters, including capital requirements and the level of such capital, that could have a Household Material Adverse Effect.

     Section 4.3 Representations and Warranties of the Company Regarding the Account Assets. The Company makes the following representations and warranties to Household Bank, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Household Bank.

     (a) Title to Accounts. Sellers collectively are the sole owners of the Account Assets, free and clear of all Liens other than Permitted Liens. No Account or NBGL Retained Account is currently pledged by NBGL or the Company or is subject to any Liens other than Permitted Liens. NBGL has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Account to Household Bank pursuant to this Agreement except as provided in the Securitization Contracts. Each Seller is the sole owner of its NBGL Receivables or Account Receivables, free and clear of all Liens other than Permitted Liens. No Account Receivable or NBGL Receivable is currently pledged by any Seller or is subject to any Liens other than Permitted Liens. Each Seller has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Account Receivables and NBGL Receivables to Household Bank pursuant to this Agreement except as provided in the Securitization Contracts.

     (b) Accuracy of Preliminary Closing Tape and Final Closing Tape. Each Account, NBGL Retained Account, NBGL Receivable and each Account Receivable is in all material respects as described in the Preliminary Closing Tape and the Final Closing Tape, and when delivered by Sellers to Household Bank, the information contained in the Preliminary Closing Tape and the Final Closing Tape shall be correct in all material respects as of the Preliminary Cut-Off Time, in the case of the Preliminary Closing Tape, and as of the Cut-Off Time, in the case of the Final Closing Tape.

     (c) Credit Card Business. The Credit Card Business is operated as a part of the business of the Company and its Affiliates and under the control of the Company and its Affiliates. While Sellers rely on independent contractors to provide certain services and operations related to the Credit Card Business, all aspects of the Credit Card Business are ultimately managed solely by the Company and its Affiliates.

     (d) Compliance with Laws.

          (i) Each NBGL Receivable, Account Receivable and Securitization Receivable is the legal, valid and binding obligation of the Cardholder, and each NBGL Receivable, Account Receivable and Securitization Receivable is enforceable and legally collectible in accordance with its terms and applicable law, subject to no defense, offset or counterclaim except as set forth on Schedule 4.3(d)(i).

          (ii) All Accounts and NBGL Retained Accounts are with individuals and no Account or NBGL Retained Account has been entered into with any corporation, partnership, association or other entity.

     (e) Accounts. All Accounts and NBGL Retained Accounts have been originated or acquired by assignment by NBGL in the ordinary course of its business except as set forth on Schedule 4.3(e).

     (f) Cardholder Agreements. Each Cardholder Agreement (including for the purposes of this subsection (f), the Cardholder Agreements with respect to the NBGL Retained Accounts) is the legal, valid, and binding obligation of the Cardholder, is enforceable in accordance with its terms except as set forth on
Schedule 4.3(f) or as may result from a Change in Law, and is in compliance with applicable law in all material respects. Sellers have heretofore made available to Household Bank copies of the forms of Cardholder Agreements and credit card applications in their possession. The terms of such Cardholder Agreements have not been subsequently impaired, waived, altered, amended or modified in any material respect, except consistent with the Credit Card Guidelines (as defined in the Master Trust Agreement). As of the Closing Date, all such Cardholder Agreements are freely assignable and do not require the approval or consent of any Cardholder or any other Person to effectuate the valid assignment of the Cardholder Agreements relating to the Accounts in favor of Household Bank except as provided in the Securitization Contracts. Each Seller is in compliance in all material respects with all the terms and conditions in each Cardholder Agreement and has performed all of its duties thereunder in all material respects; and no default, breach or other event by Sellers, which with the passage of time or the giving of notice, or both, would constitute a default or breach by Sellers thereunder exists or, to Sellers' knowledge, is threatened.

     (g) Absence of Defaults. To Sellers' knowledge, except for payment defaults there is no default, breach, violation, or event of acceleration existing under any Account or NBGL Retained Account and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration that would materially and adversely affect Household Bank's ability to collect any of the Accounts. Except for payment defaults, none of Sellers has waived any default, breach, violation or event of acceleration with respect to the Accounts or NBGL Retained Accounts that would materially and adversely affect Household Bank's ability to collect any of such Accounts or NBGL Receivables except in accordance with policies in effect prior to the Closing Date used in waiving defaults under Accounts.

     (h) Financial Reporting and Credit Card Account Servicing. Except for the application of regulatory accounting principles identified in Schedule 4.3(h), all Accounts have been properly accounted for in all material respects in accordance with GAAP and all payments or monies received by each Seller with respect to the payment of any such Accounts have been properly applied. Each Account and NBGL Retained Account has been serviced by Sellers in all material respects in accordance with the applicable Cardholder Agreement and Requirements of Law except as reflected on Schedule 4.3(d)(i).

     (i) Charge-Offs. During the year prior to the Cut-Off Time, Accounts and NBGL Retained Accounts were charged off by Seller in accordance with the Charge-Off Practices.

     (j) Absence of Foreclosure, Bankruptcy, and Other Proceedings. Except as disclosed on the Preliminary Closing Tape, Sellers had not been notified in writing as of the Preliminary Cut-Off Time that any of the Cardholders (including, for the purposes of this subsection (j), the Cardholders on the NBGL Retained Accounts) are currently subject to proceedings under the federal bankruptcy law or any other state or federal law for the relief of debts or otherwise been subject to bankruptcy or foreclosure proceedings other than such notices not yet reflected by Sellers in their books and records in the ordinary course of business and consistent with past practices as of the Preliminary Cut-Off Time. After the Preliminary Cut-Off Time, Sellers shall continue to reflect all such notices received prior to the Cut-Off Time in their books and records in the ordinary course of business consistent with past practices. All such notices that remain in the possession of Sellers after the Cut-Off Time that are not reflected in Sellers' books and records as of the Cut-Off Time will be delivered to Household Bank within 10 Business Days after the Closing Date.

     Section 4.4 Representations and Warranties of the Company Regarding the Securitization Trust. The Company makes the following representations and warranties to Household Bank, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and shall be unaffected by any investigation heretofore or hereafter made by Household Bank.

     (a) The Master Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Securitization Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

     (b) There have not been any early amortization events, amortization events, defaults or other event, that with either notice or the passage of time would constitute an event of default or events of default under the Master Trust Agreement.

     (c) SCC is the sole owner of the Securitization Retained Interests. The Securitization Trust is not, and will not be as a result of the transfer of the Securitization Assets and Securitization Liabilities, an association taxable as a corporation for federal income tax purposes.

     (d) The Registration Statements, as of their respective effective dates, were declared effective under the Securities Act and no stop order suspending the effectiveness of such Registration Statements had been issued as of such dates. The Registration Statements, as of their respective effective dates, conformed in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder. As of their respective dates, each Prospectus conformed in all material respects to the requirements of the Securities Act and such rules and regulations. Neither the Registration Statements, as of their respective effective dates, nor the Prospectuses, as of their respective dates, or any amendments or supplements to the foregoing, as of their respective dates, contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (e) There are no pending or, to the knowledge of Sellers, threatened proceedings, lawsuits, or administrative actions alleging violations of the Securities Act or the Securities Exchange Act of 1934 relating to any of the Registration Statements or Prospectuses or to any Securitization Retained Interests or other certificates issued under the Master Trust Agreement.

     (f) Assuming the accuracy of HRSI Funding's representation in Section 5(b)(iii) of the Transfer and Assumption Agreement, the execution and delivery of the Transfer and Assumption Agreement, in accordance with this Agreement, and the transfer and assignment of the Securitization Retained Interests to HRSI Funding, in accordance with the Transfer and Assumption Agreement, will transfer to and vest in HRSI Funding good and valid title in and to the Securitization Retained Interests.

     (g) The Master Trust Certificates issued to the Securitization Certificateholders are properly characterized as indebtedness for federal income tax purposes.

     (h) The listing of Securitization Contracts set forth in Schedule 4.4 is a true, accurate and complete list of the contracts to which any of the Sellers is a party as of the Closing Date relating to the Securitization Trust.

     (i) The transfer of the Securitization Assets and the Securitization Liabilities pursuant to the Transfer and Assumption Agreement does not violate federal or state securities laws and is not a transaction required to be registered under the Securities Act.

     (j) No interests in the Securitization Trust have been issued since March 31, 2002.

     Section 4.5 Survival of Representations and Warranties. The representations and warranties of the respective Parties set forth in Article IV of this Agreement shall survive the Closing until the date which is three years after the Closing Date and shall then expire.

Notwithstanding the foregoing, (a) the representations and warranties in Section 4.1(f), Section 4.3(d), Section 4.4(c) and Section 4.4(g) shall survive the Closing and remain in effect until the expiration of the applicable statute of limitations and (b) the representations and warranties in Section 4.4(d) shall survive the Closing and remain in effect until the close of business on August 1, 2007. Claims for breach of any such representations or warranties may be asserted after expiration of the period specified above, and such claims shall not be subject to any defense based on nonsurvival of such representation and warranty, if, but only if, written notice shall have been given with respect thereto on or before expiration of the period specified above in accordance with the terms of Section 7.2 hereof.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

     Section 5.1 Conditions to Obligations of Household Bank. The obligations of Household Bank to purchase the Credit Card Assets are subject to the following conditions precedent, one or more of which may be waived by Household Bank in its sole discretion:

     (a) Closing Documents. Each of Sellers shall have executed and delivered each of the Transaction Documents to which it is party and each such agreement shall be in full force and effect.

     (b) Corporate Documents of Seller. Each Seller shall have delivered to Household Bank certificates of the Secretary or Assistant Secretary of such Seller setting forth resolutions (and, in the case of NBGL, minutes reflecting such resolutions) of such Seller's board of directors (and, if required, its shareholder(s)) with respect to the approval of each of the Transaction Documents to which it is a party and the transactions contemplated thereunder, and the authorization of officers of such Seller to sign such Transaction Documents.

     (c) No Pending Litigation. There shall not be pending or threatened any suit, action, injunction, investigation, inquiry or other proceeding against any Seller or any Household Entity before any court or government agency, which has resulted or will likely result in an order staying or judgment restraining or prohibiting the transactions contemplated by the Transaction Documents.

     (d) Covenants; Representations and Warranties. Each Seller shall have performed in all material respects, and be in compliance in all material respects with, all of its agreements and covenants under this Agreement. Each of the representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects (provided that the foregoing materiality standard shall not be deemed to compound the materiality standard applicable to any representation or warranty that is itself qualified or limited by materiality) on and as of the Closing Date as if made on such date. Each Seller shall have delivered to Household Bank a certificate signed on such Seller's behalf by an appropriate officer dated as of the Closing Date to the foregoing effect.

     (e) Financing Statements. At or before the Closing Date, Sellers shall have executed and delivered to Household Bank the Financing Statements.

     (f) Consents.

          (i) All required consents, licenses, approvals or authorizations or exemptions by notice or report to, or registrations, filings or declarations with, any governmental authority, in connection with the execution or delivery by each Party, and the validity or enforceability, of the Transaction Documents and the consummation of the transactions contemplated thereby, or the performance by each Party of its obligations thereunder shall have been obtained at or prior to the Closing Date; and

          (ii) Sellers shall have obtained and shall have delivered to Household Bank all requisite consents (including any required consents of any of Sellers) to the assignment of the Securitization Retained Interests, the assignment of the Securitization Contracts and any amendments of the Securitization Contracts necessary to permit HFC and HRSI Funding to succeed to the rights and obligations of SCC under the Securitization Contracts.

     (g) Opinion. Household Bank shall have received (i) from Charles J. Hansen, Senior Vice President and Deputy General Counsel of the Company and Senior Vice President and Compliance Officer of NBGL, an opinion, dated as of the Closing Date, substantially in the form of Exhibit 5.1(g), (ii) a reliance letter from Alston & Bird LLP entitling Household Bank to rely on the opinion(s) delivered by such firm to the Trustee of the Securitization Trust in connection with the transfer and assignment of the Securitization Retained Interests and the Securitization Contracts under the Transfer and Assumption Agreement and (iii) an opinion of Alston & Bird LLP that, as of the Closing Date, the transfer of the Securitization Assets by SCC is valid and enforceable and in compliance with federal securities laws.

     (h) No Seller Material Adverse Effect. Since the date of this Agreement, no Seller Material Adverse Effect shall have occurred.

     (i) Rating Agency Approval. Sellers shall have delivered to the Household Bank written confirmation from each nationally recognized statistical rating agency the confirmation of which is required as a "Rating Agency Condition" under any of the Securitization Contracts that the assignment of the Securitization Assets will not result in the reduction, qualification or withdrawal of any of credit ratings assigned by such agency to the Master Trust Certificates and such other approvals as may be required under the Securitization Contracts.

     (j) Execution of the Program Agreement by Saks Owners. Each Saks Owner (as defined in the Program Agreement) shall have executed and delivered the Program Agreement.

     Section 5.2 Conditions to Obligations of Sellers. The obligations of Sellers to sell the Credit Card Assets are subject to the following conditions precedent, one or more of which may be waived by Sellers in Sellers' sole discretion:

     (a) Closing Documents. Each Household Entity shall have executed and delivered each of the Transaction Documents to which it is party and each such agreement shall be in full force and effect.

     (b) Corporate Documents of Household Entities. Each Household Entity shall have delivered to Sellers certificates of the Secretary or Assistant Secretary of such Household Entity setting forth resolutions (and, in the case of Household Bank, minutes reflecting such resolutions) of such Household Entity's board of directors (and, if required, its shareholder(s)) with respect to the approval of each of the Transaction Documents to which it is a party and transactions contemplated thereunder, and the authorization of officers of such Household Entity to sign such Transaction Documents.

     (c) Closing Purchase Price. The Closing Purchase Price and any other amounts payable by Household Bank referred to in Section 3.3(a) shall have been delivered to Sellers pursuant to Sellers' instructions by wire transfer of immediately available funds.

     (d) No Pending Litigation. There shall not be pending or threatened any suit, action, injunction, investigation, inquiry or other proceeding against any Seller or any Household Entity before any court or government agency, which has resulted or will likely result in any order staying or judgment restraining or prohibiting the transactions contemplated by the Transaction Documents.

     (e) Covenants; Representations and Warranties. Household Bank shall have performed in all material respects, and be in compliance in all material respects, with all of its agreements and covenants under this Agreement. The representations and warranties of the Household Entities contained in the Transaction Documents shall be true and correct in all material respects (provided that the foregoing materiality standard shall not be deemed to compound the materiality standard applicable to any representation or warranty that is itself qualified or limited by materiality) on and as of the Closing Date as if made on such date. Each Household Entity shall have delivered to Sellers a certificate signed on its behalf by an appropriate officer dated as of the Closing Date to the foregoing effect with respect to such Household Entity.

     (f) Consents. All required consents, licenses, approvals or authorizations or exemptions by notice or report to, or registrations, filings or declarations with, any governmental authority, in connection with the execution or delivery by each Party, and the validity or enforceability, of the Transaction Documents and the consummation of the transactions contemplated thereby, or the performance by each Party of its obligations thereunder shall have been obtained at or prior to the Closing Date.

     (g) Opinion. Sellers shall have received from Susan Jewell, the General Counsel for the Retail Services Division of Household International, an opinion or opinions, dated as of the Closing Date, substantially in the form of Exhibit 5.2(h).

     (h) No Household Material Adverse Effect. Since the date of this Agreement, no Household Material Adverse Effect shall have occurred.

     (i) Rating Agency Approval. Sellers shall have received written confirmation from each nationally recognized statistical rating agency the consent of which is required under any of the Securitization Contracts that the assignment of the Securitization Assets will not result in the reduction, qualification or withdrawal of any of credit ratings assigned by such agency to the Master Trust Certificates.

     (j) No Threat to NBGL's Business. None of the OCC, the FDIC, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Chicago shall have taken any action or omitted to take any action, or in the Company's reasonable judgment threatened to take any action or omit to take any action, that in the Company's reasonable judgment

          (i) could be expected to have the effect of terminating NBGL's charter or its FDIC deposit insurance or canceling, reacquiring, or divesting any shares of Federal Reserve Bank of Chicago capital stock owned by NBGL or otherwise requiring or causing NBGL to terminate any material portion of its credit card banking business or

          (ii) would require the Company or any Affiliate of the Company to enter into any capital maintenance agreement or similar "keep well" agreement with respect to NBGL, require NBGL to maintain any level of capital or capital ratio that would be higher than the level of capital and corresponding capital ratios that NBGL was required to maintain as of the date of this Agreement, or require NBGL to establish or maintain any reserve that NBGL would not be required to maintain in the absence of the transactions contemplated by the Transaction Documents, in any such case that, in the reasonable judgment of the Company, results in or is reasonably likely to result in a material liability for the Company or any Affiliate of the Company or a material adverse effect on NBGL's financial condition, results of operations or ability to continue to conduct business as a credit card bank following the Closing.

     (k) Execution of the Program Agreement by Household Owners. Each Household Owner (as defined in the Program Agreement) shall have executed and delivered the Program Agreement.

     Section 5.3 Best Efforts. (a) Each Party agrees to use its respective commercially reasonable best efforts and proceed diligently to obtain at or prior to the Closing Date any consents, licenses, approvals or authorizations or exemptions in connection with the execution or delivery by such Party, and the validity or enforceability, of the Transaction Documents, and to otherwise satisfy each of the conditions set forth above that is applicable to it or any of its Affiliates. Each Party shall promptly notify the others if any such consent, license, approval or authorization or exemption is declined, denied or delayed. Each Party hereby agrees to promptly inform each of the other Parties hereto of any circumstances that create or give rise to a reasonable likelihood that any such consent, license, approval or authorization or exemption will not be obtained at or prior to the time the same must be obtained in order to permit the transactions contemplated herein to be consummated on the Closing Date.

     (b) Household Bank agrees to, and to cause HFC and HRSI Funding to, reasonably cooperate with Sellers in obtaining (i) written confirmation from each nationally recognized statistical rating agency the confirmation of which is required as a "Rating Agency Condition" under any of the Securitization Contracts and the assumption of the Securitization Liabilities that the assignment of the Securitization Assets will not result in the reduction, qualification or withdrawal of any of credit ratings assigned by such agency to the Master Trust Certificates, (ii) any amendments to the Securitization Contracts necessary for the consummation of the transactions contemplated by the Transaction Documents and (iii) such other approvals as may be required under the Securitization Contracts with respect to the consummation of the transactions contemplated by the Transaction Documents.

                                   ARTICLE VI

                       ADDITIONAL AGREEMENTS AND COVENANTS

     Section 6.1 Account Documents. With respect to all Account Documents, and notwithstanding the purchase of such Account Documents by Household Bank as of the Closing Date, any Account Documents retained by Sellers post-Closing shall be held as bailee for the sole benefit of Household Bank, pursuant to the Servicing Agreement.

     Section 6.2 Cardholder Notices. Sellers shall cooperate in good faith with Household Bank to prepare and print a notice (and an accompanying Billing Statement message in a form to be provided by Household Bank reasonably acceptable to Sellers) notifying Cardholders of the purchase of the Credit Card Assets by Household Bank and any changes in Account terms, such notice to be mailed to Cardholders as soon as practicable after the Closing Date. Sellers shall cooperate with Household Bank prior to and after the Closing as necessary to allow Household Bank to mail the foregoing notice to Cardholders prior to 60 days after the Closing Date. Household Bank shall bear the expenses of such notices, including costs of mailing; provided, however, that no costs shall be assessed against Household Bank in the event any such notices are provided in the form of a Billing Statement message. Sellers shall also include such other Billing Statement messages in the mailings described above as shall be mutually agreed by the Parties.

     Section 6.3 Credit Bureau Reporting. Promptly following the Closing Date, Sellers shall notify Equifax, Experian and TransUnion to change on their respective systems the designation on all Accounts to reflect that the Accounts and Account Receivables have been transferred to Household Bank.

     Section 6.4 No Sale of Assets. Without the prior written consent of Household Bank, Sellers shall not sell, lease, assign, transfer, encumber or permit the encumbrance of, or otherwise dispose of, any of the Credit Card Assets except pursuant to this Agreement or the Securitization Contracts and except for the use of the Consumable Inventory.

     Section 6.5 Public Announcements. Sellers and Household Bank shall consult with each other before they or any of their respective Affiliates, officers, directors, employees or agents issue any press releases or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, and neither of them nor any such Affiliate or Person shall issue any such press release or make any public statement prior to receiving express written approval of the other Party except, in each case, as may be required by, or to comply with, applicable law or regulation or by governmental authorities of competent jurisdiction. Notwithstanding the foregoing, after the execution of this Agreement and the public announcement thereof in accordance with this Section 6.5, each Party shall have the right to (a) respond to specific, confidential inquiries from investors and analysts, disclose that Household Bank has agreed to purchase the Credit Card Assets from Sellers, but that the details concerning the transaction (including the Purchase Price) are Confidential Information, and (b) exercise all of its rights under
Section 12.16 of the Program Agreement.

     Section 6.6 Confidentiality.

     (a) Household Bank and Sellers shall not disclose, and shall cause their respective Affiliates not to disclose, any confidential or proprietary information (the "Confidential Information") of the other Party with respect to such other Party, the Credit Card Assets, Cardholder Information or this Agreement that may be in the possession of that Party or such Affiliates to any Person who is not a director, officer, employee or agent (including attorneys and accountants) of such Party with a need to know the Confidential Information except (i) with the prior written consent of such other Party, (ii) pursuant to a subpoena, summons order or other judicial or governmental process issued by a court or regulatory or legislative body of competent jurisdiction, or in connection with any regulatory report, audit, inquiry or other request for information from such a body or (iii) in the case of historical performance data relating to Accounts and Accounts Receivable and in connection with a securitization that funds the purchase or carrying of Account Receivables, to any rating agency, underwriter or credit enhancement provider provided that it is advised of the confidential nature of such information.

     (b) In the event that either Party receives a request of the type described in clause (ii) of Section 6.6(a) to disclose any Confidential Information, such Party shall (i) notify the other Party thereof promptly after receipt of such request, (ii) consult with the other Party on the advisability of taking steps to resist or vary such request, and (iii) if disclosure is required or deemed advisable, cooperate with the other Party in any attempt that it may make to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information. Any expenses incurred hereunder shall be the responsibility of the Party seeking such an order.

     (c) Information will not be deemed Confidential Information if (i) it is already in the possession of a Party or its Affiliates (other than in connection with the structuring, negotiation and execution of this Agreement and the other Transaction Documents and the transactions contemplated herein and therein) and is not otherwise subject to an agreement as to confidentiality or (ii) it becomes generally available in the public domain other than as a result of an unauthorized disclosure by the other Party or its directors, officers, employees or agents in violation of this Section 6.6.

     (d) Household Bank agrees that neither it nor any of its Affiliates shall include in any marketing or offering material, including any registration statement, prospectus or private placement memorandum, relating to a securitization of Accounts Receivable, any reference to the Company, its Affiliates or their respective businesses or to any historical performance or other data relating to the Accounts Receivable and/or Accounts that specifically identifies such data as that of the Company or its Affiliates (as opposed to such data being commingled with other similar data from other merchants or retailers) unless the Chief Financial Officer, General Counsel or Deputy General Counsel of the Company shall have consented in writing thereto

(which consent shall not be unreasonably withheld) following receipt of, and an opportunity to review, the proposed disclosure language.

     Section 6.7 Bank Merger Act and Other Actions. As promptly as practicable after the date of execution hereof, subject to prior review by the Company and its counsel, Household Bank shall submit any requisite applications for approval prior to the Closing of, and notices with respect to, the transactions contemplated by the Transaction Documents, to the OCC pursuant to the Bank Merger Act and as otherwise may be required by law, regulation or agreement. Household Bank, with the reasonable cooperation of Sellers, shall use its reasonable best efforts to take or cause to be taken as promptly as practicable all such additional actions as may be necessary to obtain such prior approval. Except as provided in Schedule 6.7, Household Bank shall not take any action requiring notice to, or consent of, the OCC. Notwithstanding anything to the contrary in this Section 6.7, Household may file with the OCC any report that is required to be filed with the OCC periodically, including any report that is required to be filed pursuant to 12 U.S.C. (S) 161, as of the date hereof.

     Section 6.8 Conduct of Business of Sellers. Except as otherwise contemplated by the terms of this Agreement, from the date hereof until the Closing, Sellers will (a) except as disclosed on Schedule 6.8, conduct the Credit Card Business only in the ordinary course and with substantially the same practices, policies and procedures as heretofore utilized including Sellers' continuing to charge off Account Receivables, NBGL Receivables and Securitization Receivables in accordance with the Charge-Off Practices and, with respect to any Securitization Receivables, the terms of the Securitization Contracts; (b) conduct the Credit Card Business in accordance with all material Requirements of Law; and (c) perform in all material respects all of its obligations under the Securitization Contracts.

     Section 6.9 Termination of Financing Statements. If the Closing does not occur and Financing Statements have been filed against Sellers with respect to the transactions specified herein, Household Bank agrees to provide Sellers as soon as is reasonably practicable with duly executed Uniform Commercial Code termination statements relating to such Financing Statements.

     Section 6.10 Access. Between the date of this Agreement and the Closing Date, Sellers shall give or cause to be given to Household Bank and its representatives and agents, upon reasonable prior notice (not to be less than 72 hours), reasonable access to the premises of Sellers where the Credit Card Business is operated and related books and records in the possession of Sellers, in each case as may be necessary to allow Household Bank to examine the Credit Card Assets; provided, however, that such examination shall be conducted during normal business hours and in such manner as not to interfere with the business of Sellers.

     Section 6.11 Maintenance of Official Records. Household Bank and NBGL shall each continuously maintain as an official record each Transaction Document to which it is a party for as long as such Party has obligations under such Transaction Document. The respective obligations of Household Bank and NBGL under this Section 6.11 shall survive the termination of this Agreement until such Party has no other obligations under this Agreement or any other Transaction Document.

                                   ARTICLE VII

                                 INDEMNIFICATION

     Section 7.1 Indemnification.

     (a) Indemnification by Company. The Company agrees to indemnify and hold harmless Household Bank, its Affiliates and its respective officers, directors, employees and agents from and against and in respect of any Damages (in the case of clause (i), limited to Damages incurred as a result of Third-Party Claims against Household Bank) which shall result from, arise out of or relate to any of the following:

          (i) Sellers' operation of the Credit Card Business, their ownership of the Credit Card Assets and the operation of the Securitization Trust, in each case, prior to the Closing, whether such Damages are incurred prior to, on or after the Closing Date (other than the Assumed Liabilities) (it being the intent of the parties that Sellers shall have full responsibility for the Credit Card Business, the Credit Card Assets and the operation of the Securitization Trust prior to the Closing Date and all Liabilities arising therefrom);

          (ii) the breach of any of Sellers' representations or warranties contained in this Agreement or any agreement, certificate, document or other instrument delivered pursuant hereto (other than any other Transaction Document);

          (iii) the failure by Sellers timely to perform any of their covenants or agreements contained in this Agreement or any agreement, certificate, document or other instrument delivered pursuant hereto (other than any other Transaction Document);

          (iv) any of (a) the failure by the Company or any of its Affiliates or any of their respective agents, directors, officers or employees to comply with any federal, state or local law or regulation at any time prior to the Closing Date, (b) the failure by the Company or any of its Affiliates or any of their respective agents, directors, officers or employees to disclose Cardholder Agreement terms to the Cardholders at any time prior to the Closing Date, (c) any false or misleading advertising or other misrepresentation by Company or any of its Affiliates or any of their respective agents, directors, officers or employees prior to the Closing Date, and (d) any action, suit, proceeding or claim or other litigation, or any investigation by any Governmental Authority affecting the Account Assets or the Securitization Assets involving the Company or any of its Affiliates or any of their respective agents, directors, officers or employees arising out of any action or inaction with respect to the Account Assets or Securitization Assets prior to the Closing Date.

     (b) Indemnification by Household Bank. Household Bank agrees to indemnify and hold harmless Sellers, their Affiliates, and their respective officers, directors, employees and agents from and against and in respect of the Assumed Liabilities and all Damages (in the case of the following clause (i), limited to Damages incurred as a result of Third-Party Claims against Sellers) which shall result from, arise out of or relate to any of the following:

          (i) subject to the Servicing Agreement and the Program Agreement, Household Bank's operation of the Credit Card Business, any Household Entity's ownership of the Credit Card Assets, and the operation of the Securitization Trust, in each case on and after the Closing Date;

          (ii) the breach of any representations or warranties of Household Bank in this Agreement or in any agreement, certificate, document or other instrument delivered pursuant hereto (other than any other Transaction Document);

          (iii) the failure by Household Bank timely to perform any of its covenants or agreements contained in this Agreement or in any agreement, certificate, document or other instrument delivered pursuant hereto (other than any other Transaction Document); or

          (iv) any of (a) the failure by Household Bank or any of its Affiliates or any of their respective agents, directors, officers or employees to comply with any federal, state or local law or regulation at any time after the Closing Date, (b) the failure by Household Bank or any of its Affiliates or any of their respective agents, directors, officers or employees to disclose Cardholder Agreement terms to the Cardholders at any time after the Closing Date, (c) any false or misleading advertising or other misrepresentation by Household Bank or any of its Affiliates or any of their respective agents, directors, officers or employees after the Closing Date, and (d) any action, suit, proceeding or claim or other litigation, or any investigation by any Governmental Authority affecting the Account Assets or the Securitization Assets involving Household Bank or any of its Affiliates or any of their respective agents, directors, officers or employees arising out of any action or inaction with respect to the Account Assets or Securitization Assets after the Closing Date.

     Section 7.2 Procedure for Indemnification.

     (a) Within 10 Business Days after discovery or notice of a breach or receipt by a Party of a Third-Party Claim, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying Party under this
Article VII, deliver a claim notice to the indemnifying Party; but the failure to so notify the indemnifying Party shall not relieve the indemnifying Party of its indemnification obligations except to the extent that such failure materially prejudiced the ability of the indemnifying Party to defend the action or claim. If any Third-Party Claim is made against the indemnified party and the indemnified Party notifies the indemnifying Party of the commencement thereof, the indemnifying Party shall be entitled to participate therein and may elect to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party. The indemnified party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof at its own expense; provided such separate counsel may be retained at the expense of the indemnifying Party (i) if the retention of such counsel has been specifically authorized by the indemnifying Party, (ii) if in the reasonable opinion of the indemnified party its interests may differ from those of the indemnifying Party, (iii) if the indemnifying Party fails to take reasonable steps to diligently defend such claim, or (iv) if the indemnifying Party has not undertaken to fully indemnify the indemnified party in respect of all Damages relating to the matter.

     (b) Subject to the indemnifying Party's right to defend in good faith Third-Party Claims as provided in this Section 7.2, the indemnifying Party shall satisfy its obligations under this Article VII within 20 Business Days after receipt of a claim notice therefor.

     (c) The indemnifying Party shall not settle or compromise any Third-Party Claim unless (i) the indemnified party consents (which consent shall not be unreasonably withheld if such settlement or compromise includes no admission or concession of wrongdoing by the indemnified Party) or (ii) the indemnified party is given a full and complete release of any and all liability by all relevant parties relating to such Third-Party Claim.

     (d) In the event that the indemnifying Party reimburses the indemnified party for any Third-Party Claim, the indemnified party shall remit to the indemnifying Party any reimbursement, net of any and all costs and expenses of collecting such reimbursement, that the indemnified party subsequently actually receives from any other Person for such Third-Party Claim.

     Section 7.3 Indemnification Floor. Notwithstanding anything to the contrary set forth in this Article VII, neither the Company nor Household Bank shall have any obligation to indemnify the indemnified party in respect of any breach of a representation or warranty under Section 7.1(a)(ii) or Section 7.1(b)(ii) unless and until $25,000 in Damages have been incurred in the aggregate by the indemnified party in respect of breaches of representations and warranties under
Section 7.1(a)(ii) or Section 7.1(b)(ii), as applicable. After the indemnified party incurs $25,000 in aggregate Damages in respect of breaches of representations and warranties under Section 7.1(a)(ii) or Section 7.1(b)(ii), as applicable, Household Bank or the Company, whichever the case may be, shall indemnify the indemnified party in accordance with this Article VII to the extent of the full amount of such Damages.

     Section 7.4 Survival of Indemnification. The rights of indemnification in respect of any breach of a representation or warranty under Section 7.1(a)(ii) or Section 7.1(b)(ii) pursuant to this Article VII shall survive for so long as the representation or warranty in respect of which indemnification is sought survives pursuant to Section 4.5 hereof, except that any representation or warranty that would otherwise terminate shall continue to survive if a claim notice has been timely given under this Article VII on or prior to such termination date, until the related indemnification claim has been satisfied or otherwise resolved but only with respect to matters described in the claim notice. Any indemnification obligation the duration of which is not expressly limited herein shall survive indefinitely.

     Section 7.5 Remedies. Except for actions based on willful misconduct, gross negligence or breach of Section 6.6 and except as otherwise provided in Section 9.16, the rights provided in this Article VII shall be the exclusive remedy after the Closing for matters relating to this Agreement, provided that the Parties acknowledge and agree that the exercise of a specific right to indemnification set forth in this Article VII by a Party entitled to the benefit thereof shall not, and shall not be deemed to, in any way limit or restrict (a) the exercise by such Party of any other right to indemnification to which it is entitled pursuant to this Article VII or (b) the exercise by such Party of any right to indemnification to which it is entitled pursuant to any other agreement, document or other instrument contemplated hereby, including the other Transaction Documents.

This Section 7.5 shall be without prejudice to the respective rights of Parties and their Affiliates under any Credit Support Documents.

                                  ARTICLE VIII

                                   TERMINATION

     Section 8.1 Termination by Either Party. This Agreement may be terminated prior to the Closing Date by either Party upon notice to the other Party if:

     (a) the Parties mutually agree;

     (b) the Closing has not occurred on or before November 15, 2002 or, if all conditions precedent to the Closing would be satisfied except that third-party approvals have not been obtained by November 15, 2002, such date shall be extended to January 15, 2003, provided in each case that such terminating party shall not be in material breach of its obligations under this Agreement; or

     (c) the consummation of the transactions contemplated by this Agreement would violate any nonappealable final order, decree, or judgment of any court or governmental body having competent jurisdiction.

     Section 8.2 Termination by Household Bank. This Agreement may be terminated prior to the Closing Date by Household Bank, at its sole option, upon notice to the Company upon the occurrence of any of the following events:

     (a) Sellers' breach or failure to comply in any material manner with any term or provision of this Agreement which breach is not curable or, if curable, is not cured within 10 Business Days of receipt of notice from Household Bank;

     (b) Any of Sellers' representations or warranties in Section 4.1(b),
Section 4.1(c) or Section 4.1(d) of this Agreement becomes or is found to be inaccurate in any material respect (provided that the foregoing materiality standard shall not be deemed to compound the materiality standard applicable to any representation or warranty that is itself qualified or limited by materiality), except for such inaccuracies as are not in the aggregate material to the Credit Card Business or the ability of Household Bank to utilize the Credit Card Assets in the same manner as utilized prior to the Closing Date, and such untruth is not curable or, if curable, is not cured by Sellers within 10 Business Days of receipt of notice from Household Bank;

     (c) Any Seller Material Adverse Effect;

     (d) Any Seller is adjudged bankrupt or insolvent by a court of competent jurisdiction or a regulatory agency; insolvency proceedings are instituted against any Seller; a court of competent jurisdiction or a regulatory agency appoints a receiver, liquidator, conservator or trustee for any Seller or all or substantially all of its assets, or approves any petition filed against any Seller seeking its reorganization; or

     (e) Any Seller institutes proceedings for voluntary bankruptcy, files a petition seeking reorganization under the Bankruptcy Code, files under any law for relief of debtors, consents to the appointment of a receiver of all or substantially all of its property, makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due.

     Section 8.3 Termination by Sellers. This Agreement may be terminated prior to the Closing Date by Sellers, at their sole option, upon notice to Household Bank upon the occurrence of any of the following events:

     (a) Household Bank's breach or failure to comply in any material manner with any term or provision of this Agreement which breach is not curable or, if curable, is not cured within 10 Business Days of receipt of notice of breach from Sellers;

     (b) Any representation or warranty of Household Bank in Section 4.2(b) or
Section 4.2(c) of this Agreement or any similar representation or warranty of a Household Entity in any other Transaction Document becomes or is found to be inaccurate in any material respect (provided that the foregoing materiality standard shall not be deemed to compound the materiality standard applicable to any representation or warranty that is itself qualified or limited by materiality), and such untruth is not curable or, if curable, is not cured by the relevant Household Entity within 10 Business Days of receipt of notice from Sellers;

     (c) Any Household Material Adverse Effect;

     (d) Any Household Entity or Household International is adjudged bankrupt or insolvent by a court of competent jurisdiction or a regulatory agency; insolvency proceedings are instituted against any Household Entity or Household International; a court of competent jurisdiction or a regulatory agency appoints a receiver, liquidator, conservator, or trustee for any Household Entity or Household International or all or substantially all of such party's assets, or approves any petition filed against any Household Entity or Household International seeking such party's reorganization or liquidation; or

     (e) Any Household Entity or Household International institutes proceedings for voluntary bankruptcy, files a petition seeking reorganization under the Bankruptcy Code, files under any law for relief of debtors, consents to the appointment of a receiver of all or substantial all of its property, makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due.

     (f) The occurrence of any Change in Law that, as evidenced by an Opinion of Counsel, reduces, or is likely to reduce in any material respect, the ability of the Company or its Affiliates to use any Cardholder Information during the anticipated term of the Program Agreement below the level permitted on the date hereof.

     Section 8.4 Notice of Termination. Upon termination of this Agreement pursuant to Section 8.1 or upon notice by Household Bank or Sellers to the other Party that an event specified in either Section 8.2 or Section 8.3, as applicable (each such event being referred to herein as a "Termination Event") has occurred, this Agreement shall terminate and the Parties' obligations to each other hereunder shall cease except those obligations expressly set forth in

Section 6.5, Section 6.6, Section 6.9, Section 6.11, Article VII, Section 8.5,
Section 9.8, Section 9.11, Section 9.12, Section 9.16 and Section 9.18; provided that Section 9.16 shall survive only as it relates to Section 6.6 and Section 8.5; and provided further that in no event shall termination of this Agreement relieve any Party of any liability for breaches of this Agreement prior to the date of termination.

     Section 8.5 Confidential Materials. In the event of termination of this Agreement, each Party shall, upon the other Party's written request, promptly deliver to such Party all Confidential Information, and, at the other Party's election, return or destroy all copies, reproductions, summaries, analyses, notes or extracts thereof or based thereon in its possession or in the possession of any of its agents or representatives.

     Section 8.6 Independent Appraisal Process. Where this Agreement calls for the fair market value of any item to be determined by an Independent Appraiser, the fair market value of such item shall be determined by an Independent Appraiser selected in good faith by the Company; provided, however, that Household Bank, upon receipt of the determination by such Independent Appraiser, shall have the right to select in good faith an additional Independent Appraiser to perform a second appraisal. The fair market value shall be equal to the average of the determinations by each such Independent Appraiser. The Company and Household Bank shall each pay 50% of the amount charged by such Independent Appraiser(s) for determining fair market value.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1 Sale is Without Recourse. Except as otherwise provided herein or in any Transaction Document, the sale of the Credit Card Assets is without recourse.

     Section 9.2 No Waiver; Amendment. Failure or delay on the part of either Party to exercise any right provided for herein shall not act as a waiver thereof, nor shall any single or partial exercise of any right by either Party preclude any other or further exercise thereof. Except as provided herein, remedies herein are to be deemed cumulative and nonexclusive of each other. In no event shall a term or provision of this Agreement be deemed to have been waived, modified or amended, unless a waiver, modification or amendment is in writing and signed by the Parties hereto.

     Section 9.3 Independent Contractor. In the performance of its duties or obligations under any Transaction Document, with the exception of the Servicing Agreement, no Seller shall be deemed to be the agent of Household Bank and Household Bank shall not be deemed to be the agent of any Seller and each Party shall at all times take whatever measures as are necessary to ensure that its status shall be that of an independent contractor.

     Section 9.4 No Joint Venture. Nothing in any Transaction Document shall be deemed to create a partnership or joint venture between Sellers and Household Bank. Except as expressly set forth herein, no Party shall have any authority hereunder to bind or commit the other Party.

     Section 9.5 Payment Terms. All payments to be made by either Party pursuant to this Agreement shall be made by wire transfer in lawful money of the United States, immediately available funds, to such account as the receiving Party shall specify prior to noon, New York time, two Business Days prior to the date payment is required.

     Section 9.6 Entire Agreement. Each Party acknowledges that no representations, agreements, or promises were made to it by the other Party other than those representations, agreements or promises specifically contained in the Transaction Documents and in a separate confidentiality letter signed by Household Bank dated March 21, 2002. The Transaction Documents and such confidentiality letter set forth the entire understanding between the Parties hereto with respect to the subject matter hereof and thereof.

     Section 9.7 Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or receipt thereof, as the case may be, sent by registered or certified mail, return receipt requested, via overnight delivery service, postage prepaid, or by facsimile transmission (receipt confirmed) to:

     (a) In the case of Sellers:

         Saks Incorporated
         750 Lakeshore Parkway
         Birmingham, Alabama 35211
         Attn: Chief Financial Officer

     With a copy to:

         Saks Incorporated
         149 East 49th Street
         New York, New York 10017
         Attn: General Counsel

     (b) In the case of Household Bank:

         Household Retail Services
         2700 Sanders Road
         Prospect Heights, Illinois 60070
         Attn: Chief Financial Officer

     With a copy to:

         Household Retail Services
         2700 Sanders Road
         Prospect Heights, Illinois 60070
         Attn: General Counsel

     Section 9.8 Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York.

     Section 9.9 Severability. To the fullest extent permitted by law, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in such jurisdiction or in any other jurisdiction.

     Section 9.10 Headings. The headings and recitals contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.12 Expenses. Except as otherwise specifically provided herein, all costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that incurred such costs and expenses.

     Section 9.13 Drafting. Each Party acknowledges that its legal counsel participated in the drafting of this Agreement. The Parties hereby agree that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor one Party over the other.

     Section 9.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be original, and all such counterparts shall constitute one and the same instrument.

     Section 9.15 Assignment; Successors. This Agreement shall not be assigned by any Party without the prior written consent of the other Parties. Any purported assignment without such prior written consent shall be null and void. This Agreement is intended for the exclusive benefit of the Parties hereto and their respective successors and permitted assigns, and shall not create any rights in or be enforceable by any other Person whomsoever, other than any Person entitled to indemnification from the Company on the one hand or Household Bank on the other hand, pursuant to Article VII hereof, respectively, it being the intention of the parties that no other Person shall be deemed to be a third party beneficiary of this Agreement. This Agreement shall be binding on, and enforceable against, the successors and permitted assigns of the respective Parties.

     Section 9.16 Specific Performance. The Parties hereto expressly recognize and acknowledge that immediate, extensive and irreparable damage would result in the event that this Agreement is not specifically enforced. Therefore, in addition to, and not in limitation of, any other remedy available to Household Bank or Sellers, the Parties shall be entitled to seek injunctive or other equitable relief in order to specifically enforce the terms and provisions of this Agreement.

     Section 9.17 Further Assurances. From time to time after the Closing Date, as and when requested by either Party, the other Party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement. In furtherance of the foregoing, Household Bank hereby agrees to perform all of the obligations under the Securitization Contracts assumed by Household Bank hereunder.

     Section 9.18 Jurisdiction. Any suit, counterclaim, action or proceeding arising out of or relating to this agreement may be brought by the Parties in the state and federal courts located in the Borough of Manhattan in the State of New York; and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts and any appellate courts thereof for the purpose of any such suit, counterclaim, action, proceeding or judgment.

     IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

                                            SAKS INCORPORATED


                                            By: /S/ DOUGLAS E. COLTHARP
                                                --------------------------------
                                                Name: Douglas E. Coltharp
                                                Title: Executive Vice President


                                            NATIONAL BANK OF THE GREAT LAKES


                                            By: /S/ CHARLES HANSEN
                                                --------------------------------
                                                Name: Charles Hansen
                                                Title: Senior Vice President


                                            SAKS CREDIT CORPORATION


                                            By: /S/ CHARLES HANSEN
                                                --------------------------------
                                                Name: Charles Hansen
                                                Title: Senior Vice President


                                            HOUSEHOLD BANK (SB), N.A.


                                            By: /S/ JOSEPH W. HOFF
                                                --------------------------------
                                                Name: Joseph W. Hoff
                                                Title: Executive Vice President

December 13, 2002

Mr. Joseph W. Hoff
Executive Vice President
Household Bank (SB), N.A.
1111 B. Town Center Drive
Las Vegas, Nevada 89134

Dear Joe:

We refer to the Purchase and Sale Agreement among Saks Incorporated, Saks Credit Corporation, National Bank of the Great Lakes, and Household Bank (SB), N.A. dated as of July 26, 2002 (the "Purchase Agreement").

Pursuant to Section 9.2 of the Purchase Agreement, Section 3.1 and Section 8.1(b) of the Purchase Agreement each is amended by deleting the date "January 15, 2003" and substituting the date "April 15, 2003." Except for these two deletions and substitutions, all other terms of the Purchase Agreement are unchanged and remain in full force and effect.

Each party to this letter agreement represents to the others that it has all necessary power and authority to execute and deliver this letter agreement, that its execution and delivery of this letter agreement has been duly authorized by all requisite action on its part, and that it has duly executed and delivered this letter agreement.

This letter agreement will be governed by and construed in accordance with the laws of the State of New York.

Sincerely,

Saks Incorporated           Saks Credit Corporation     National Bank of the Great Lakes


By: /S/ CHARLES J. HANSEN   By: /S/ CHARLES J. HANSEN   By: /S/ CHARLES J. HANSEN
    ---------------------       ---------------------       ----------------------
Charles J. Hansen           Charles J. Hansen           Charles J. Hansen
Senior Vice President       Senior Vice President       Senior Vice President
Household Bank (SB), N.A.
agrees to the amendments
above.


Household Bank (SB), N.A.


By: /S/ JOSEPH W. HOFF
    ------------------
Joseph W. Hoff
Executive Vice President

March 11, 2003

Ms. Susan Jewell
Vice President
Household Bank (SB), N.A.
1111 B. Town Center Drive
Las Vegas, Nevada 89134

Dear Susan:

We refer to the Purchase and Sale Agreement among Saks Incorporated, Saks Credit Corporation, National Bank of the Great Lakes, and Household Bank (SB), N.A. dated as of July 26, 2002 (as amended, the "Purchase Agreement").

Pursuant to Section 9.2 of the Purchase Agreement, Section 3.1 and Section 8.1(b) of the Purchase Agreement each is amended by deleting the date "April 15, 2003" (which date was inserted by a letter agreement dated December 13, 2002) and substituting the date "August 15, 2003." Except for these two deletions and substitutions, all other terms of the Purchase Agreement are unchanged and remain in full force and effect.

Each party to this letter agreement represents to the others that it has all necessary power and authority to execute and deliver this letter agreement, that its execution and delivery of this letter agreement has been duly authorized by all requisite action on its part, and that it has duly executed and delivered this letter agreement.

This letter agreement will be governed by and construed in accordance with the laws of the State of New York.

Sincerely,

   (i)  Saks Incorporated   Saks Credit Corporation         (ii)  National Bank of the
                                                                  Great Lakes


By: /S/ CHARLES J. HANSEN   By: /S/ CHARLES J. HANSEN   By: CHARLES J. HANSEN
    ---------------------       ---------------------       -----------------
Charles J. Hansen           Charles J. Hansen           Charles J. Hansen
Senior Vice President       Senior Vice President       Senior Vice President

Household Bank (SB), N.A. agrees to the
amendments above.

Household Bank (SB), N.A.


By: S/ SUSAN JEWELL
    ---------------
Susan Jewell
Vice President

                                                                Exhibit 2.1(a)-1
                                                  To Purchase and Sale Agreement

                               SERVICING AGREEMENT

                                     between

                                  MCRAE'S, INC.

                                       and

                            HOUSEHOLD BANK (SB), N.A.

--------------------------------------------------------------------------------
                          Dated as of            , 2002
                                      -----------
--------------------------------------------------------------------------------

                                    EXHIBITS

Exhibit 2.02(a)-1          Services

Exhibit 2.02(a)-2          Service Level Standards

Exhibit 2.02(b)            Calculation of the Servicing Fee

Exhibit 2.02(d)            Servicer Reports

Exhibit 2.03(a)            Transferred Servicing Transition Plan

                               SERVICING AGREEMENT

     This Servicing Agreement (as amended from time to time, this "Agreement"),
dated as of            , 2002, is between McRae's Inc. ("Servicer") and
            -----------
Household Bank (SB), N.A. ("Household Bank").

     WHEREAS Saks Incorporated (the "Company") and certain of its subsidiaries (together, "Sellers") are entering into a Purchase and Sale Agreement with Household Bank (as amended from time to time, the "Purchase and Sale Agreement") pursuant to which Sellers will sell, and Household Bank will purchase, specified assets dedicated exclusively to Sellers' consumer private label credit card business;

     WHEREAS, the Company and certain of its subsidiaries (together, the "Saks Companies") are entering into a Program Agreement (as amended from time to time, the "Program Agreement") with Household Bank which shall govern the operation of such consumer private label credit card business and the rendering of marketing and other services by the parties thereto; and

     WHEREAS, Household Bank wishes to retain Servicer to provide, and Servicer wishes to provide, certain servicing and administration activities relating to the Accounts and the Program, all pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms. Wherever used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings given them in the Program Agreement.

     "AAA": As defined in Section 7.15(a) hereof.

     "Account Receivables": The Account Receivables, as defined in the Program Agreement, and any account receivables relating to the NBGL Retained Accounts purchased by Household Bank pursuant to the Purchase and Sale Agreement and the Receivables Purchase Agreement.

     "Adverse Action Age": The age in days of the longest pending "Adverse Action" task at the end of a calendar month, as reported in the Monthly Compliance Report for such calendar month.

     "Automated Consumer Dispute Verification Age": The age in days of the longest pending "Automated Consumer Dispute Verification" task at the end of a calendar month, as reported in the Monthly Compliance Report for such calendar month.

     "Claimant": As defined in Section 7.15(b) hereof.

     "Collection Failure": With respect to any calendar month, the existence of at least two of the following conditions:

          (i) The L3M Average Promise to Pay Ratio for such calendar month is less than the Minimum L3M Average Promise to Pay Ratio.

          (ii) The L3M Average Promise to Pay Kept Ratio for such calendar month is less than the Minimum L3M Average Promise to Pay Kept Ratio.

          (iii) The L3M Average Right Party Contact Ratio for such calendar month is less than the Minimum L3M Average Right Party Contact Ratio.

          (iv) The L3M Average File Passes for such calendar month is less than the Minimum L3M Average File Passes.

     "Compliance Failure": With respect to any calendar month, any one of the following conditions:

          (i) The Adverse Action Age for such calendar month is greater than the Maximum Adverse Action Age for such calendar month.

          (ii) The Automated Consumer Dispute Verification Age for such calendar month is greater than the Maximum Automated Consumer Dispute Verification Age for such calendar month.

          (iii) The Customer Requested Credit Balance Refund Age for such calendar month is greater than the Maximum Customer Requested Credit Balance Refund Age for such calendar month.

          (iv) The Dispute Age for such calendar month is greater than the Maximum Dispute Age for such calendar month.

          (v) The FCBA Inquiry Age for such calendar month is greater than the Maximum FCBA Inquiry Age for such calendar month.

          (vi) The Manual Over System Parameter Credit Balance Refund Age for such calendar month is greater than the Maximum Manual Over System Parameter Credit Balance Refund Age for such calendar month.

     "Confidential Information": As defined in Section 7.01 hereof.

     "Customer Requested Credit Balance Refund Age": The age in days of the longest pending "Customer Requested Credit Balance Refund" task at the end of a calendar month, as reported in the Monthly Compliance Report for such calendar month.

     "Customer Service Default": The existence of a Customer Service Failure with respect to each of five consecutive calendar months.

     "Customer Service Failure": With respect to any calendar month, the existence of any three of the following conditions:

          (i) The L3M Average Speed of Answer - Authorizations for such calendar month is less than the Minimum L3M Average Speed of Answer -
     Authorizations.

          (ii) The L3M Average Speed of Answer - Customer Service for such calendar month is less than the Minimum L3M Average Speed of Answer - Customer Service.

          (iii) The L3M Average Speed of Answer - New Accounts for such calendar month is less than the Minimum L3M Average Speed of Answer - New Accounts.

          (iv) The L3M Service Level - Authorizations for such calendar month is less than the Minimum L3M Service Level - Authorizations.

          (v) The L3M Service Level - Customer Service for such calendar month is less than the Minimum L3M Service Level - Customer Service.

          (vi) The L3M Service Level - New Accounts for such calendar month is less than the Minimum L3M Service Level - New Accounts.

     "Dispute Age": The age in days of the longest pending "Dispute" task at the end of a calendar month, as reported in the Monthly Compliance Report for such calendar month.

     "Escalation Policy": The Escalation Policy set forth in the Underwriting and Credit Policy.

     "FCBA Inquiry Age": The age in days of the longest pending "FCBA Inquiry" task at the end of a calendar month, as reported in the Monthly Compliance Report for such calendar month.

     "L3M Average File Passes": With respect to any calendar month, the "L3M Average File Passes" reported in the Monthly Call Table Summary for such calendar month.

     "L3M Average Promise to Pay Kept Ratio": With respect to any calendar month, the "L3M Average Promise to Pay Kept Ratio" reported in the Monthly Call Table Summary for such calendar month.

     "L3M Average Promise to Pay Ratio": With respect to any calendar month, the "L3M Average Promise to Pay Ratio" reported in the Monthly Call Table Summary for such calendar month.

     "L3M Average Right Party Contact Ratio": With respect to any calendar month, the "L3M Average Right Party Contact Ratio" reported in the Monthly Call Table Summary for such calendar month.

     "L3M Average Speed of Answer - Authorizations": With respect to any calendar month, the "L3M Average Speed of Answer - Authorizations" reported for such calendar month in the Monthly Customer Service Report.

     "L3M Average Speed of Answer - Customer Service": With respect to any calendar month, the "L3M Average Speed of Answer - Customer Service" reported for such calendar month in the Monthly Customer Service Report.

     "L3M Average Speed of Answer - New Accounts": With respect to any calendar month, the "L3M Average Speed of Answer - New Accounts" reported for such calendar month in the Monthly Customer Service Report.

     "L3M Service Level - Authorizations": With respect to any calendar month, the "L3M Service Level - Authorizations" reported for such calendar month in the Monthly Customer Service Report.

     "L3M Service Level - Customer Service": With respect to any calendar month, the "L3M Service Level - Customer Service" reported for such calendar month in the Monthly Customer Service Report.

     "L3M Service Level - New Accounts": With respect to any calendar month, the "L3M Service Level - New Accounts" reported for such calendar month in the Monthly Customer Service Report.

     "LTM Average Account Receivables": With respect to any calendar month, the average over the twelve-calendar-month period ending with such calendar month (or such shorter period as may begin with the first full calendar month in the Term and end with such calendar month) of the aggregate outstanding balance of the Account Receivables on the last day of each such calendar month.

     "LTM Non-standard Account Receivables": With respect to any calendar month, the total amount of the Non-standard Account Receivables originated during the twelve-calendar-month period ending with such calendar month (or such shorter period as may begin with the first full calendar month in the Term and end with such calendar month).

     "Manual Over System Parameter Credit Balance Refund Age": The age in days of the longest pending "Manual Over System Parameter Credit Balance Refund" task at the end of a calendar month, as reported in the Monthly Compliance Report for such calendar month.

     "Material Adverse Effect": With respect to a Party, any change, circumstance, occurrence, event or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the ability of such Party to perform its obligations under this Agreement.

     "Material Compliance Failure": Any Compliance Failure that (i) jeopardizes Household Bank's regulatory status or (ii) constitutes a material violation of applicable law, in each case as evidenced by an Opinion of Counsel delivered by Household Bank.

     "Maximum Adverse Action Age": 30 days, or such other level as may from time to time be set by the Operating Committee.

     "Maximum Automated Consumer Dispute Verification Age": 30 days, or such other level as may from time to time be set by the Operating Committee.

     "Maximum Customer Requested Credit Balance Refund Age": 7 days, or such other level as may from time to time be set by the Operating Committee.

     "Maximum Dispute Age": 60 days, or such other level as may from time to time be set by the Operating Committee.

     "Maximum FCBA Inquiry Age": 30 days, or such other level as may from time to time be set by the Operating Committee.

     "Maximum Manual Over System Parameter Credit Balance Refund Age": 30 days, or such other level as may from time to time be set by the Operating Committee.

     "Minimum L3M Average File Passes": 1.5, or such other level as may from time to time be set by the Operating Committee.

     "Minimum L3M Average Promise to Pay Kept Ratio": 68.5%, or such other level as may from time to time be set by the Operating Committee.

     "Minimum L3M Average Right Party Contact Ratio": 4.8%, or such other level as may from time to time be set by the Operating Committee.

     "Minimum L3M Average Speed of Answer - Authorizations": 35 seconds, or such other level as may from time to time be set by the Operating Committee.

     "Minimum L3M Average Speed of Answer - Customer Service": 180 seconds, or such other level as may from time to time be set by the Operating Committee.

     "Minimum L3M Average Speed of Answer - New Accounts" 35 seconds, or such other level as may from time to time be set by the Operating Committee.

     "Minimum L3M Service Level - Authorizations": 65%, or such other level as may from time to time be set by the Operating Committee.

     "Minimum L3M Service Level - Customer Service": 65% or such other level as may be agreed between the Parties prior to the Closing Date, or such other level as may from time to time be set by the Operating Committee.

     "Minimum L3M Service Level - New Accounts": 65%, or such other level as may from time to time be set by the Operating Committee.

     "Minimum L3M Average Promise to Pay Ratio": 4.0, or such other level as may from time to time be set by the Operating Committee.

     "Monthly Call Table Summary": For any calendar month during which Servicer is providing collection services or transitioning such services to Household Bank, the Monthly Call Table Summary for such calendar month generated by Servicer's systems in substantially the same manner as such reports have been generated prior to the date hereof and reported to Household Bank in accordance with Section 2.02(d).

     "Monthly Compliance Report": For any calendar month during which Servicer is providing compliance services or transitioning such services to Household Bank, the Monthly Compliance Report for such calendar month generated by Servicer's systems in substantially the same manner as such reports have been generated prior to the date hereof and reported to Household Bank in accordance with Section 2.02(d).

     "Monthly Customer Service Report": For any calendar month during which Servicer is providing customer service services or transitioning such services to Household Bank, the Monthly Customer Service Report for such calendar month generated by Servicer's systems in substantially the same manner as such reports have been generated prior to the date hereof and reported to Household Bank in accordance with Section 2.02(d).

     "Non-standard Account Receivable" shall mean any Account Receivable to the extent such Account Receivable

          (i) is generated, or created in an Account generated, in material violation of the Underwriting and Credit Policy then in effect; or

          (ii) results in an outstanding balance

               (A) in excess of the Credit Limit on the applicable Account or

               (B) in the case of an Account with a Credit Limit determined by Servicer in accordance with the Escalation Policy, which Credit Limit is not subsequently ratified by Household Bank, in excess of the Credit Limit specified by the Operating Committee or the Underwriting and Credit Policy then in effect (without regard to the Escalation Policy);

and, in either case, is not approved by Household Bank.

     "Non-standard Account Receivable Ratio": With respect to any calendar month, (i) the LTM Non-standard Account Receivables for such calendar month, divided by (ii) the LTM Average Account Receivables for such calendar month.

     "Party": When used in the singular, either Servicer or Household Bank or, when used in the plural, both Servicer and Household Bank.

     "Partial Customer Service Failure": The existence of one or two of the conditions listed in the definition of "Customer Service Failure".

     "Partial Collection Failure": The existence of one of the conditions listed in the definition of "Collection Failure".

     "Respondent": As defined in Section 7.15(b) hereof.

     "Servicer Termination Event": As defined in Section 5.02(a) hereof.

     "Services": As defined in Section 2.02(a) hereof.

     "Servicing Assets": As defined in Section 2.05(b) hereof.

     "Servicing Fee": As defined in Section 2.02(b) hereof.

     "Term": The period from and including the date hereof to the termination of this Agreement pursuant to Article V.

     "Third-Party Claim": Any civil, criminal or administrative action, suit, hearing, investigation, inquiry, subpoena, claim, allegation or proceeding (including cross-claims and counterclaims), in each case, of or by a Person other than a Party to this Agreement or an Affiliate of any such Party.

     "Transferred Servicing": As defined in Section 2.03 hereof.

     "Transition Period": As defined in Section 2.03 hereof.

     "Transition Team": As defined in Section 2.03 hereof.

     "Tribunal": As defined in Section 7.15(a) hereof.

     Section 1.02. Certain Interpretive Matters. As used herein, (i) the term "including" is meant to be inclusive and shall be deemed to mean "including without limitation," (ii) the word "or" is disjunctive, but not necessarily exclusive and (iii) the term "knowledge" shall mean the actual (and not imputed) knowledge of the relevant Party.

     Section 1.03. Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 1.04. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement that refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument, or document. Nothing contained in this Section shall be construed to authorize any such renewal, extension, modification, amendment, or restatement.

                                   ARTICLE II

                                    SERVICING

     Section 2.01. Appointment. Subject to the terms and conditions of this Agreement, Household Bank hereby appoints Servicer as the servicer of the Accounts and Account Receivables and Servicer hereby accepts such appointment.

     Section 2.02. Services.

     (a) During the Term, Servicer shall provide the services set forth in
Exhibit 2.02(a)-1 (including delivery of the reports described in Section 2.02(d)) (collectively, the "Services"). In performing the Services, Servicer shall service and administer the Accounts and Account Receivables on behalf of Household Bank in accordance with the terms of this Agreement and the following standards: (i) in compliance with the applicable provisions of the Underwriting and Credit Policy and the Servicing and Collection Policy, (ii) in compliance in all material respects with applicable Requirements of Law, (iii) with no less care and diligence than that degree of care and diligence employed by Servicer in servicing the accounts of holders of the Saks Companies' private label credit cards prior to the date hereof and (iv) in accordance with the service level standards set forth on Exhibit 2.02(a)-2. Notwithstanding anything to the contrary contained herein, Household Bank shall be solely responsible for monitoring legal developments applicable to the operation of the Credit Card Business, although Servicer shall promptly apprise Household Bank of any such legal developments of which it becomes aware.

     (b) In consideration of the performance of the Services by Servicer hereunder, Household Bank shall pay to Servicer a monthly fee (the "Servicing Fee") determined in accordance with Exhibit 2.02(b). Promptly following the end of each calendar month, Servicer shall deliver to Household Bank a statement showing the Servicing Fee for such calendar month. On or before the fifth Business Day following receipt of such statement, Household Bank shall pay the Servicing Fee shown in such statement by wire transfer to an account designated by Servicer.

     (c) During the Term, each Party shall assign a servicing manager to liaise between the Parties in order to facilitate the provision of the Services to Household Bank pursuant to this Agreement. The servicing manager appointed by each Party must be reasonably acceptable to the other Party. If a Party desires to replace its current servicing manager, such Party shall notify the other Party as promptly as practicable thereof and in any event not later than the effective date of replacement.

     (d) Servicer shall provide to Household Bank such reports relating to its servicing activities hereunder as are set forth in Exhibit 2.02(d) by the dates indicated therein. All reports shall be made available in a form and content and via a medium mutually agreed to by the Parties.

     (e) Servicer shall maintain records relating to its provision of the Services in accordance with the record retention policies contained in the Underwriting and Credit Policy and the Servicing and Collection Policy. Records may be kept in either paper or electronic form.

Servicer shall retrieve, reproduce and deliver to Household Bank any records reasonably requested from time to time by Household Bank for the purpose of providing customer assistance or resolving customer disputes, and Household Bank shall compensate Servicer on demand for the reasonable costs and expenses associated with such retrieval, reproduction and delivery.

     (f) Household Bank shall train personnel of Servicer on Household Bank's systems and processes that are related to or that interface with, but that are not components of, the Services to the extent necessary for Servicer to perform the Services. Servicer shall train personnel of Household Bank on Servicer's systems and processes that are related to the Services being provided under this Agreement.

     (g) Household Bank shall cooperate, and shall ensure that each of its Affiliates shall cooperate, with Servicer in all matters relating to Servicer's performance of the Services at Servicer's reasonable request. Such cooperation shall be provided at the expense of Household Bank and shall include providing Servicer with reasonable access to the personnel, records, systems, technology and information of Household Bank relating to the Accounts. Servicer shall obtain all licenses and authorizations necessary to perform the Services hereunder.

     Section 2.03. Transition.

     (a) The Parties acknowledge that there shall be a transition period (the "Transition Period") during which the performance of servicing tasks previously undertaken by Servicer that do not constitute Services and that are to be performed by Household Bank pursuant to Section 3.09 of the Program Agreement (the "Transferred Servicing") shall be transitioned to Household Bank. The Parties shall establish a joint transition team (the "Transition Team") to coordinate the transition of the Transferred Servicing. The Transition Team shall coordinate the transition schedule and tasks, including preparation of implementation plans and specifications, all as set forth in Exhibit 2.03(a). The Parties shall use all commercially reasonable efforts to conclude the Transition Period within 120 days after the Closing Date.

     (b) During the Transition Period, Servicer shall continue to provide the services that will constitute Transferred Servicing and Household Bank shall reimburse Servicer within ten days of Household Bank's receipt of an invoice for the costs associated with providing such services.

     (c) During the Transition Period, Household Bank shall create and manage the necessary integration of, and interface between, the Parties' information technology systems and shall maintain such interface and integration throughout the Term.

     Section 2.04. Use of Subservicers. Servicer shall have the right to perform any portion of the Services through one or more subservicers provided (i) that any subservicer that is not an Affiliate of Servicer shall be approved by the Operating Committee and (ii) that Servicer shall remain fully responsible to Household Bank for the portion of the Services performed by any such subservicer(s). Any subservicing agreement shall be consistent with the terms of this Agreement.

     Section 2.05. Facilities and Systems.

     (a) On the date of this Agreement, Servicer maintains its servicing facilities in Jackson, Mississippi and Elmhurst, Illinois. Except as otherwise expressly specified in this Agreement, Servicer shall have the right, from time to time and at its sole discretion (i) to consolidate or transfer the performance of any or all of the Services performed on the date hereof by its Elmhurst, Illinois servicing facility into or to its Jackson, Mississippi servicing facility and (ii) to relocate to the Jackson, Mississippi servicing facility the personnel, equipment and other resources used in providing such Services. Servicer shall not open a servicing facility at any other location for the purpose of providing the Services without the prior written consent of Household Bank, which consent shall not be unreasonably withheld.

     (b) Servicer shall provide and maintain in good working order such computer and communications systems and other equipment as it shall deem necessary or appropriate for its provision of the Services in accordance with the servicing standard stated in Section 2.02(a) (such computer and communications systems and other equipment, together with the servicing facilities identified in Section 2.05(a), the "Servicing Assets").

     (c) Not more than 10 Business Days after the end of each of Servicer's fiscal quarters, Servicer shall provide Household Bank with a certificate, signed by the Chief Financial Officer or Treasurer of Servicer and dated as of the end of such fiscal quarter, regarding performance by Servicer and its Affiliates of obligations secured by material Liens on any Servicing Assets. Servicer will, at Household Bank's option, reasonably cooperate with Household Bank in Household Bank's efforts to reach an agreement with any secured party whereby, upon a default by Servicer or its Affiliate with respect to the relevant secured obligation, Household Bank is able to replace such secured party as the recipient of the defaulted obligation and the holder of the applicable Lien. Servicer shall deliver to Household Bank on the date hereof a schedule of all material Liens then encumbering the Servicing Assets.

     Section 2.06. Access to Systems and Premises.

     (a) Subject to reasonable security and confidentiality procedures, and upon reasonable prior notice (not to be less than 72 hours), Servicer shall provide Household Bank with: (i) reasonable access during normal business hours to the operating facilities of Servicer, (ii) reasonable access to employees of Servicer providing Services and (iii) reasonable access to Servicer's data, applicable software, software source code, records, files and books and records relating to the Accounts and Account Receivables; provided however, that such access shall not unreasonably interfere with Servicer's operations.

     (b) Subject to reasonable security and confidentiality procedures, and upon reasonable prior notice (not to be less than 72 hours), Servicer shall

          (i) cause its personnel to provide Household Bank assistance in its investigation of such matters as Household Bank may reasonably request; provided, however, that such investigation shall be conducted in a manner which does not unreasonably interfere with Servicer's normal operations;

          (ii) provide Household Bank with reasonable access to, screen prints of or data files for the parameters of various operating systems used to manage the Accounts; and

          (iii) provide Household Bank with access to the Account processing systems for the purpose of viewing account data and systems (including settlement systems) parameters to aid in auditing.

     Section 2.07. Disaster Recovery.

     (a) Servicer shall maintain a disaster recovery plan and have in place backup systems, equipment, facilities and trained personnel to implement such disaster recovery plan so as to reasonably provide for servicing the Accounts and Accounts Receivable continuously throughout a disaster.

     (b) Household Bank shall, in the event (i) a severe system problem or disaster occurs and (ii) Servicer fails to take reasonable steps to respond to such severe system problem or disaster, have reasonable access to Servicer's systems, technical personnel and disaster recovery resources, so as to assure the continuity of business and systems required to service the Accounts.

     Section 2.08. Limits on Non-standard Account Receivables.

     (a) (i) If, with respect to any calendar month, the Non-standard Account Receivables Ratio exceeds 1%, Household Bank shall have the option of requiring Servicer to purchase, or cause to be purchased, from Household Bank, Accounts (and the outstanding Account Receivables related to such Accounts) on which there are Non-standard Account Receivables, beginning with the Account that has the oldest Non-standard Account Receivable, until the Non-standard Account Receivables Ratio, calculated without consideration of the Non-standard Account Receivables relating to any Accounts purchased in accordance with this Section 2.08, is less than 1%.

          (ii) Such option may be exercised by notice delivered to Servicer at any time within 90 days of the end of such calendar month, which notice shall identify the Accounts to be purchased and specify as the date of such purchase a Business Day not less than 14 days after the delivery of such notice.

          (iii) The purchase price for each such Account shall be equal to the outstanding balance of the Account Receivables associated with such Account.

          (iv) As an alternative to purchasing any such Account, Servicer may purchase, or cause to be purchased, the Account Receivables associated with such Account for an amount equal to the outstanding balance thereof and request that Household Bank close such Account.

          (v) Notwithstanding anything to the contrary in the Program Agreement, Servicer and its Affiliates shall have the right to cause to be issued new Credit Cards bearing one or more Saks Marks for any Accounts repurchased under this Section 2.08 and may own, finance and/or sell such Accounts and any associated account receivables without restriction.

          (vi) The purchaser of Account Receivables under this Section 2.08(a) shall be entitled to all future payments and other recoveries in respect of such Account Receivables or the related Accounts (without regard to the recipient of such payments or recoveries and without regard to whether the Account is purchased or closed pursuant to this Section 2.08(a)).

     (b) If, with respect to any calendar month, the Non-standard Account Receivables Ratio exceeds 5%, Household Bank shall have the option to terminate the Servicer's Escalation Policy authority by delivering to Servicer a notice to that effect not more than 30 days after the end of such calendar month.

     Section 2.09. Collection Failures.

     (a) If a Collection Failure occurs with respect to any calendar month, Household Bank may withhold payment of 20% of the Servicing Fee for such calendar month and for each following calendar month either until a Collection Failure no longer exists or Household Bank exercises its option under Section 2.09(b). No later than the tenth Business Day after receipt of a Monthly Call Table Summary showing a Collection Failure not to exist, Household Bank shall, unless it is unable to verify the information provided in such Monthly Call Table Summary, pay Servicer the amounts withheld pursuant to this Section 2.09(a).

     (b) If a Collection Failure occurs with respect to any three consecutive calendar months, Household Bank may, at any time prior to the receipt of a Monthly Call Table Summary showing a Collection Failure not to exist, deliver a notice to Servicer terminating the Servicer's responsibilities with respect to the services listed under "Collections" in Schedule 2.01(a)-1. Following the delivery of any such notice,

          (i) Household Bank may retain any amounts withheld pursuant to Section 2.09(a);

          (ii) The Monthly Servicing Fee payable in respect of each subsequent calendar month shall be reduced by an amount equal to

               (A) $1.14 multiplied by the number of Accounts that are from 1 to 29 days contractually delinquent at the end of such calendar month, plus

               (B) $1.88 multiplied by the number of Accounts that are from 30 to 59 days contractually delinquent at the end of such calendar month.

          (iii) Servicer shall use its reasonable best efforts to cooperate with Household Bank in a prompt transfer of the services listed under "Collections" in Schedule 2.01(a)-1 to Household Bank (or to an Affiliate of Household Bank), including by making any necessary systems changes, and in the maintenance of continuity of such services during such transition.

     Section 2.10. Customer Service Failures. If a Customer Service Failure occurs with respect to any three consecutive calendar months, the Monthly Servicing Fee for each subsequent calendar month shall be reduced by an amount equal to $100,000 until the first subsequent calendar month in which a Customer Service Failure does not exist, at which time the Servicing Fee shall return to its former level.

     Section 2.11. Compliance Failure.

     (a) If a specific Compliance Failure occurs with respect to any two consecutive calendar months, Servicer shall provide weekly reports to the Operating Committee regarding its progress in remedying the underlying cause of such Compliance Failure until such time as such Compliance Failure no longer exists.

     (b) If a specific Compliance Failure occurs with respect to any two consecutive calendar months (or three consecutive calendar months with respect to Compliance Failure based on Automated Consumer Dispute Verification Age), Household Bank may, at any time prior to the receipt of a Monthly Compliance Report showing such Compliance Failure not to exist, deliver a notice to Servicer terminating Servicer's responsibilities with respect to the services resulting in such Compliance Failure. Following the delivery of any such notice,

          (i) Servicer shall use its reasonable best efforts to cooperate with Household Bank in a prompt transfer of such services to Household Bank (or to an Affiliate of Household Bank), including by making any necessary systems changes, and in the maintenance of continuity of such services during such transition;

          (ii) Servicer shall provide Household Bank any additional reports regarding the services being transferred and such Compliance Failure as may be reasonably requested by Household Bank; and

          (iii) The Servicing Fee Rate shall be reduced by an amount equal to
     (A) the total expense during the preceding twelve calendar months to Servicer (and its Affiliates, if applicable) of providing the services being transferred, divided by (B) the Active Account Total.

     (c) If a Material Compliance Failure shall occur and continue for ten Business Days after Servicer receives notice of such breach from Household Bank, then Household Bank may deliver a notice to Servicer terminating the Servicer's obligations with respect to the services resulting in such Material Compliance Failure. Following delivery of any such notice, Servicer shall use its reasonable best efforts to cooperate with Household Bank in a prompt transfer of such services to Household Bank (or to an Affiliate of Household Bank), including by making any necessary systems changes, and in the maintenance of continuity of such services during such transition.

                                   ARTICLE III

                         REPRESENTATIONS and WARRANTIES

     Section 3.01. Representations and Warranties of Servicer. Servicer represents and warrants to Household Bank as follows:

     (a) Organization. Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Servicer is duly licensed or qualified to do business and is in good standing in all jurisdictions necessary to perform its obligations required hereunder, except where the failure to be so qualified would not have a Material Adverse Effect.

     (b) Authorization of Transaction; Validity. Servicer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate and stockholder action and has been duly executed and delivered by it and is its valid and binding obligation, enforceable against it in accordance with its terms.

     (c) Noncontravention; Consents. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in a breach of or violate the charter or bylaws or equivalent governing instruments of Servicer, (ii) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling or other restriction of any government, governmental agency or court to which Servicer or its assets is subject, or (iii) conflict with, result in a breach of, constitute a default under or result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel any agreement, contract, lease, license, instrument or other arrangement to which Servicer is a party or by which it is bound or to which any of its assets is subject, except for violations, conflicts, breaches, defaults, accelerations, terminations, modifications or cancellations, that would not result in a Material Adverse Effect. Servicer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority, creditor or other third party in order for the Parties to consummate the transactions contemplated by this Agreement, except as set forth on Schedule 4.1(d) to the Purchase and Sale Agreement.

     (d) Litigation. There are no actions, suits, claims, hearings, investigations or proceedings pending or, to Servicer's knowledge, threatened against it that if decided against it would have a Material Adverse Effect.

     Section 3.02. Representations and Warranties of Household Bank. Household Bank represents and warrants to Servicer as follows:

     (a) Organization. Household Bank is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States. Household Bank is duly licensed or qualified to do business and is in good standing in all jurisdictions necessary to perform its obligations required hereunder, except where the failure to be so qualified would not result in a Material Adverse Effect.

     (b) Authorization of Transaction. Household Bank has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by it and is its valid and binding obligation, enforceable against it in accordance with its terms.

     (c) Noncontravention; Consents. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in a breach or violate the charter or bylaws or equivalent governing instruments of Household Bank, (ii) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any government, governmental agency or court to which Household Bank or any of its assets is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which Household Bank is a party or by which it is bound or to which any of its assets is subject, except for such violations, conflicts, breaches, defaults, accelerations, terminations or modifications that would not result in a Material Adverse Effect. Household Bank is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority, creditor or other third party in order for the Parties to consummate the transactions contemplated by this Agreement, except as set forth on Schedule 4.2(c) to the Purchase and Sale Agreement.

     (d) Litigation. There are no actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Household Bank, threatened against any of it that if decided against it would have a Material Adverse Effect.

                                   ARTICLE IV

                              ADDITIONAL COVENANTS

     Section 4.01. Further Assurances. From time to time after the execution of this Agreement, as and when requested by either Party, the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

     Section 4.02. Modifications. Except as permitted by this Agreement, the Program Agreement, the Underwriting and Credit Policy or the Servicing and Collection Policy, Servicer shall not enter into any agreement or arrangement reducing amounts payable by Cardholders.

     Section 4.03. Correction of Errors. Servicer shall correct or cause to be corrected as promptly as practicable any data processing or billing errors of which it receives knowledge that occur in the performance of the Services.

     Section 4.04. Changes in Law. Household Bank shall notify Servicer from time to time, in a timely manner, of the expiration, revocation or amendment of, or other material developments relating to, any Requirements of Law affecting the provision by Servicer of the Services. If such changes in law materially increase Servicer's cost of providing the Services,

Household Bank shall reimburse Servicer on demand on a monthly basis for such increased costs.

                                    ARTICLE V

                              TERM AND TERMINATION

     Section 5.01. Term of Agreement. Unless terminated earlier pursuant to this
Article V, this Agreement shall remain in effect for as long as the Program Agreement is in effect and the Saks Companies are parties thereto.

     Section 5.02. Servicer Termination Events.

     (a) The occurrence of any one of the following events for any reason shall constitute a "Servicer Termination Event":

          (i) Servicer fails to pay any amount owing hereunder to Household Bank when due (except to the extent that Servicer is disputing the amount in good faith) and such failure to pay shall remain unremedied for a period of 30 days after delivery of written demand therefor to Servicer.

          (ii) Servicer fails to provide the Services in accordance in all material respects with the servicing standard stated in Section 2.02(a) and such failure shall continue for a period of 30 days after delivery of a written notice of such failure to Servicer, other than any such failure that (A) constitutes a Collection Failure, Partial Compliance Failure, Compliance Failure, Customer Service Failure or Partial Customer Service Failure or (B) consists in the approval of a Non-Standard Account Receivable, the approval of any Account the Account Receivables on which would constitute Non-Standard Account Receivables or the approval of any Credit Limit which would allow a Cardholder to create Non-Standard Account Receivables.

          (iii) Any representation or warranty made or deemed made by Servicer in this Agreement shall prove to be untrue as of the date made or deemed made and such inaccuracy, if susceptible of cure, shall not have been cured within 30 days following delivery of written notice thereof to Servicer.

          (iv) Any material default by Servicer shall occur in the performance of any of the covenants of Servicer contained herein (other than defaults covered in clauses (i) or (ii) above) and such default shall not have been cured within 45 days following delivery of written notice thereof to Servicer, other than any such default that (A) constitutes a Collection Failure, Partial Compliance Failure, Compliance Failure, Customer Service Failure or Partial Customer Service Failure or (B) consists in the approval of a Non-Standard Account Receivable, the approval of any Account the Account Receivables on which would constitute Non-Standard Account Receivables or the approval of any Credit Limit which would allow a Cardholder to create Non-Standard Account Receivables.

          (v) Servicer shall enter liquidation pursuant to Chapter 7 of the Bankruptcy Code or otherwise.

          (vi) A Customer Service Default shall occur.

     (b) If a Servicer Termination Event shall have occurred pursuant to Section 5.02(a)(i), (ii), (iii), (iv) or (v) and be continuing, Household Bank shall have, in addition to all other remedies at law or equity, (i) the right to assume the provision of the Services and (ii) the right, in its sole discretion, to terminate this Agreement by delivering written notice to Servicer setting forth the basis for termination and specifying the effective date of termination. No such termination shall be effective until either assumption by Household Bank of the provision of the Services or the appointment by Household Bank of a successor servicer reasonably satisfactory to the Company pursuant to a servicing agreement reasonably satisfactory to the Company. Following the delivery by Household Bank of such written notice of termination, Household Bank shall have reasonable access to Servicer's operations and systems to ensure continuity of business and systems required to service the Accounts until such time as Household Bank assumes the provision of the Services or appoints a successor servicer reasonably satisfactory to Servicer.

     (c) If this Agreement terminates for any reason, the Parties shall cooperate to ensure an orderly transfer of servicing as contemplated in the Program Agreement (if applicable) or as provided in subsection (d) below.

     (d) If such termination is due to a Servicer Termination Event, Servicer shall take all commercially reasonable steps necessary to effectuate a transfer of the Services to a successor servicer. To the extent that compliance with this
Section 5.02(d) shall require Servicer to disclose to a successor servicer any Confidential Information (as defined in this Agreement or the Program Agreement), the successor servicer shall be required to enter into a confidentiality agreement satisfactory in form and substance to Servicer. Household Bank agrees that so long as the Program is in effect it shall require any successor servicer to perform the Services in accordance with the Underwriting and Credit Policy and the Servicing and Collection Policy as in effect from time to time.

     (e) The Parties acknowledge that Servicer is not, by virtue of this Agreement, responsible for any obligations of Household Bank or any of its Affiliates under the Securitization Contracts or any other securitization arrangements and that Household Bank and its Affiliates shall remain solely responsible therefor.

     Section 5.03. Setoff. Upon the occurrence of a Servicer Termination Event specified in Section 5.02(a)(i), Household Bank shall be permitted to set off any past due amounts owing to it under this Agreement against any reserve established under Section 5.02 of the Program Agreement and against any amounts due from Household Bank to Servicer under this Agreement or any other Transaction Document.

     Section 5.04. Survival. The provisions of Section 2.02(b), Section 5.02(c),
Section 5.02(d), Section 5.03, Section 7.01, Section 7.11, Section 7.15 and
Article VI shall survive any termination of this Agreement.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Section 6.01. Indemnification.

     (a) Indemnification by Servicer. Servicer agrees to indemnify and hold harmless Household Bank, its Affiliates and their respective officers, directors, employees and agents from and against and in respect of any Damages which shall result from, arise out of or relate to any of the following:

          (i) the breach of any of Servicer's representations or warranties made in this Agreement;

          (ii) the failure by Servicer timely to perform any of its covenants or agreements contained in this Agreement, except to the extent such failure to perform is (A) caused by Household Bank's failure to perform its obligations under any Transaction Document or (B) subject to the provisions of Section 2.08;

          (iii) any fines or penalties imposed by any Governmental Authority on the basis of any Compliance Failure, or

          (iv) any lawsuit, legal proceeding, arbitration proceeding, claim, dispute, complaint or setoff by a Cardholder with respect to anything actually or allegedly done or not done by Servicer in connection with the Services, excluding anything actually or allegedly done or not done by Servicer that (A) is required or expressly permitted under the Underwriting and Credit Policy, the Servicing and Collection Policy or any Transaction Document or (B) is done at the express direction of Household Bank.

     (b) Indemnification by Household Bank. Household Bank agrees to indemnify and hold harmless Servicer, its Affiliates, and their respective officers, directors, employees and agents from and against and in respect of any Damages which shall result from, arise out of or relate to any of the following:

          (i) the breach of any representations or warranties of Household Bank made in this Agreement;

          (ii) the failure by Household Bank timely to perform any of its covenants or agreements contained in this Agreement, except to the extent such failure to perform is caused by the failure of Servicer to comply with its obligations hereunder;

          (iii) any lawsuit, legal proceeding, arbitration proceeding, claim, dispute, complaint or setoff by a Cardholder with respect to anything actually or allegedly done or not done by Household Bank, excluding anything actually or allegedly done or not done by Household Bank that is
     (A) required or expressly permitted under the Underwriting and Credit Policy, the Servicing and Collection Policy or any Transaction Document or
     (B) done at the express direction of Servicer.

     Section 6.02. Procedure for Indemnification.

     (a) Within ten Business Days after discovery or notice of a breach or receipt by a Party of a Third-Party Claim, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying Party under this article, deliver a claim notice to the indemnifying Party; but the failure to so notify the indemnifying Party shall not relieve the indemnifying Party of its indemnification obligations except to the extent that such failure materially prejudiced the ability of the indemnifying Party to defend the action or claim. If any Third-Party Claim is made against the indemnified party and the indemnified party notifies the indemnifying Party of the commencement thereof, the indemnifying Party shall be entitled to participate therein and may elect to assume the defense thereof, with counsel reasonably satisfactory to the indemnified Party. The indemnified party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof at its own expense; provided such separate counsel may be retained at the expense of the indemnifying Party (i) if the retention of such counsel has been specifically authorized by the indemnifying Party, (ii) if in the reasonable opinion of the indemnified party its interests may differ from those of the indemnifying Party, (iii) if the indemnifying Party fails to take reasonable steps to diligently defend such claim or (iv) if the indemnifying Party has not undertaken to fully indemnify the indemnified party in respect of all Damages relating to the matter.

     (b) Subject to the indemnifying Party's right to defend in good faith Third-Party Claims as provided in this Section, the indemnifying Party shall satisfy its obligations under this article within 20 Business Days after receipt of a claim notice therefor.

     (c) The indemnifying Party shall not settle or compromise any Third-Party Claim unless (i) the indemnified party consents (which consent shall not be unreasonably withheld if such settlement or compromise includes no admission or concession of wrongdoing by the indemnified Party) or (ii) the indemnified party is given a full and complete release of any and all liability by all relevant parties relating to such Third-Party Claim.

     (d) In the event that the indemnifying Party reimburses the indemnified party for any Third-Party Claim, the indemnified party shall remit to the indemnifying Party any reimbursement, net of any and all costs and expenses of collecting such reimbursement, that the indemnified party subsequently actually receives from any other Person for such Third-Party Claim.

     Section 6.03. Limits on Indemnification. Notwithstanding anything to the contrary set forth in this article, neither Party shall have any obligation to indemnify the other Party in respect of any breach of a representation or warranty under Section 6.01(a)(i) or Section 6.01(b)(i) unless and until $25,000 in Damages have been incurred in the aggregate by the indemnified party in respect of breaches of representations and warranties under Section 6.01(a)(i) or Section 6.01(b)(i), as applicable. After the indemnified party incurs $25,000 in aggregate Damages in respect of breaches of representations and warranties under Section 6.01(a)(i) or Section 6.01(b)(i), as applicable, the indemnifying Party shall indemnify the indemnified party in accordance with this article to the extent of the full amount of such Damages.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.01. Confidentiality.

     (a) Except as specifically set forth herein, a Party shall not disclose, and shall cause its Affiliates not to disclose, any confidential or proprietary information (the "Confidential Information") of the other Party with respect to this Agreement that may be in the possession of that Party or such Affiliate to any Person who is not a director, officer, employee or agent (including attorneys and accountants) of such Party with a need to know the Confidential Information except (i) with the prior written consent of such other Party or
(ii) pursuant to a subpoena, summons order or other judicial or governmental process issued by a court or regulatory or legislative body of competent jurisdiction, or in connection with any regulatory report, audit, inquiry or other request for information from such a body or as required by law.

     (b) In the event that either Party receives a request of the type described in clause (ii) of Section 7.01(a) to disclose any Confidential Information, such Party shall (i) notify the other Party thereof promptly after receipt of such request, (ii) consult with the other Party on the advisability of taking steps to resist or vary such request, and (iii) if disclosure is required or deemed advisable, cooperate with the other Party in any attempt that it may make to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information. Any expenses incurred hereunder shall be the responsibility of the Party seeking such an order.

     (c) Information shall not be deemed Confidential Information if (i) it is already in the possession of a Party and is not otherwise subject to an agreement as to confidentiality or (ii) it becomes generally available in the public domain other than as a result of an unauthorized disclosure by the other Party or its directors, officers, employees or agents in violation of this Section.

     (d) In the event of termination of this Agreement, each Party shall, upon the other Party's written request, promptly deliver to such Party all Confidential Information and, at the other Party's election, return or destroy all copies, reproductions, summaries, analyses, notes or extracts thereof or based thereon in its possession or in the possession of any of its agents or representatives.

     Section 7.02. No Waiver; Remedies; Amendment.

     (a) Failure or delay on the part of either Party to exercise any right provided for herein shall not act as a waiver thereof, nor shall any single or partial exercise of any right by either Party preclude any other or further exercise thereof.

     (b) Remedies provided in this Agreement shall be the exclusive remedies of the Parties for breaches of, or claims relating to, this Agreement.

     (c) In no event shall a term or provision of this Agreement be deemed to have been waived, modified or amended, unless a waiver, modification or amendment is in writing and signed by the Parties hereto.

     Section 7.03. Independent Contractor. In the performance of its duties or obligations under this Agreement, Servicer shall not be deemed to be the agent of Household Bank and Household Bank shall not be deemed to be the agent of Servicer and each Party shall at all times take whatever measures as are necessary to ensure that its status shall be that of an independent contractor.

     Section 7.04. No Joint Venture. Nothing in this Agreement or any Transaction Document shall be deemed to create a partnership or joint venture between Servicer and Household Bank. Except as expressly set forth herein, no Party shall have any authority hereunder to bind or commit the other Party.

     Section 7.05. Payment Terms. All payments to be made by either Party pursuant to this Agreement shall be made by wire transfer in lawful money of the United States, immediately available funds, to such account as the receiving Party shall specify prior to noon, New York time, two Business Days prior to the date payment is required. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day.

     Section 7.06. Entire Agreement. Each Party acknowledges that no representations, agreements, or promises were made to it by the other Party other than those representations, agreements or promises specifically contained in this Agreement and in the Transaction Documents and in a separate confidentiality letter signed by Household Bank dated March 21, 2002. This Agreement and the other Transaction Documents and such confidentiality letter set forth the entire understanding between the Parties hereto with respect to the subject matter hereof and thereof.

     Section 7.07. Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or receipt thereof, as the case may be, sent by registered or certified mail, return receipt requested, via overnight delivery service, postage prepaid, or by facsimile transmission (receipt confirmed) to:

     (a)  In the case of Servicer:

          McRae's Inc.
          750 Lakeshore Parkway

          Birmingham, Alabama 35211
          Attn:  Legal Department

     With a copy to:

          Saks Incorporated
          12 East 49th Street
          New York, New York 10017
          Attn: General Counsel

     (a)  In the case of Household Bank:

          Household Bank (SB), N.A.
          1111 Town Center Drive
          Las Vegas, Nevada

     With a copy to:

          Household Retail Services
          2700 Sanders Road
          Prospect Heights, Illinois 60070
          Attn:  General Counsel, Retail Services Division

     Section 7.08. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York.

     Section 7.09. Severability. To the fullest extent permitted by law, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in such jurisdiction or in any other jurisdiction.

     Section 7.10. Headings. The headings and recitals contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 7.11. Costs and Expenses. Except as expressly provided otherwise in this Agreement, the Underwriting and Credit Policy, the Servicing and Collection Policy or any other Transaction Document, each Party shall bear all costs and expenses incurred by such Party in connection with its performance of its duties hereunder (including, in the case of Servicer, all costs and expenses incurred by it in connection with its performance of the Services) or otherwise.

     Section 7.12. Drafting. Each Party acknowledges that its legal counsel participated in the drafting of this Agreement. The Parties hereby agree that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor one Party over the other.

     Section 7.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be original, and all such counterparts shall constitute one and the same instrument.

     Section 7.14. Assignment; Successors. This Agreement shall not be assigned by either Party without the prior written consent of the other, except that (a) Servicer shall have the right to assign its rights and obligations hereunder (i) to any Affiliate of Servicer or (ii) to any Person, or Affiliate of any Person, that assumes the Saks Companies' rights and obligations under the Program Agreement pursuant to Section 9.06 or Section 12.14(a) thereof and (b) Household Bank shall have the right to assign its rights and obligations hereunder to any Affiliate that assumes Household Bank's rights and obligations under the Program Agreement pursuant to Section 12.14(a) or (b) thereof. This Agreement is intended for the exclusive benefit of the Parties hereto and their respective successors and permitted assigns, and shall not create any rights in or be enforceable by any other Person whomsoever, other than any Person entitled to indemnification from Servicer on the one hand or Household Bank on the other hand, pursuant to Article VI hereof, respectively, it being the intention of the parties that no other Person shall be deemed to be a third party beneficiary of this Agreement. This Agreement shall be binding on, and enforceable against, the successors and permitted assigns of the Parties.

     Section 7.15. Arbitration.

     (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any breach thereof, shall be resolved by arbitration under and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as amended and in effect on the date that a demand for arbitration is filed with the AAA. In addition to the authority conferred upon the arbitral tribunal (the "Tribunal") pursuant to this Section, the Tribunal shall also have the authority to grant provisional remedies, including injunctive relief, and to award specific performance.

     (b) The Tribunal shall consist of three arbitrators. One arbitrator shall be nominated by the Party initiating the arbitration (the "Claimant") in the Claimant's request for arbitration. The second arbitrator shall be nominated by the responding Party (the "Respondent") within ten days after delivery of the request for arbitration. In the event a Party fails to appoint an arbitrator or deliver notice of such appointment to the other within ten days of the delivery of a request for arbitration, upon request of the other Party, such arbitrator shall instead be appointed by the AAA from its large, complex commercial case panel within 10 Business Days of receiving such request. The two arbitrators nominated by the Parties shall select the third arbitrator, who shall serve as chair of the Tribunal, within ten days after their appointment and shall notify the Parties of such appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or deliver notification of such appointment to the Parties within this time period, then, upon request of either Party, the third arbitrator shall be appointed by the AAA from its large, complex commercial case panel within 10 Business Days of receiving such request.

     (c) The place of the arbitration shall be New York, New York. Any award of the Tribunal shall be in writing and final and binding upon the Parties thereto, their successors and assigns without further appeal, recourse or review. Any such award may, if necessary, be enforced by any court of competent jurisdiction. The expenses of arbitration, including reasonable attorneys' fees, costs and expenses, shall be borne by the Party against whom the decision is rendered, or apportioned in accordance with the decision of the Tribunal in the event of a compromise decision.

     (d) By agreeing to arbitration as set forth in this Section, the Parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a Party to a court shall not be deemed a waiver of the agreement to arbitrate set forth in this Section.

     Section 7.16. OCC Examination. Pursuant to 12 U.S.C. (S) 1867(c), Servicer's performance of services under this Agreement will be subject to examination by the OCC (as defined in the Purchase and Sale Agreement).

     IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

                                           MCRAE'S, INC.


                                           By:
                                               Name:  Charles Hansen
                                               Title: Senior Vice President


                                           HOUSEHOLD BANK (SB), N.A.


                                           By:
                                               Name:
                                               Title:

                                                                Exhibit 2.1(a)-2
                                                  To Purchase and Sale Agreement

                                PROGRAM AGREEMENT

                                      among

                                SAKS INCORPORATED

                                  MCRAE'S, INC.

                                       and

                            HOUSEHOLD BANK (SB), N.A.

--------------------------------------------------------------------------------

                           Dated as of         , 2002
                                       --------

--------------------------------------------------------------------------------

                                    EXHIBITS

Exhibit 1.01       Policy and Reporting Guidelines

Exhibit 4.01(b)    Settlement Calculations

Exhibit 9.01(b)    CI Values of Initial Stores

Exhibit 9.04(c)    CI Value Chart for Additional Stores

Exhibit 9.06       Applicable Setup Cost Refund

Exhibit 10.01      Saks Marks

Exhibit 10.04      Household Marks

                                    SCHEDULES

Schedule 3.10(c)   Listed Ancillary Products

Schedule 6.01(c)   Saks Companies Filings, Authorizations, Consents, and
                   Approvals

Schedule 6.02(c)   Household Filings, Authorizations, Consents, and Approvals

                                PROGRAM AGREEMENT

     This Program Agreement (as amended from time to time, this "Agreement"),
dated as of           , 2002, is by and among Saks Incorporated (the "Company"),
            ----------
McRae's, Inc., an indirect wholly owned subsidiary of the Company ("McRae's" and, together with the Company, the "Saks Companies"), and Household Bank (SB), N.A. ("Household Bank").

     WHEREAS, the Company is in the business of selling merchandise and services through retail stores, catalogs, e-commerce and by other means;

     WHEREAS, the Company's wholly owned subsidiary, National Bank of the Great Lakes ("NBGL") is engaged in the business of issuing private label credit cards and establishing accounts in connection therewith for qualifying customers of the Company and its subsidiaries;

     WHEREAS, the Company and its subsidiaries provide servicing and administrative support services to NBGL in support of NBGL's credit card business;

     WHEREAS, the Company, NBGL and Saks Credit Corporation (together, "Sellers") are entering into a Purchase and Sale Agreement with Household Bank, pursuant to which Sellers will sell, and Household Bank will purchase, specified assets dedicated exclusively to Sellers' consumer private label credit card business;

     WHEREAS, pursuant to this Agreement, the Saks Companies and Household Bank desire to provide for the governance of the operation of the Saks Companies' consumer private label credit card business and for the rendering of marketing and other services by the Parties hereto; and

     WHEREAS, the Saks Companies intend to operate stores, accept credit cards in payment for merchandise and services offered in stores, engage in marketing activities and license their trademarks, all in furtherance of the program established hereunder.

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms. Wherever used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings given them in the Purchase and Sale Agreement.

     "AAA": As defined in Section 12.15(a).

     "Account Documentation": Any and all documentation relating to an Account, including Credit Card Applications, Cardholder Agreements, Charge Slips and Credit Cards.

     "Account Receivables": The amounts accrued and/or owing to Household Bank from Cardholders with respect to the Accounts (including any amounts accrued and/or owing for the payment for Merchandise and Services, late fees, finance charges, returned check fees, charges for Ancillary Products and Household Products and any other interest, charge, fee or expense, imposed on or incurred with respect to such Accounts), net of the amount of any credit balances on the Accounts.

     "Accounts": The Bergner's, Boston Store, Carson Pirie Scott, Herberger's, McRae's, Parisian, Proffitt's, Saks Fifth Avenue and Younkers consumer revolving credit accounts established by Household Bank in accordance with this Agreement or acquired in accordance with the Purchase and Sale Agreement or this Agreement by Household Bank in favor of a Cardholder pursuant to which such Cardholder may finance, for personal, family or household purposes, the purchase of Merchandise or Services from the Company, its Affiliates, its licensees and designated agents.

     "Additional Prepaid Program Fee": As defined in Section 9.03(b)(i).

     "Adjusted Prepaid Program Fee": An amount computed in accordance with
Section 9.01(d).

     "Affiliate": As to any Person, any entity that directly or indirectly controls, is controlled by, or is under common control with such Person. For this purpose, "control" of any Person means ownership of a majority of the voting power of the Person.

     "Amortization Period": The period from and including the Closing Date to, but excluding, the tenth anniversary of the Closing Date, as such period may be adjusted from time to time by agreement between the Parties.

     "Ancillary Products": Any product or program, other than Household Products, Merchandise and Services, proposed or offered to Cardholders by or through Household Bank under which Household Bank or third parties make products or services available to Cardholders as set forth in Section 3.10 hereof, subject to the approval of the Company as provided in such Section.

     "Annual Budget": A twelve-month budget for the Credit Card Business, in substantially the form agreed between the Parties on the Closing Date or such other form as may be approved by the Operating Committee, which in each case shall include the projected funding needs for the Credit Card Business and an explanation as to how those needs will be met.

     "Applicable Setup Cost Refund": As of any date, the amount shown on Exhibit
9.06 opposite the period in which such date falls under the heading "Applicable Setup Cost Refund".

     "Applicant": An individual who has submitted a Credit Card Application for a Credit Card under the Program.

     "Approved Form": The forms of Account Documentation required or permitted by the Underwriting and Credit Policy and/or the Servicing and Collection Policy.

     "Assignee": As defined in Section 12.14(b).

     "Assigning Party": As defined in Section 12.14(b).

     "Authorization": Any domestic or foreign, federal, state, local or other governmental consent, license, permit, grant, authorization or approval, including any consent, license, permit, grant, authorization or approval of any agency, instrumentality or subdivision of the foregoing, which is used in or necessary to permit the Parties to carry on the Program as contemplated herein.

     "Bankruptcy Code": Title 11 of the United States Code, as amended, or any other applicable state or federal bankruptcy, insolvency, moratorium or other similar law.

     "Business Day": Any day other than (i) a Saturday or a Sunday or (ii) a day on which federally insured depositary institutions in Alabama, Georgia, Illinois, Mississippi, Nevada or New York are authorized or obligated by law, governmental decree or executive order to be closed.

     "Business Plan": A three-year business plan for the Credit Card Business, in substantially the form agreed between the Parties on the Closing Date or such other form as may be approved by the Operating Committee, which shall in each case describe strategies for growth of the Credit Card Business and include detailed financial statements, a detailed description of proposed capital expenditures and systems improvements, and the projected funding needs for the Credit Card Business during the term of the plan and an explanation as to how those needs will be met.

     "Call Center Payment": A payment on an Account made by a Cardholder (or any Person acting on behalf of such Cardholder) to or at any call center maintained by the Company in connection with the Program.

     "Cardholder": Any Person who (i) has at any time entered into a Cardholder Agreement, (ii) is obligated under or with respect to an Account, (iii) is issued and authorized to use a Credit Card or (iv) is authorized to use a Credit Card by a Person who has been issued a Credit Card.

     "Cardholder Agreement": A credit card agreement or other agreement between Household Bank (including as assignee pursuant to the Purchase and Sale Agreement) and a Cardholder (and any replacement of such agreement) governing the use of an Account, together with all amendments thereto (including change of terms notices).

     "Cardholder Information": All information with respect to Cardholders processed by, or maintained on, the information systems operated by the Company, Household Bank or their respective Affiliates or otherwise in their possession, including Charge Transaction Data.

     "Cardholder List": Any list (whether in hard copy, in magnetic tape format or other form) identifying Cardholders, including any list of the names, addresses, telephone numbers, social security numbers and other personal identifying information of any or all Cardholders.

     "Cash Collateral Account": A deposit account established by the Company on or prior to the Closing Date at a commercial bank agreed between the Parties.

     "Change in Law": The enactment, promulgation, execution or ratification of, or any change in or amendment to, any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) that occurs on or after the date hereof.

     "Change of Control": A Person that is not, directly or indirectly, a wholly owned subsidiary of Household International or the Company shall be deemed to have experienced a "Change of Control" if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has a right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or condition), directly or indirectly, of more than 50% of the total voting power of the then outstanding voting capital stock of such Person, (ii) a majority of the board of directors of such Person does not consist of Continuing Directors or (iii) all or substantially all of the assets of the Person are to be sold to a third party. A Person that is a directly or indirectly, a wholly owned subsidiary of Household International or the Company shall be deemed to have experienced a "Change of Control" if (i) it ceases to be, directly or indirectly, a wholly owned subsidiary of Household International or the Company, as applicable, or
(ii) all or substantially all of the assets of the Person are to be sold to a third party.

     "Charge Slip": Any evidence of a sale of Merchandise or Services by the Company or one of its Affiliates, licensees or designated agents to be charged on an Account.

     "Charge Transaction Data": Account and/or Cardholder identification and transaction and experience information with regard to each purchase of Merchandise and/or Services charged by a Cardholder using his or her Credit Card.

     "CI Value": With respect to any Store at any time, the value computed for such Store in accordance with Section 9.01(b).

     "Claimant": As defined in Section 12.15(b).

     "Closing Date": As defined in the Purchase and Sale Agreement.

     "Co-Branded Card": A credit card, debit card or similar device, other than a Credit Card, bearing a Saks Mark.

     "Composite Index": At any time, the value computed in accordance with
Section 9.01(a).

     "Confidential Information": As defined in Section 12.01.

     "Continuing Director": With respect to any Person, (i) any member of the board of directors of such Person while such individual is a member of the board, who was a member of the board on the date of this Agreement or (ii) any individual who subsequently becomes a member of the board of such Person, while such individual is a member of the board, if such individual's nomination for election or election to the board is recommended or approved by a majority of the Continuing Directors.

     "CPI": The Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, 1982-84=100, as published by the United States Department of Labor Bureau of Labor Statistics, or any successor organization.

     "CPI Adjustment": With respect to the Closing Date and the first, second and third anniversaries of the Closing Date, 1.00. With respect to each subsequent anniversary of the Closing Date, the CPI for the calendar month preceding the calendar month in which such anniversary falls, divided by the CPI for the calendar month in which the third anniversary of the Closing Date falls; provided, however that, (i) with respect to any anniversary of the Closing Date by which the CPI for the preceding calendar month has not been published, the CPI Adjustment shall be determined on the basis of the Company's good faith estimate of the CPI for the preceding calendar month and (ii) the CPI Adjustment shall in no event be less than 1.00.

     "Credit Card": The plastic card, account number or other access device, the issuance of which qualifies as "credit card operations" under 12 U.S.C. (S) 1841(c)(2)(F), issued by Household Bank to a Cardholder for the purchase of Merchandise or Services under an Account but excluding (i) any debit card that does not provide the holder with the ability to obtain or access credit other than through an overdraft line of credit and (ii) any stored value, digital cash, electronic payments, prepaid card, gift card, smart card, or other access device that does not provide the holder with the ability to obtain or access credit other than through an overdraft line of credit.

     "Credit Card Application": A credit application submitted in order to establish an Account.

     "Credit Card Business": The private label credit card program relating to Accounts and made available to qualifying customers of the Company, its Affiliates, licensees and designated agents to make purchases of Merchandise and Services from the Company, its Affiliates, licensees or designated agents, including the extension of credit to Cardholders, the servicing of the Accounts, billings, collections, processing of Account transactions, the administration and management of the Accounts and Account Receivables, and all aspects of the private label credit card program relating to the Accounts, including servicing under the Master Trust Agreement (as defined in the Purchase and Sale Agreement).

     "Credit Limit": At any time, the then-maximum amount of credit that will be extended to a Cardholder under an Account, as established in accordance with the Underwriting and Credit Policy.

     "Credit Slip": Any evidence of an adjustment or credit on an Account relating to a return or exchange of Merchandise or cancellation of Services purchased with a Credit Card.

     "Damages": Any and all losses (including liquidated, special, consequential, punitive and exemplary damages), claims, damages (statutory or otherwise), Liabilities, judgments, settlements, awards (including back pay awards), demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of pocket costs, expenses and attorneys' fees (including any such reasonable costs, expenses and attorney's fees incurred in enforcing any right of indemnification against any indemnifying Party or with respect to any appeal), interest and penalties, if any.

     "Debt": With respect to any Person, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including (a) all Debt of any other Person secured by any Lien on such Person's property, (b) all obligations or liabilities created or arising under any capital lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property (provided that all such obligations and liabilities under clause (a) or this clause (b) which are limited in recourse to the applicable property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP) and
(c) all obligations and liabilities of such Person under guarantees.

     "Early Termination Event": A Saks Early Termination Event or a Household Early Termination Event.

     "Event of Bankruptcy": With respect to any Person, the occurrence of any of the following events: (a) with respect to any Person the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC"), the FDIC or any other Governmental Authority having jurisdiction over such Person shall order the appointment of a custodian, receiver, liquidator, conservator, assignee, trustee, or sequestrator (or similar official) of such Person or of any substantial part of its properties, or order the winding-up or liquidation of the affairs of such Person, or (b) a decree or order, by a Governmental Authority having jurisdiction, shall be entered with respect to such Person and shall not be vacated, discharged, stayed or bonded within 60 days after the date of entry thereof (i) for relief in respect of such Person pursuant to the Bankruptcy Code, (ii) appointing a custodian, receiver, liquidator, conservator, assignee, trustee, or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of such Person, or (c) a Person other than such Person shall file a petition seeking the institution of any proceedings specified in clauses (b)(i), (ii) or (iii) in respect of such Person, and such petition shall not be discharged or dismissed within 60 days after the date of filing thereof, or (d) such Person shall (i) file a petition seeking relief pursuant to the Bankruptcy Code, (ii) consent to the institution of proceedings pursuant thereto or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, conservator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties or to the winding up or liquidation of its affairs or (iii) take corporate action in furtherance of any such action.

     "Finance Charge Reversal Percentage": With respect to any anniversary of the Closing Date, an amount, expressed as a percentage, equal to (i) the aggregate amount of all finance charges that had been assessed on the Accounts and then, during the twelve month period ending with the month containing such anniversary of the Closing Date, were reversed by the Company or its Affiliates, divided by (ii) the aggregate amount of all finance charges assessed on the Accounts during such twelve month period.

     "Fiscal Quarter": Any quarter of the Company's fiscal year; provided, however, that, for the purposes of Article IX only, (i) if the period beginning on but excluding the Closing Date and ending on and including the last day of the fiscal quarter of the Company in which the Closing Date occurs is more than 45 days, such period shall also be deemed to be a Fiscal Quarter and (ii) if the period beginning on the first day of the last fiscal quarter in which the Amortization Period ends and ending on the last day of the Amortization Period is more than 45 days, such period shall also be deemed to be a Fiscal Quarter.

     "Force Majeure Event": Any natural or man-made disaster, armed conflict, act of terrorism, riot, labor disruption or any other circumstance beyond the applicable Person's control (and not arising out of the misconduct of such Person or its Affiliates).

     "GAAP": United States generally accepted accounting principles consistently applied in accordance with past practices.

     "Governmental Authority": Any government, any state or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case whether federal, state or local.

     "HFC": Household Finance Corporation and its successors.

     "High Collar": (i) With respect to the Finance Charge Reversal Percentage, 1.31%, (ii) with respect to the Late Fee Reversal Percentage, 10.10%, (iii) with respect to the Returned Check Fee Reversal Percentage, 6.70%; or, in each case, such other level as may from time to time be set by the Operating Committee.

     "Household Early Termination Event": As defined in Section 8.02(b).

     "Household Entities": Household Bank and HFC.

     "Household Guarantee": As defined in the Purchase and Sale Agreement.

     "Household International": Household International, Inc., its successors and assigns.

     "Household Issues": The issues listed in Section 3.04(c).

     "Household License": As defined in Section 10.04(a).

     "Household Marks": The trademarks, service marks, trade names, corporate names, and logos listed on Exhibit 10.04, as such exhibit may be amended from time to time by written agreement of the Parties.

     "Household Material Adverse Effect": Any change, circumstance, occurrence, event or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to (i) the business, assets, financial condition, results of operations or prospects of any Household Entity or Household International (including HFC's failure to maintain an investment grade rating from at least two of Fitch, Inc., Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and Moody's Investor Services, Inc.), or (ii) the ability of any Household Entity to consummate the transactions contemplated by the Transaction Documents.

     "Household Owner": With respect to a Household Mark, Household Bank or its Affiliate which owns such Household Mark.

     "Household Products": (i) General, multi-purpose bankcards that are not Co-Branded Cards or otherwise linked to the Saks Companies or competitive with or a substitute for Credit Cards and that do not permit transfer of balances from Credit Cards or offer similar features to Cardholders and (ii) credit card protection services, credit life, disability or unemployment insurance services or debt cancellation services.

     "Household Switching Cost": $50,000,000, which the Parties agree is a reasonable estimate of the cost to Household Bank and its Affiliates of terminating the Program and implementing alternative arrangements.

     "In-Store Payment": A payment on an Account made by a Cardholder (or any Person acting on behalf of such Cardholder) at a Store.

     "Independent Appraiser": A nationally recognized investment banking firm or firm of independent certified public accountants of recognized standing that is regularly engaged in the business of appraising credit card receivables, and which is not an Affiliate of any Party.

     "Late Fee Reversal Percentage": With respect to any anniversary of the Closing Date, an amount equal to (i) the aggregate amount of all late fees that had been assessed on the Accounts and then, during the twelve month period ending with the month containing such anniversary of the Closing Date, were reversed by the Company or its Affiliates, divided by (ii) the aggregate amount of all late fees assessed on the Accounts during such twelve month period.

     "Liabilities": As defined in the Purchase and Sale Agreement.

     "Lien": Any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, preference, priority or other security agreement of any kind or nature whatsoever.

     "Liquidity": At any date of determination, the sum of the cash and marketable securities held by the Company and its Affiliates plus the aggregate amount then available to be borrowed by the Company and its Affiliates under all then existing borrowing arrangements.

     "Listed Ancillary Products": The programs, products or services listed on
Schedule 3.10(c), as such Schedule may be amended from time to time in accordance with Section 3.10(d).

     "Low Collar": (i) With respect to the Finance Charge Reversal Percentage, 1.19%, (ii) with respect to the Late Fee Reversal Percentage, 9.10%, (iii) with respect to the Returned Check Fee Reversal Percentage, 6.10%, or, in each case such other level as may from time to time be set by the Operating Committee.

     "Loyalty Programs": With respect to Parisian Cardholders, the "Signature Club" program, with respect to Saks Fifth Avenue Cardholders, the "SaksFirst" program and, with respect to all other Cardholders, the "Your Rewards" program, as each such program is amended from time to time.

     "LTM Average Composite Index": At any time after the first anniversary of the Closing Date, (a) the sum of the Composite Index on the last day of each of the preceding twelve fiscal months, divided by (b) twelve. Prior to the first anniversary of the Closing Date, the average of the values of the Composite Index on the last day of each of the fiscal months that have ended since the Closing Date.

     "LTM Net Volume": With respect to the Closing Date, the aggregate of all amounts billed to cardholders for sales of Merchandise and Services, including sales taxes, during the preceding twelve fiscal months under accounts then owned by NBGL, minus all credits posted to such accounts during the preceding twelve fiscal months (other than credits representing payments in respect of account receivables), and, with respect to any anniversary of the Closing Date, the aggregate of all amounts billed to Cardholders for sales of Merchandise and Services, including sales taxes, during the preceding twelve fiscal months under Accounts, minus all credits posted to the Accounts during the preceding twelve fiscal months (other than credits representing payments in respect of Account Receivables).

     "Marketing Contribution": As defined in Section 2.04(b).

     "Marketing Plans": Marketing and promotional programs for the origination of new Accounts, or renewed or increased usage of existing Accounts, including first purchase discounts, SaksFirst and other Loyalty Programs, bounce backs and sales associate compensation programs (including incentives for special promotions) in effect on the date hereof.

     "Master Trust Agreement": As defined in the Purchase and Sale Agreement.

     "Merchandise": Those goods, including accessories, delivery services, gift cards, gift certificates, shipping and handling, sold or charged from time to time after the date of this Agreement at retail by the Saks Companies, their Affiliates, licensees, or designated agents in a Store to the general public for personal, family or household use.

     "NBGL": As defined in the recitals to this Agreement.

     "NBGL Retained Accounts": The NBGL Retained Accounts (as defined in the Purchase and Sale Agreement) and all accounts acquired by NBGL from Household Bank in accordance with the Receivables Purchase Agreement after the Closing Date.

     "Net Finance Charges": For any calendar month, the aggregate of all late fees, finance charges, returned check fees and any other interest, charge, fee or expense (other than charges for the purchase of Merchandise or Services), imposed on, or incurred by, Accounts that are less than Vision21 cycle due 8 (or as comparably described in any successor system) contractually delinquent in payment during such calendar month, reduced by any amounts waived in respect of such Accounts during such calendar month. (It being understood that the Company intends not to assess any finance charges or late fees on Accounts that are Vision21 cycle due 8 or more.) For any period less than a full calendar month, a pro rata portion of the Net Finance Charges for the entire calendar month based on the number of days elapsed in such period.

     "New Portfolio": As defined in Section 9.03(a) hereof.

     "Operating Committee": As defined in Section 3.01.

     "Opinion of Counsel": A written opinion of counsel (including a reasoned opinion) in form and substance reasonably acceptable to the recipient and given by (i) outside counsel reasonably acceptable to the recipient or (ii) (A) in the case of Opinions of Counsel delivered by Household Bank, the General Counsel for the Retail Services Division of Household International or any other attorney with comparable responsibilities or (B) in the case of Opinions of Counsel delivered by a Seller, the Deputy General Counsel of the Company or any other attorney with comparable responsibilities.

     "Other Party": As defined in Section 12.14(b).

     "Party": When used in the singular, either one of the Saks Companies or Household Bank, or the Saks Companies on the one hand and Household Bank on the other hand, as the context requires, and when used in the plural, both the Saks Companies and Household Bank.

     "Person": Any individual, partnership, corporation, trust, limited liability company, unincorporated organization, government or department or agency thereof or any other entity.

     "Policy and Reporting Guidelines": The Policy and Reporting Guidelines attached hereto as Exhibit 1.01.

     "POS Network": As defined in Section 3.05(k).

     "Prepaid Program Fee": As defined in the Purchase and Sale Agreement.

     "Prime Rate": With respect to any Business Day, the rate published as the "Prime Rate" in the "Money Rates" section or other comparable section of The Wall Street Journal on such date. In the event The Wall Street Journal publishes a prime rate range, the average of that range, as reasonably determined by the Company, shall be the Prime Rate. In the event The Wall Street Journal no longer publishes a "Prime Rate" entry, the Prime Rate shall be determined based on comparable data in such manner as the Parties may agree.

     "Program": The program for the Credit Card Business established by this Agreement. The term "Program" includes the extension of credit, billings, collections, accounting between the Parties and all aspects of the conduct of the Credit Card Business contemplated herein.

     "Program Accounts Portfolio": All Accounts owned by Household Bank.

     "Program Fee": As defined in Section 5.01(a).

     "Program Fee Percentage": At any time, the applicable percentage computed in accordance with Section 5.01(b).

     "Purchase and Sale Agreement": The Purchase and Sale Agreement among
Sellers and Household Bank, dated as of July   , 2002, as amended from time to
                                             --
time.

     "Receivables Purchase Agreement": As defined in the Purchase and Sale Agreement.

     "Requirements of Law": With respect to any Party, any certificate of incorporation, articles of association, charter, by-laws or other organization or governing documents of such Party, and any law, ordinance, statute, treaty, rule, judgment, regulation or other determination or finding of any arbitrator or governmental authority applicable to or binding upon such Party, its business or assets, or to which such Party, its business or assets, is subject, whether federal, state, county, local or otherwise (including usury laws, the Federal Truth-in-Lending Act, the Fair Debt Collection Practices Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and any implementing regulations).

     "Respondent": As defined in Section 12.15(b).

     "Returned Check Fee Reversal Percentage": With respect to any anniversary of the Closing Date, an amount, expressed as a percentage, equal to (i) the aggregate amount of all returned check fees that had been assessed on the Accounts and then, during the twelve month period ending with the month containing such anniversary of the Closing Date, were reversed by the Company or its Affiliates, divided by (ii) the aggregate amount of all returned check fees assessed on the Accounts during such twelve month period.

     "Saks Early Termination Event": As defined in Section 8.02(a).

     "Saks Guarantee": As defined in the Purchase and Sale Agreement.

     "Saks Issues": The issues listed in Section 3.04(d).

     "Saks License": As defined in Section 2.05.

     "Saks Marks": The trademarks, service marks, trade names, corporate names, and logos listed on Exhibit 10.01, as such exhibit may be amended from time to time by written agreement of the Parties, to the extent the same are used by Stores.

     "Saks Material Adverse Effect": Any change, circumstance, occurrence, event or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the ability of any Saks Company to perform its obligations under this Agreement.

     "Saks Owner": With respect to a Saks Mark, the Company or its Affiliate which owns such Saks Mark.

     "Saks Switching Cost": $25,000,000, which the Parties agree is a reasonable estimate of the cost to the Company and its Affiliates of terminating the Program and implementing alternative arrangements.

     "Securitization Assumption Date": The date on which the Company (or its designee) purchases the Accounts Receivable in the event the Company exercises its option to do so in accordance with Section 8.03(a), 8.04(b), 8.05(a) or 9.06, or as soon thereafter as is reasonably practicable.

     "Securitization Default": Any payout event, early amortization event, servicer default or similar event under the Master Trust Agreement or any comparable agreement funding the continuing purchase of Account Receivables, other than any such event arising solely out of a breach at any time of the Servicing Agreement or Subservicing Agreement by McRae's or any action of Sellers prior to the Closing Date.

     "Sellers": As defined in the recitals to this Agreement.

     "Services": Work or labor to be performed by or at the instance of the Saks Companies, their Affiliates, licensees and/or designated agents for the benefit of a Cardholder in the ordinary course of business. Such work or labor may include Merchandise used or to be used in the performance of such work or labor.

     "Servicing Agreement": As defined in the Purchase and Sale Agreement.

     "Servicing and Collection Policy": The collective practices, policies and procedures regarding servicing of accounts (including billing, collection, charge-off and other activities) as developed from the Policy and Reporting Guidelines and that have been approved by Household Bank and the Company on the Closing Date, as the same may from time to time be amended pursuant to Section 3.04.

     "Solvent": When used with respect to any Person, that (a) the present fair salable value of such Person's assets exceed the total amount of its liabilities, (b) such Person is able to pay its debts as they become due and (c) such Person does not have unreasonably small capital to carry on its business as theretofore operated and all business in which such Person is about to engage.

     "Subservicing Agreement": The Subservicing Agreement between McRae's and HFC, dated as of the Closing Date.

     "Special Credit Card Programs": The following accounts and plans offered by NBGL on the date hereof: (i) Major Purchase, (ii) 3 Month Zero Interest, (iii) Furniture, (iv) Convenient Installment, (v) Deferred, (vi) Table Top, (vii) Parisian "No Interest," (viii) Silver, Fine China and Crystal, (ix) No Interest, No Payment and (x) Extended (formerly 12 Month) Zero Interest.

     "Stores": At any time, the Bergner's, Boston Store, Carson Pirie Scott, Herberger's, McRae's, Parisian, Proffitt's, Saks Fifth Avenue, Off 5th and Younkers retail stores then operated by the Saks Companies or their Affiliates and located in the United States, together with any other stores then operated by the Saks Companies or their Affiliates that have been added to the Program as provided in Section 9.03 or Section 9.04 and remain subject thereto. "Store" shall also include (i) any location or operation which sells Merchandise and/or Services by mail order or over the telephone or Internet (including through third-party Internet portals to which one or more of the aforementioned Stores operated by the Saks Companies are linked) using one or more Saks Marks and (ii) any department within a Store location operated by an unrelated party pursuant to a license from the Company or its Affiliates.

     "Term": The period from and including the Closing Date to the termination of this Agreement pursuant to Article VIII.

     "Territory": The United States.

     "Third-Party Claim": Any civil, criminal or administrative action, suit, hearing, investigation, inquiry, subpoena, claim, allegation or proceeding (including cross-claims and counterclaims), in each case, of or by a Person other than a Party to this Agreement or an Affiliate of any such Party.

     "Transaction Documents": As defined in the Purchase and Sale Agreement.

     "Transition Plan": The transition plan agreed to between the Parties on the Closing Date as to the actions the Parties shall take to implement the Program in accordance with this Agreement.

     "Tribunal": As defined in Section 12.15(a).

     "Underwriting and Credit Policy": The collective practices, policies and procedures regarding underwriting and account management (including origination of Accounts and extension of credit, including underwriting criteria, Credit Limit assignments, credit terms and all other terms of the Cardholder Agreements and other Account Documentation, marketing, portfolio management and other activities) as developed from the Policy and Reporting Guidelines and that have been approved by Household Bank and the Company on the Closing Date, as the same may from time to time be amended pursuant to Section 3.04.

     "Unearned Prepaid Program Fee": At any time, the amount computed in accordance with Section 9.01(c).

     Section 1.02. Certain Interpretive Matters. As used herein, (i) accounting terms not otherwise defined herein shall be construed in accordance with GAAP,
(ii) references to the "United States" shall include the District of Columbia;
(iii) the term "including" is meant to be inclusive and shall be deemed to mean "including without limitation," (iv) the word "or" is disjunctive, but not necessarily exclusive and (v) the term "knowledge" shall mean the actual (and not imputed) knowledge of the relevant Party. Wherever in this Agreement reference is made to a calculation to be made in accordance with GAAP, such reference shall be deemed to be to the GAAP from time to time applicable as at the date on which such calculation is made or required to be made in accordance with GAAP, unless the context otherwise requires. Any capitalized terms used in this Agreement referring to Account Documentation shall refer to Approved Forms thereof.

     Section 1.03. Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

     Section 1.04. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement that refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument, or document. Nothing contained in this Section 1.04 shall be construed to authorize any such renewal, extension, modification, amendment, or restatement.

                                   Article II

                            ESTABLISHMENT OF PROGRAM

     Section 2.01. Establishment of Program, Generally.

     (a) Subject to the terms and conditions of this Agreement, Household Bank and the Saks Companies hereby establish the Program and shall participate in the Program during the Term for the purpose of extending revolving credit with respect to Accounts for the purchase of Merchandise and Services from Stores. The Credit Card Business has been crucial to the overall level of customer satisfaction experienced by the Company and its Affiliates and, as a consequence, has significantly contributed to, and significantly affected, their sales growth, results of operations, and financial condition. The Saks Companies are entering into this Agreement for the purpose of enhancing, through successful operation of the Program and the Credit Card Business, sales growth, results of operations and financial condition of the Company and its Affiliates. It is the Parties' intention that the Program and the Credit Card Business be operated in a manner that will increase the overall level of customer satisfaction experienced by the Company and its Affiliates.

     (b) The Company shall, directly or through one or more Affiliates, accept and process Credit Card Applications in accordance with the underwriting criteria, credit limit assignment policy and other requirements set forth in the Underwriting and Credit Policy. Household Bank shall have no recourse against the Company or its Affiliates in respect of unpaid Accounts except as provided in Section 4.03.

     (c) With respect to each Applicant who qualifies for credit under the Underwriting and Credit Policy, Household Bank shall promptly open an Account and issue a Credit Card. The terms and conditions upon which a Cardholder may use the Credit Card, and upon which Household Bank shall extend credit to a Cardholder, shall be governed by the Cardholder Agreement between such Cardholder and Household Bank.

     (d) Household Bank and the Company each shall take all actions, and cause its Affiliates to take all actions, in a timely manner as may be necessary to implement the Transition Plan in accordance with its terms.

     Section 2.02. Extension of Credit By Household Bank. Subject to (a) the Credit Limits applicable to each Account, (b) the terms and conditions in the Cardholder Agreement and (c) the Underwriting and Credit Policy, Household Bank shall extend credit to Cardholders in amounts set forth as the total for any purchase(s) reflected in Charge Transaction Data received by Household Bank.

     Section 2.03. Stores to Honor Credit Card. During the Term and subject to
Section 8.03(e), the Company shall cause each Store to honor Credit Cards bearing the name of such Store for purchases of Merchandise and Services in accordance with the purchase authorization and other operating procedures established in the Underwriting and Credit Policy. In accordance therewith, the Company shall cause each Store to input Charge Transaction Data into the POS Network immediately after each such purchase occurs. In the event the POS Network is not in operation, authorizations for Cardholder purchases shall be obtained as provided in the Underwriting and Credit Policy.

     Section 2.04. Promotion of Program.

     (a) In accordance with the Marketing Plans, Household Bank and the Saks Companies shall cooperate with each other and actively support and promote the Program and promote Credit Cards to Cardholders, both existing and potential, in order to encourage the acquisition and usage of Accounts by Cardholders.

     (b) On the Closing Date and each one year anniversary thereof occurring prior to the termination of this Agreement, Household Bank shall pay to the Company a marketing contribution (the "Marketing Contribution") equal to (i) $3,000,000 multiplied by the CPI Adjustment plus (ii) 0.14% multiplied by the LTM Net Volume. The Company shall use the Marketing Contribution for the marketing of the Credit Card Business.

     Section 2.05. License to Use Saks Marks. Subject to the terms and conditions set forth herein (including Section 10.01, Section 10.02 and Section 10.03), each Saks Owner hereby grants to Household Bank a non-exclusive, non-transferable, non-sublicensable (except as set forth below) right and license to use the Saks Mark(s) owned by such Saks Owner solely in the Territory and solely as and to the extent necessary to (i) prepare and print marketing materials, credit cards and credit card applications and agreements and displays, in each case in connection with the Program and in accordance with the terms hereof and (ii) otherwise carry out Household Bank's responsibilities hereunder (the "Saks License"). The royalty for the Saks License is included in the Prepaid Program Fee and Program Fee payable to the Company pursuant to
Article V.

     Section 2.06. Competitive Programs.

     (a) Except as permitted in Article IX, the Saks Companies shall not during the Term, unless Household Bank agrees otherwise in writing, make available, or enter into the provision of, any credit program, credit facility or credit card program directed to customers who are individuals other than (i) credit provided in connection with the Program hereunder, (ii) credit provided by generally accepted multi-purpose credit or debit cards such as American Express, Mastercard, Visa and Discover, including any cooperative marketing program established to support such cards (except that any Co-Branded Card, even if issued by any of the foregoing, shall be prohibited), (iii) credit provided in connection with accounts for commercial or business customers, (iv) credit provided by merchandise vendors and (v) credit provided in connection with the NBGL Retained Accounts or in connection with any other accounts opened or acquired and retained by the Company or its affiliates consistent with Article IX.

     (b) Notwithstanding anything to the contrary contained herein, there shall be no limit on the ability of the Company or its Affiliates to accept any credit card product, including in stores operated by the Company or its Affiliates, or to offer or accept in any way (i) any debit card or access device that does not provide the holder with the ability to obtain or access credit other than through an overdraft line of credit or (ii) any stored value, digital cash, electronic payments, prepaid card, smart card, gift card, or other access device that does not provide the holder with the ability to obtain or access credit other than through an overdraft line of credit.

                                   ARTICLE III

                            ADMINISTRATION OF PROGRAM

     Section 3.01. The Operating Committee.

     (a) The Parties hereby establish a committee (the "Operating Committee") to oversee and review the conduct of the Credit Card Business pursuant to this Agreement. The Operating Committee shall consist of six voting members and up to four non-voting members, with an equal number appointed by the Company and by Household Bank. The voting members appointed by each of the Company and Household Bank shall include its chief financial officer, general counsel and senior credit officer or other personnel of comparable rank as may from time to time be designated by it.

     (b) Each party shall have the right to remove or replace, consistent with
Section 3.01(a), its appointees for any reason at any time and to fill any vacancy with respect to any of its appointees, whether due to death, resignation or cessation of employment with the appointing party.

     (c) The Operating Committee may appoint one or more subcommittees and special committees to assume specific responsibilities. Special committee members need not be members of the Operating Committee.

     Section 3.02. Responsibilities of the Operating Committee. The Operating Committee's responsibilities shall include:

     (a) Periodic and at least annual review of Account Documentation in connection with the Program.

     (b) Monthly review of the Parties' performance, and costs incurred, under this Agreement and the Servicing Agreement, including:

          (i) New account approval rate, initial Credit Limit assignments and Credit Limit changes,

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

          (ii) Customer service standards,

          (iii) Operating standards,

          (iv) Systems reliability,

          (v) Servicing activity, including performance of collections,

          (vi) Projected capital expenditures relating to the administration of the Program and growth of the Credit Card Business and

          (vii) Performance of the Program Accounts Portfolio, including delinquencies and charge-offs.

     (c) Agreement by December 1 on the next calendar year's schedule of monthly meetings.

     (d) Overseeing compliance with the Underwriting and Credit Policy and the Servicing and Collection Policy and reviewing and/or approving changes thereto, including reviewing and/or approving the following:

          (i) Credit terms, including:

               (A) minimum payment, grace period and over-limit fees, and

               (B) all other credit terms, including annual percentage rates, late fees, and other charges;

          (ii) Credit underwriting criteria;

          (iii) Risk management policies;

          (iv) Billing adjustment policies, including finance charge and late fee reversals and rebates;

          (v) Card design and collateral aesthetics;

          (vi) Look, feel and content of billing statements;

          (vii) Customer contact and communications;

          (viii) Marketing Plans;

          (ix) The Business Plan;

          (x) The Annual Budget;

          (xi) Capital expenditures, including

               (A) expenditures for maintenance of existing systems and

               (B) systems improvements and/or upgrades and new interfaces;

          (xii) New credit card products proposed to be offered by Household Bank to existing Cardholders;

          (xiii) Ancillary Products proposed to be offered to existing Cardholders; and

          (xiv) Resolution of disputes as contemplated by Section 3.03(d).

     Section 3.03. Operating Committee Procedures.

     (a) The Operating Committee shall hold regular monthly meetings. Special meetings may be held when scheduled by a prior act of the Operating Committee or when called by delivery of at least 5 Business Days' prior written notice by either party. Any such notice must specify the purpose of the special meeting. If fewer than all committee members are present in person, by telephone or by proxy, the business transacted at such special meeting shall be limited to that stated in the notice. Meetings may be held in person or by conference call, except that one quarter of monthly meetings shall be held in person. The Operating Committee shall meet in voting-members-only executive session except for those portions of meetings at which other personnel of the Company or its Affiliates and/or Household Bank should, and are invited to, be present. Meetings in person shall alternate between the Company's and Household Bank's locations. If such a meeting is to be held at a Company location it may be held in Birmingham, Alabama, Jackson, Mississippi or New York City, as the Company may select. If such a meeting is to be held at a Household Bank location it may be held in Prospect Heights, Illinois, New Castle, Delaware or Las Vegas, Nevada, as Household Bank may select.

     (b) The Parties shall use reasonable best efforts to ensure their respective voting members are present at each Operating Committee meeting. Any committee member who is unable to attend an Operating Committee meeting due to illness or other incapacity may designate a substitute to attend and vote at such meeting in his or her place provided that the other committee members are notified of the substitution at least one Business Day prior to the meeting. Any substitute so designated must have decision-making authority comparable to that of the ill or incapacitated member.

     (c) The Operating Committee may take any action authorized under this Agreement either at a meeting or by written consent of the number of members necessary to authorize such an action at a meeting. Each committee member (other than non-voting members) shall have one vote. A quorum, consisting of at least 5 voting members (or permitted substitutes), must be present to transact business at any meeting. Although non-voting members shall be entitled to attend all Operating Committee meetings (other than voting-members-only executive sessions), their presence shall not count towards a quorum. Except as described below with respect to Saks Issues and Household Issues, authorization of an action shall require the affirmative vote of at least 4 voting members of the Operating Committee.

     (d) If for a period of ten Business Days the Operating Committee fails to agree on a material element of any Business Plan, Annual Budget or Marketing Plan or any other matter of

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

material significance to the Credit Card Business, then the president of Household Bank and the vice chairman of the Company (or any other similarly ranking official of Household Bank or the Company, as the case may be, who is not an Operating Committee member and shall have been designated, in advance of the matter requiring resolution, in writing by one Party to the other Party) shall in good faith attempt to resolve the dispute or difference. If after ten Business Days such dispute or difference remains unresolved, the disagreement shall constitute a deadlock. In the event of a deadlock, the final decision shall rest with Household Bank, in the case of Household Issues, or the Company, in the case of Saks Issues. If the matter that is the subject of such a dispute or difference is not a Household Issue or a Saks Issue, then the matter shall be deemed rejected by the Operating Committee. Notwithstanding the foregoing, if the matter that is the subject of such a dispute or difference is a Household Issue set forth in Section 3.04(c)(i), then Household Bank may not make any change unless, in Household Bank's reasonable judgment, such change is dictated by legal or regulatory requirements as evidenced by an Opinion of Counsel.

     (e) Notwithstanding anything to the contrary contained herein, prior to the first anniversary of the date of this Agreement, modifications to the Underwriting and Credit Policy and the Servicing and Collection Policy (other than modifications that, in Household Bank's reasonable judgment, are dictated by legal or regulatory requirements as evidenced by an Opinion of Counsel) may be made only by majority (or greater) vote of the Operating Committee (and the deadlock mechanism described in Section 3.03(d) shall not apply).

     (f) Notwithstanding anything to the contrary contained herein, Household Bank shall not override any vote of the Company's voting members of the Operating Committee in a way that would result in any aspect of the Program being more onerous or less beneficial to the Cardholders or the Company than Household Bank's other private label credit card programs unless (i) Household Bank's position on the issue is dictated by legal or regulatory requirements and
(ii) it adopts, and certifies to the Company that it has adopted, the same position with respect to each of its other private label credit card programs that are similarly impacted by such legal or regulatory requirements or to which such legal or regulatory requirements could similarly be applied.

     (g) Notwithstanding anything to the contrary contained herein, Household Bank shall offer the Special Credit Card Programs during the Term to Cardholders and qualifying Applicants in accordance with the terms specified in the Underwriting and Credit Policy; provided, however, such Programs shall be offered only at substantially the same level, frequency and volume and substantially upon such terms as have been historically offered by the Saks Companies. Future special credit card programs and expansions of existing Special Credit Card Programs may be offered with the approval of the Operating Committee.

     (h) If either Party, over the objection of the other Party's voting members on the Operating Committee, shall make any change to the Servicing and Collection Policy or the Underwriting and Credit Policy which has a material impact on the reasonableness of either (i) the standards contained in the Servicing Agreement for the Servicer's performance of its duties thereunder or
(ii) the standards applied in Section 5.03 of this Agreement, then the Parties agree to use their reasonable best efforts to make appropriate adjustments to such standards.

     Section 3.04. Underwriting and Credit Policy and Servicing and Collection Policy.

     (a) The Underwriting and Credit Policy and the Servicing and Collection Policy shall each govern all aspects of the Program that are addressed in such policy.

     (b) Each Party may propose amendments to, or modifications of, any provision of the Underwriting and Credit Policy or Servicing and Collection Policy. At its monthly meetings, the Operating Committee shall review all amendments or modifications of the Underwriting and Credit Policy or the Servicing and Collection Policy proposed during the preceding month and shall direct that the relevant policy be updated to reflect any such changes that are approved in accordance with Section 3.03.

     (c) In accordance with and subject to Section 3.03, Household Bank shall have ultimate decision-making authority over the provisions of the Underwriting and Credit Policy or Servicing and Collection Policy concerning the following issues:

          (i) Credit terms, including:

               (A) minimum payment, grace period and over-limit fees, and

               (B) all other credit terms, including annual percentage rates (which shall be subject to change over the objection of the Company only in accordance with the implementation of a variable interest rate for the Accounts pursuant to Section 5.01(b)), late fees, and other charges;

          (ii) Credit underwriting criteria;

          (iii) Risk management policies;

          (iv) Capital expenditures by Household Bank for systems improvements and/or upgrades and new interfaces;

          (v) Proposed offerings of Household Products; and

          (vi) Content of billing statements that is dictated by legal or regulatory requirements, as evidenced by an Opinion of Counsel.

     (d) In accordance with and subject to Section 3.03, the Company shall have ultimate decision-making authority over the provisions of the Underwriting and Credit Policy or Servicing and Collection Policy concerning the following issues:

          (i) Card design and collateral aesthetics provided that the per card cost of providing such Card design and collateral aesthetics does not materially exceed the per card cost of providing the Card designs and collateral aesthetics in use on the Closing Date;

          (ii) Look, feel and content of billing statements, except for content that is dictated by legal or regulatory requirements, as evidenced by an Opinion of Counsel;

          (iii) Marketing Plans (other than new Marketing Plans that require funding from both Parties or are funded solely by Household Bank);

          (iv) Capital expenditures for maintenance of, and improvements to, the Company's or its Affiliates' existing systems;

          (v) New credit card products (other than Household Products) proposed to be offered by Household Bank to existing Cardholders;

          (vi) Ancillary Products proposed to be offered to existing
     Cardholders;

          (vii) Cross-selling by Household Bank of any products other than Household Products; and

          (viii) Communications and/or contacts with Cardholders (other than as required to maintain and service the Accounts or otherwise provided in this Agreement), including use of telemarketing techniques by Household Bank.

     Section 3.05. Certain Saks Companies Responsibilities. The Saks Companies shall take commercially reasonable steps to conduct all activities of the Saks Companies in respect of the Accounts in a high quality manner, in such a way as not to disparage or embarrass Household Bank or its name, and with a level of service to Cardholders that is not less in any material respect than the level of service provided to holders of Store credit cards by the Company and its Affiliates in respect of such activities prior to the date hereof. The Saks Companies agree to carry out the following responsibilities using commercially reasonable efforts, in accordance with the Underwriting and Credit Policy and the Servicing and Collection Policy, each as in effect from time to time and as applicable:

     (a) solicit new Accounts through in-store "instant/express credit" procedures, display of mail-in Credit Card Applications provided by Household Bank, use of employee Credit Card Applications based on forms provided by Household Bank and provision of Internet Credit Card Applications based on content provided by Household Bank;

     (b) pay sales associate compensation relating to solicitation of new Accounts;

     (c) as provided in the Servicing Agreement, maintain a system to process Credit Card Applications, using the underwriting criteria and Credit Limit assignment policy set forth in the Underwriting and Credit Policy;

     (d) implement and administer the Marketing Plans approved in accordance with the provisions of this Agreement;

     (e) as provided in the Servicing Agreement, maintain a call center to respond to inquiries from Cardholders and to deal with billing-related claims and adjustments (including by making finance charge and late fee reversals and rebates), charge authorizations and Credit Card Applications;

     (f) as provided in the Servicing Agreement, provide Account monitoring services, including identification of delinquencies and need for collection efforts, credit-line adjustments, over-limit authorizations and deactivation or cancellation of Accounts;

     (g) as provided in the Servicing Agreement, prepare, process and mail billing statements, including customer correspondence and statement inserts;

     (h) receive In-Store Payments, Call Center Payments and payments made directly to its credit department lockboxes, subject to remittance to Household Bank as provided in Section 3.11 and Section 4.01(b);

     (i) as provided in the Servicing Agreement, handle early stage collection efforts in respect of delinquent accounts;

     (j) administer Program Accounts Portfolio risk management strategies;

     (k) provide and install point-of-sale devices that can request and receive all appropriate credit-related authorizations (the "POS Network");

     (l) as provided in the Servicing Agreement, prepare and provide Account Documentation (other than Cardholder Agreements, notification of changes in Account terms and privacy policy notifications of Household Bank required by
Section 3.06(c) to be prepared and provided by Household Bank);

     (m) cooperate with Household Bank in Household Bank's development of the Business Plan and the Annual Budget;

     (n) as provided for in the Servicing Agreement, maintain adequate computer and communications systems and other equipment and facilities necessary or appropriate for servicing the Program Accounts Portfolio; and

     (o) as provided for in the Servicing Agreement, maintain a disaster recovery plan and have in place sufficient back-up systems, equipment, facilities and trained personnel to implement such disaster recovery plan so as to service the Program Accounts Portfolio continuously through a disaster.

     Section 3.06. Certain Household Bank Responsibilities. Household Bank shall take commercially reasonable steps to conduct all activities of Household Bank in respect of the Accounts in a high quality manner, in such a way as not to disparage or embarrass the Company or its Affiliates or their names, and with a level of service to Cardholders that is not less in any material respect than the level of service provided to holders of Store credit cards by the Company and its Affiliates in respect of such activities prior to the date hereof. Household Bank agrees to carry out the following responsibilities using commercially reasonable efforts at its own expense (except as expressly provided herein) in accordance with the Underwriting and Credit Policy and the Servicing and Collection Policy, each as in effect from time to time and as applicable:

     (a) implement the Transition Plan;

     (b) assign to the Program a relationship manager reasonably acceptable to the Company;

     (c) in accordance with Section 3.09, prepare and provide Cardholder Agreements, notification of changes in Account terms and, in accordance with
Section 3.07(g), privacy policy notifications of Household Bank, all in compliance with applicable Requirements of Law;

     (d) comply with the terms of the Cardholder Agreements;

     (e) prepare forms of Credit Card Applications and marketing materials and provide the Company and its Affiliates with an adequate supply of the same;

     (f) implement pre-screened application programs;

     (g) extend credit on newly originated and existing Accounts;

     (h) review the underwriting criteria, credit terms and risk management policy of the Program and submit any proposed changes to the Operating Committee;

     (i) in accordance with Section 3.09, process remittances from Cardholders;

     (j) in accordance with Section 3.09, integrate and interface the Parties' information technology systems, including managing modifications to those systems and coordinating and cooperating with Saks' information technology team in order to implement the Transition Plan and maintain such integrations and interfaces;

     (k) cooperate in the development, implementation and administration of Marketing Plans;

     (l) fund Program marketing and promotional expenses as provided in Section 2.04(b);

     (m) subject to all Requirements of Law,

          (i) where expressly permitted by Household Bank's agreements with other retail merchants, permit the Saks Companies to solicit or offer Merchandise and Services to cardholders of such retail merchant's private label credit card program and

          (ii) unless expressly prohibited by any applicable contracts governing the use of such information or unless, in Household Bank's reasonable judgment, contrary to the express desires of any party to any such applicable contracts, provide transaction and experience information about holders of Household Bank's other credit cards and consumer loan products and assist the Company and its Affiliates in the use of such information to develop marketing and merchandising plans for their business;

     (n) appoint day-to-day liaisons in each key functional area of the Program;

     (o) prepare annually for submission to the Operating Committee not later than December 1 of each calendar year during the Term, a proposed Annual Budget and Business Plan;

     (p) offer the Special Credit Card Programs in accordance with Section 3.03(g) and

     (q) in accordance with Section 3.09, handle late stage collection efforts in respect of delinquent Accounts.

     Section 3.07. Ownership of Accounts and Cardholder Information.

     (a) Household Bank shall be the owner of the Accounts and shall be entitled to receive all payments made by Cardholders on Accounts.

     (b) Household Bank shall be the sole and exclusive owner of:

          (i) any credit bureau report obtained by or on behalf of Household Bank pertaining to a Cardholder, and any credit scoring and decision information, analyses of credit quality and credit risk, analyses prepared for the purpose of fraud or suspicious activity monitoring, or other similar analyses prepared by or on behalf of Household Bank and maintained in Household Bank's credit file pertaining to a Cardholder;

          (ii) any information collected by or on behalf of Household Bank from a Cardholder in response to the following items in a Credit Card
     Application: date of birth, previous address, time spent at any address, employment information, document identification information (including passport number and drivers license number) and information regarding other credit cards held by the Cardholder; and

          (iii) any other information collected by or on behalf of Household Bank, whether from a Cardholder or from any other Person, to the extent that Household Bank and the Company may agree in good faith after the date of this Agreement that the collection, use and distribution of such information by the Company and its Affiliates would be inconsistent with the Parties' intent that neither Household Bank nor the Company be deemed to be a "consumer reporting agency" within the meaning of Section 603 of the Fair Credit Reporting Act (15 U.S.C. (S) 1681a(d)).

Household Bank shall use the information described in this Section 3.07(b) only in accordance with the terms and conditions of this Agreement.

     (c) Except as specifically provided in Section 3.07(b) above, the Company and its Affiliates shall be the sole and exclusive owners of the Cardholder List, the Charge Transaction Data and all other Cardholder Information for all purposes, including for the purpose of cross-selling products. The Company, on behalf of itself and its Affiliates, hereby grants a non-exclusive, non-transferable, non-sublicensable right and license to Household Bank and its Affiliates to use the information described in this Section 3.07(b) as expressly provided or permitted in this Agreement. The royalty for the foregoing license is included in the Prepaid Program Fee and Program Fee payable to the Company pursuant to Article V.

     (d) Household Bank and the Company shall own jointly all Account Documentation not expressly described in Section 3.07(b) and Section 3.07(c) above.

     (e) For the avoidance of doubt, the Parties agree that Household Bank's ownership interests described in Section 3.07(a), Section 3.07(b) and Section 3.07(d) above, and the license described in Section 3.07(c) above, shall apply during and after the Term of this Agreement unless the relevant Accounts are transferred to the Company or its designee pursuant to Article VIII or Article IX.

     (f) In the event that (i) any changes are made to the form of the Credit Card Application in existence on the date of this Agreement or (ii) any Change in Law is applicable to the foregoing provisions of this Section 3.07, then the Parties agree to use best efforts to amend this Agreement as necessary to ensure that the foregoing provisions of this Section 3.07 are consistent with the applicable Requirements of Law.

     (g) The Parties agree that the Approved Form of Cardholder Agreement and all other relevant Account Documentation shall disclose that Cardholder Information may be shared between and among the Company and its Affiliates and Household Bank and its Affiliates and other third parties. Each Party shall be responsible for complying with all privacy laws applicable to its activities in relation to the conduct of the Credit Card Business and the Program and shall bear the costs of such compliance. Each Party's privacy notices shall make such disclosures as shall be necessary to enable the other Party to use and share Cardholder Information as contemplated by this Agreement. Neither Party shall make or permit any unauthorized disclosure or use of any personal information of individual Cardholders other than as required for the purposes of Program administration and in compliance with applicable Requirements of Law.

     (h) Each Party shall comply with all applicable Requirements of Law relating to Cardholder Information. Each Party shall adopt and maintain a comprehensive privacy policy with respect to the handling of the personal information of individual Cardholders submitted by such Cardholders via the Internet. Each Party that has an Internet website relating to the Program shall make its privacy policy available on such Internet website. Each Party shall comply with its privacy policy.

     (i) Each Party shall maintain information security policies and procedures that include administrative, technical and physical safeguards designed to

          (i) ensure the security and confidentiality of Cardholder Information, Charge Transaction Data and Confidential Information;

          (ii) protect against anticipated threats or hazards to the security or integrity of such Cardholder Information, Charge Transaction Data and Confidential Information; and

          (iii) protect against unauthorized access to, and use of, such Cardholder Information, Charge Transaction Data and Confidential Information.

All personnel of Household Bank and the Saks Companies handling such Cardholder Information, Charge Transaction Data and Confidential Information shall be appropriately trained in the implementation of the applicable information security policies and procedures. Each Party shall regularly audit and review its information security policies and procedures to assess their effectiveness and determine whether adjustments are necessary in light of circumstances including, without limitation, changes in technology, consumer information systems or threats or hazards to Cardholder Information, Charge Transaction Data or Confidential Information.

     (j) Nothing in this Agreement shall require Household Bank or its Affiliates to delete Cardholders from general solicitations made by Household Bank or its Affiliates solely on the basis of information other than information comprising or otherwise obtained or derived from, directly or indirectly, any part of (i) the Cardholder List, (ii) Cardholder Information, (iii) Charge Transaction Data or (iv) Confidential Information.

     Section 3.08. Returns of Merchandise and Cancellations of Services. The Company and its Affiliates are authorized to accept returns of Merchandise or cancellations of Services and credit the Accounts of Cardholders effecting such returns or cancellations in accordance with the Underwriting and Credit Policy. The amount of credits made to Accounts by reason of such returns or cancellations shall be included in the Parties' daily settlement as set forth in
Section 4.01(b).

     Section 3.09. Servicing of Accounts by Household Bank.

     (a) Household Bank shall, directly or through an Affiliate, service and administer except to the extent such activity is covered by the Servicing Agreement, the Program Accounts Portfolio.

     (b) Household Bank shall, directly or through an Affiliate, service the Accounts in compliance with the applicable provisions of the Servicing and Collection Policy, in compliance in all material respects with applicable Requirements of Law, and with no less care and diligence than that degree of care and diligence employed by Household Bank in servicing other credit card accounts that Household Bank and its Affiliates own or service for others.

     (c) Household Bank shall, directly or through an Affiliate, dedicate such trained personnel as are necessary or appropriate for servicing the Program Accounts Portfolio in accordance with Section 3.09(b). Household Bank shall, directly or through an Affiliate, maintain adequate computer and communications systems and other equipment and facilities necessary or appropriate for servicing the Program Accounts Portfolio in accordance therewith. Except to the extent such activity is covered by the Servicing Agreement, Household Bank shall, directly or through an Affiliate, maintain a disaster recovery plan and have in place sufficient back-up systems, equipment, facilities and trained personnel to implement such disaster recovery plan so as to service the Program Accounts Portfolio continuously through a disaster.

     (d) Nothing in this Section 3.09 shall prevent Household Bank or its Affiliates from outsourcing data processing or collection functions, or other functions with the prior written consent of the Company (which consent shall not be unreasonably withheld).

     (e) Notwithstanding any arrangement whereby Household Bank provides services set forth in Section 3.09(a), Section 3.09(b) or Section 3.09(c) through an Affiliate (or third party as permitted under Section 3.09(d)), Household Bank shall remain obligated and liable to the Saks Companies for the provision of such services without diminution of such obligation or liability by virtue of such arrangement.

     Section 3.10. Ancillary Products; Household Products; Potential Ancillary Products.

     (a) Household Bank may from time to time propose to the Company that Household Bank or a third party be permitted to solicit through mailings, billing statements, promotional inserts, telemarketing and other advertising media any or all Cardholders for items other than Household Products and Merchandise and Services sold by the Company or its Affiliates, offered by Household Bank or such third party. If the Company, in its sole and absolute discretion, agrees to permit such solicitations, such solicitations shall be permitted on the terms set by the Company, including as to the compensation payable to the Company or its Affiliates in connection therewith.

     (b) Subject to the following sentence, Household Bank may, from time to time, solicit the purchase of Household Products through mailings, billing statements, promotional inserts, telemarketing and other advertising media any or all Cardholders. The form and manner of such solicitations and the compensation payable to the Company or its Affiliates therefor shall be as negotiated between the Parties.

     (c) If at any time the Company wishes to offer to any or all Cardholders any Listed Ancillary Product through an unaffiliated third party, it shall first allow Household Bank a period of 30 days in which to make a proposal to offer such Listed Ancillary Product pursuant to this Section 3.10 prior to soliciting offers from any unaffiliated third party. Saks will give consideration to any such proposal by Household Bank comparable to the consideration given to any proposal from an unaffiliated third-party to offer such Listed Ancillary Product received thereafter.

     (d) On each anniversary of the Closing Date, Household Bank may amend
Schedule 3.10(c) to add one or more products or programs to the Listed Ancillary Products if each such product or program (i) is then being offered by Household Bank or its Affiliates at a level then exceeding $1,000,000 in outstanding receivables and (ii) is not substantially similar to products or programs the Company is in the process of developing with a third party.

     Section 3.11. In-Store Payments; Call Center Payments. If the Company or its Affiliates shall receive any In-Store Payments or Call Center Payments, the Company shall, directly or through its Affiliates, be deemed to hold such In-Store Payments and Call Center Payments in trust for Household Bank until such payments are either delivered to Household Bank or applied to reduce amounts payable by Household Bank to the Company pursuant to Section 4.01. The Company shall give or cause to be given each Person making an In-Store Payment a receipt for such payment. In-Store Payments and Call Center Payments shall be credited to the Account of the relevant Cardholder as of the date of actual receipt by the Company or its Affiliates. In the event that In-Store Payments and Call Center Payments received by the Company and its Affiliates and creditable to Household Bank pursuant to Section

4.01 on any Business Day exceed amounts payable by Household Bank to the Company pursuant to such Section on such Business Day, the Company shall be required to remit such excess to Household Bank not later than the following Business Day.

     Section 3.12. Communications to Cardholders. The Company and its Affiliates may communicate with Cardholders to the extent the communications are for the purpose of marketing Merchandise and Services, are consistent with past practice, are necessary for such Persons to comply with their respective obligations under this Agreement or the Servicing Agreement or are to describe the Program and its commencement. Subject to the Company's prior written approval of the form of any communication to Cardholders, which shall not be unreasonably withheld, Household Bank may communicate with Cardholders about the Program and its commencement (i) to the extent required by law, (ii) as necessary for Household Bank to comply with its obligations under this Agreement and (iii) as otherwise expressly permitted by this Agreement.

                                   ARTICLE IV

                          CERTAIN OPERATING PROCEDURES

     Section 4.01. Settlement Procedures.

     (a) All Charge Transaction Data (including, for this Section 4.01 only, information regarding In-Store Payments and Call Center Payments) shall be electronically transmitted to Household Bank using POS Network settlement procedures as contemplated by Section 2.03. The Company shall, directly or through its Affiliates, retain a copy of each Charge Slip in accordance with record retention policies in effect from time to time and applicable Requirements of Law.

     (b) All Charge Transaction Data presented to Household Bank shall be reviewed and processed by Household Bank. Household Bank shall forward funds representing the full amount shown as the total of purchases reflected in Charge Slips included in such Charge Transaction Data presented, plus any other amounts due and payable to the Company pursuant to this Agreement (other than pursuant to Section 2.04(b), Article V and Article XI), less recoupment of, without duplication, (i) the total amount of any Credit Slips included in such Charge Transaction Data submitted by the Company, (ii) the portion of any Charge Slip or Credit Slip to be charged back to the Company under Section 4.03 of this Agreement, (iii) the total amount of any In-Store Payments and Call Center Payments accepted and held by the Company or its Affiliates, and (iv) any other amounts due and payable to Household Bank pursuant to this Agreement (other than pursuant to Article XI), via wire transfer within the time provided herein. The foregoing settlement calculations shall be prepared in the form set forth in
Exhibit 4.01(b). If the Charge Transaction Data sent by the Company is received by Household Bank by 2:00 a.m. (Central Time) on a Business Day, Household Bank shall forward the funds by wire transfer by 3:00 p.m. (Central Time) on the same Business Day. If Household Bank receives Charge Transaction Data from the Company after 2:00 a.m. (Central Time) on any Business Day, such data shall be deemed received by 2:00 a.m. (Central Time) the following Business Day, and Household Bank shall forward the funds by wire transfer on the same Business Day on which such data is deemed received, except that if Charge Transaction Data is received by Household

Bank by 2:00 a.m. (Central Time) on any Saturday, Sunday or other day that is not a Business Day, Household Bank shall wire transfer funds for such Charge Transaction Data on the next Business Day.

     (c) All settlements made under Section 4.01(b) shall be made on a net basis.

     Section 4.02. Payment to the Saks Companies. Subject to Household Bank's right to deduct certain sums in accordance with Section 4.01, Household Bank shall pay the Company on its own behalf and on behalf of its Affiliates for each Charge Slip submitted pursuant to this Agreement an amount equal to the unpaid cash balance (i.e. unpaid principal indebtedness) thereunder, in the manner provided in this Agreement.

     Section 4.03. Chargebacks.

     (a) If a charge to an Account is being disputed by the applicable Cardholder, Household Bank shall have the right to charge back to the Company the amount of such charge within

          (w) 180 days of receiving the related Charge Transaction Data,

          (x) with respect to charges for the purchase of furniture, 180 days after the delivery of such furniture,

          (y) where the applicable Cardholder is allowed a longer period under applicable law to contest the applicable charge transaction, such longer period or

          (z) where the Company's negligence delays the presentation of any chargeback, the period of such delay,

     if

          (i) The charge transaction was completed over the telephone;

          (ii) The Company or its Affiliate, as the case may be, completed the sale without an authorization required in the Underwriting and Credit Policy;

          (iii) The Company or its Affiliate, as the case may be, failed to obtain the signature of the Cardholder on a Charge Slip and the Cardholder did not otherwise authorize such charge;

          (iv) A Cardholder disputes the delivery, quality or performance of Merchandise or Services and such dispute has not been resolved after 30 days and, in the case of delivery, the Company has not provided Household Bank with the documentation required by the Underwriting and Credit Policy of the Cardholder's authorization of such sale; or

          (v) Any representation made by the Company pursuant to Section 6.01(g) proves to be false or inaccurate in any respect, and as a result thereof, the amount of such charge is otherwise unbillable or uncollectible, as reasonably determined by Household Bank.

     (b) In addition to chargebacks of disputed charges under Section 4.03(a), Household Bank shall have the right to charge back to the Company the amount by which any charge for the purchase of Merchandise or Services is reduced by the Company as an accommodation to a customer alleging dissatisfaction with such Merchandise or Services.

     (c) If Household Bank exercises its right of chargeback in accordance with this Agreement, Household Bank shall net amounts charged back against any sums due the Company under this Agreement pursuant to Section 4.01. Household Bank shall give the Company at least five Business Days' written notice prior to charging back any amounts to the Company. If the full face amount or any portion thereof of any Charge Slip is charged back, Household Bank shall assign, without recourse, all right to payment for such Charge Slip or portion thereof to the Company.

                                    ARTICLE V

                                   PROGRAM FEE

     Section 5.01. Program Fee.

     (a) For each calendar month during the Term (including any partial calendar months at the beginning or end of the Term), as compensation for services rendered with respect to the Program, Household Bank shall pay McRae's an amount (the "Program Fee") equal to the product of the applicable Program Fee Percentage and the Net Finance Charges for such calendar month (or partial calendar month). The Program Fee shall be payable on the fifteenth day of the following calendar month.

     (b) The Program Fee Percentage shall be 6.32%. If the Prime Rate on any Business Day is greater than or equal to 7.00% per annum, Household Bank may adjust the interest rate applicable to the Accounts to a variable interest rate with an "annual percentage rate" (as defined in the Truth in Lending Act) equal to the Prime Rate plus 14.40%, with a floor of 20%. Immediately upon the implementation of such variable interest rate for the Accounts, the Program Fee Percentage shall increase to 7.53%.

     (c) Household Bank shall have no obligation to pay a Program Fee in respect of any calendar month (or partial calendar month) that commences after the termination of this Agreement.

     Section 5.02. Reserve.

     (a) On or prior to the Closing Date, the Company has established the Cash Collateral Account to protect Household Bank's rights under this Agreement and to cover chargebacks and other amounts owing to Household Bank by the Company hereunder not otherwise paid by the Company. In order to secure the performance of the Company's payment obligations hereunder, the Company hereby grants Household Bank a first priority security interest and, lien upon, the Cash Collateral Account and all funds on deposit therein. The Company has delivered the Account Control Agreement on the Closing Date giving Household Bank control over the Cash Collateral Account and the funds contained therein for purposes of perfection of Household Bank's security interest therein in accordance with the Uniform Commercial Code. In addition to the Account Control Agreement, the Company agrees to take such other actions at Household Bank's expense as Household Bank reasonably determines necessary to perfect such security interest and lien.

     (b) In the event that, on the last Business Day of any Fiscal Quarter, Liquidity is not at least equal to the then-applicable Unearned Prepaid Program Fee, the Parties agree that Household Bank shall cease paying the Program Fees into the account designated by the Company pursuant to Section 12.05 and instead shall deposit the Program Fees into the Cash Collateral Account. Household Bank shall not be permitted to withdraw any funds from the Cash Collateral Account except to pay amounts due from the Company to Household Bank that remain outstanding beyond the applicable grace periods set forth in Section 8.02(b)(i). Household Bank shall promptly pay the Company the full amount on deposit in the Cash Collateral Account in the event Liquidity on the last day of any Fiscal Quarter meets or exceeds the then-applicable Unearned Prepaid Program Fee. Subject to the preceding sentence, the Cash Collateral Account shall be maintained until the termination of this Agreement, until the liquidation of the Accounts or until the Cash Collateral Account is exhausted, whichever comes first, and any unused portion of the amount on deposit in the Cash Collateral Account shall be paid to the Company promptly after the liquidation of the last remaining Account or termination of this Agreement.

     Section 5.03. Participation in Reversals.

     (a) If, with respect to any anniversary of the Closing Date, the Finance Charge Reversal Percentage is greater than the applicable High Collar, the Company shall pay Household Bank an amount equal to (i) the Finance Charge Reversal Percentage minus the applicable High Collar, multiplied by (ii) the aggregate amount of all finance charges assessed on the Accounts during the twelve month period ending with the month containing such anniversary of the Closing Date.

     (b) If, with respect to any anniversary of the Closing Date, the Finance Charge Reversal Percentage is less than the applicable Low Collar, Household Bank shall pay the Company an amount equal to (i) the applicable Low Collar minus the Finance Charge Reversal Percentage, multiplied by (ii) the aggregate amount of all finance charges assessed on the Accounts during the twelve month period ending with the month containing such anniversary of the Closing Date.

     (c) If, with respect to any anniversary of the Closing Date, the Late Fee Reversal Percentage is greater than the applicable High Collar, the Company shall pay Household Bank an amount equal to (i) the Late Fee Reversal Percentage minus the applicable High Collar, multiplied by (ii) the aggregate amount of all late fees assessed on the Accounts during the twelve month period ending with the month containing such anniversary of the Closing Date.

     (d) If, with respect to any anniversary of the Closing Date, the Late Fee Reversal Percentage is less than the applicable Low Collar, Household Bank shall pay the Company an amount equal to (i) the applicable Low Collar minus the Late Fee Reversal Percentage, multiplied by (ii) the aggregate amount of all late fees assessed on the Accounts during the twelve month period ending with the month containing such anniversary of the Closing Date.

     (e) If, with respect to any anniversary of the Closing Date, the Returned Check Fee Reversal Percentage is greater than the applicable High Collar, the Company shall pay Household Bank an amount equal to (i) the Returned Check Fee Reversal Percentage minus the applicable High Collar, multiplied by (ii) the aggregate amount of all returned check fees assessed on the Accounts during the twelve month period ending with the month containing such anniversary of the Closing Date.

     (f) If, with respect to any anniversary of the Closing Date, the Returned Check Fee Reversal Percentage is less than the applicable Low Collar, Household Bank shall pay the Company an amount equal to (i) the applicable Low Collar minus the Returned Check Fee Reversal Percentage, multiplied by (ii) the aggregate amount of all returned check fees assessed on the Accounts during the twelve month period ending with the month containing such anniversary of the Closing Date.

     (g) Not more than 30 days after the end of each calendar month containing an anniversary of the Closing Date, the Company shall deliver or cause to be delivered a report to Household Bank with respect to such anniversary (i) listing the applicable Finance Charge Reversal Percentage, Late Fee Reversal Percentage and Returned Check Fee Reversal Percentage, (ii) calculating any amounts payable under subsections (a), (b), (c), (d), (e) and (f) of this
Section 5.03 and (iii) calculating a single net payment in respect of such subsections. Within ten Business Days after the delivery of such report, the Party (if any) required to make the single net payment shall make such payment in accordance with Section 12.05 to the Party entitled to receive it.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     Section 6.01. Representations and Warranties of the Company. As of the date hereof, and as of the date of each payment made by Household Bank to the Saks Companies hereunder, the Company represents and warrants to Household Bank as follows:

     (a) Organization. Each Saks Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Saks Company is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations required hereunder, except where the failure to be so qualified would not have a Saks Material Adverse Effect.

     (b) Authorization of Transaction; Validity. Each Saks Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate and stockholder action and has been duly executed and delivered by such party and is the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     (c) Noncontravention; Consents. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in a breach of or violate the charter or bylaws or equivalent governing instruments of any Saks Company, (ii) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling or other restriction of any government, governmental agency or court to which any of the Saks Companies or its assets is subject, or (iii) conflict with, result in a breach of, constitute a default under or result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel any agreement, contract, lease, license, instrument or other arrangement to which any of the Saks Companies is a party or by which it is bound or to which any of its assets is subject, except for violations, conflicts, breaches, defaults, accelerations, terminations, modifications or cancellations, that would not result in a Saks Material Adverse Effect. None of the Saks Companies is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order for the Parties to consummate the transactions contemplated by this Agreement, except as set forth on Schedule 6.01(c) to this Agreement.

     (d) Financial Statements. The audited financial statements of the Company and its consolidated subsidiaries for the year ended February 2, 2002 delivered to Household Bank prior to the execution of this Agreement fairly presents the financial condition of the Company and its consolidated subsidiaries for such period in accordance with GAAP. Each annual consolidated balance sheet made publicly available or delivered in accordance with Section 7.01(a) hereof fairly presents the financial position of the Company and its consolidated subsidiaries as of the date thereof and each annual consolidated statements of income, changes in shareholders' equity and cash flows made publicly available or delivered in accordance with Section 7.01(a) hereof fairly presents the results of operations, changes in shareholders' equity and cash flows, as the case may be, of the Company and its consolidated subsidiaries for the period set forth therein, in each case in accordance with GAAP.

     (e) Litigation. There are no actions, suits, claims, hearings, investigations or proceedings pending or, to the Company's knowledge, threatened against any of the Saks Companies that if decided against any of them would have a Saks Material Adverse Effect.

     (f) Solvency. The Saks Companies, taken as a whole, are Solvent.

     (g) Charge Transactions. On the date of each settlement payment by Household Bank pursuant to Section 4.01(b), each Account Receivable evidenced by a Charge Slip (i) is free and clear of any and all Liens created or caused by the Saks Companies in favor of any Person other than Household Bank, (ii) arises in connection with a sale and delivery of Merchandise and/or Services in the ordinary course of business, (iii) is for a liquidated amount as stated in the Charge Slip relating thereto, subject to returns and other adjustments in the ordinary course of business, (iv) is not subject to any defense, offset or counterclaim assertable by the Cardholder due to any act or omission by the Saks Companies, except for those created as a result of acts or omissions by Household Bank and (v) did not arise out of any fraud or malfeasance of any employee or agent of the Saks Companies.

     (h) Insurance. The Saks Companies maintain insurance policies with respect to their properties under such terms and conditions as are (i) commercially reasonable and available from time to time and (ii) customary for similarly situated Persons engaged in similar businesses, except in each case for insurance which a failure to maintain would not result in a Saks Material Adverse Effect.

     (i) No Defaults. None of the Saks Companies is in default with respect to any material contract, agreement, lease or other instrument, including with respect to Debt or securitization arrangements, except for defaults which would not result in a Saks Material Adverse Effect.

     Section 6.02. Representations and Warranties of Household Bank. As of the date hereof, and as of the date of each payment made by Household Bank to the Saks Companies hereunder, Household Bank represents and warrants to the Saks Companies as follows:

     (a) Organization. Household Bank is a national banking association duly organized, validly existing, and in good standing under the laws of the United States. Household Bank is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations required hereunder, except where the failure to be so qualified would not result in a Household Material Adverse Effect.

     (b) Authorization of Transaction. Household Bank has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Household Bank and is the valid and binding obligation of Household Bank, enforceable against Household Bank in accordance with its terms.

     (c) Noncontravention; Consents. Neither (x) the execution and the delivery of this Agreement, nor (y) the consummation of the transactions contemplated hereby, nor (z) the operation of the Program as contemplated hereby (including the Operating Committee's exercise of control over the Program as contemplated hereby), will (i) result in a breach or violate the charter or bylaws or equivalent governing instruments of Household Bank, (ii) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any government, governmental agency or court to which Household Bank or any of its assets is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which Household Bank is a party or by which it is bound or to which any of its assets is subject, except (in the case of (x) and (y) only) for such violations, conflicts, breaches, defaults, accelerations, terminations or modifications that would not result in a Household Material Adverse Effect. Household Bank is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order for the Parties to consummate the transactions and operate the Program as contemplated hereby (including the Operating Committee's exercise of control over the Program as contemplated hereby), except as set forth on Schedule 6.02(c) to this Agreement.

     (d) Financial Statements. The unaudited financial statements of Household Bank for the year ended December 31, 2001 delivered to the Saks Companies prior to the execution of this Agreement fairly present the financial condition of Household Bank for such period in accordance with GAAP. Each annual balance sheet of Household Bank delivered or made publicly available in accordance with
Section 7.02(a) hereof fairly presents the financial position of Household Bank as of the date thereof and each annual statements of income, changes in shareholders' equity and cash flows of Household Bank delivered or made publicly available in accordance with Section 7.02(a) hereof fairly presents the results of operations, changes in shareholders' equity and cash flows, as the case may be, of Household Bank for the period set forth therein, in each case in accordance with GAAP.

     (e) Litigation. There are no actions, suits, claims, hearings, investigations or proceedings pending or, to Household Bank's knowledge, threatened against Household Bank that if decided against it would have a Household Material Adverse Effect.

     (f) Solvency. Household Bank is Solvent.

     (g) Insurance. Household Bank maintains insurance policies with respect to its properties under such terms and conditions as are (i) commercially reasonable and available from time to time and (ii) customary for similarly situated Persons engaged in similar businesses, except in each case for insurance which the failure to maintain would not result in a Household Material Adverse Effect.

     (h) No Defaults. Household Bank is not in default with respect to any material contract, agreement, lease or other instrument, including with respect to Debt or securitization arrangements, except for defaults which would not result in a Household Material Adverse Effect.

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

     Section 7.01. Saks Reports and Notices. As long as this Agreement remains in effect, the Saks Companies shall make publicly available or deliver to Household Bank:

     (a) A copy of the annual financial statements of the Company and its consolidated subsidiaries, consisting of a balance sheet and related statements of income, changes in shareholders' equity and cash flows, all prepared in accordance with GAAP, certified by independent certified public accountants, within 120 days after the close of each fiscal year (or any shorter period mandated by law for the Company to file such financial statements with any applicable regulatory authority).

     (b) A copy of the unaudited quarterly financial statements of the Company and its consolidated subsidiaries of the type referred to in Section 7.01(a), prepared in accordance with GAAP, within 60 days after the close of each Fiscal Quarter (or any shorter period mandated by law for the Company to file such statements with any applicable regulatory authority).

     (c) Promptly after the Saks Companies become aware of the existence of a Household Early Termination Event or any event which, with the giving of notice or passage of time or both, would constitute a Household Early Termination Event or event, written notice specifying the nature of Household Early Termination Event.

     Section 7.02. Household Reports and Notices. As long as this Agreement remains in effect, Household Bank shall make publicly available or deliver to the Saks Companies:

     (a) A copy of the annual financial statements of Household Bank and of HFC and its consolidated subsidiaries, consisting in each case of a balance sheet and related statements of income, changes in shareholders' equity and cash flows, all prepared in accordance with GAAP and certified by independent certified public accountants (provided, however, that if audited financial statements are not otherwise prepared for Household Bank, unaudited financial statements of Household Bank may be delivered), within 120 days after the close of each fiscal year (or any shorter period mandated by law for Household Bank or HFC, as the case may be, to file such financial statements with any applicable regulatory authority).

     (b) A copy of the unaudited quarterly financial statements of Household Bank and of HFC and its consolidated subsidiaries of the type referred to in
Section 7.02(a), prepared in each case in accordance with GAAP, within 60 days after the close of each fiscal quarter of the applicable Household Entity (or any shorter period mandated by law for Household Bank or HFC, as the case may be, to file such statements with any applicable regulatory authority).

     (c) Promptly after Household Bank become aware of the existence of a Saks Early Termination Event or any event which, with the giving of notice or passage of time or both, would constitute a Saks Early Termination Event, written notice specifying the nature of such Saks Early Termination Event or event.

     Section 7.03. Right to Inspect. Each of Household Bank and the Company shall have the right to inspect (at its own expense) the books and records of the other Party which pertain to Accounts; provided that such inspection shall be conducted during normal business hours upon at least five Business Days' advance written notice, explaining the reasons for the requested inspection, and in such manner as not to interfere unreasonably with the business of the other Party.

     Section 7.04. Cooperation. Each of the Saks Companies and Household Bank covenants that it shall use commercially reasonable efforts to cooperate with the other Party in the operation of the Program, including in respect of the settlement of disputes with Cardholders.

     Section 7.05. Books and Records. Each of the Company and Household Bank covenants that it shall keep, or cause to be kept, proper records, files and books of account in which full, true and correct entries shall be made of all dealings and transactions in relation to the Accounts, the Account Documentation, the Account Receivables and the Program.

     Section 7.06. Legal Compliance. Each of the Saks Companies and Household Bank covenants that it will comply with all applicable Requirements of Law in connection with the Program, including any applicable Requirements of Law relating to debt collection, privacy and antitrust.

     Section 7.07. Non-Solicitation.

     (a) Each Party covenants that, during the period from the date hereof until two years after the termination of this Agreement, it and its Affiliates shall refrain from, either alone or in conjunction with any other Person, or directly or indirectly through any present or future Affiliate: (i) soliciting or seeking to employ or engage any employee, manager or officer of the other Party who, at any time during the Term, is employed by the other Party in connection with the Program or (ii) causing or attempting to cause any such employee, manager or officer of the other Party to resign or sever such Person's relationship with the other Party.

     (b) The limitations set forth in subsection (a) shall not apply to any Person whose employment has been terminated by a Party or who responds to an advertisement that is placed in general circulation by or on behalf of a Party or any of its Affiliates and which is not targeted at Persons to whom subsection
(a) would otherwise apply.

     Section 7.08. Further Assurances. From time to time after the execution of this Agreement, as and when requested by either Party, the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and take such action as may be reasonably necessary to consummate the transactions contemplated by this Agreement, including with respect to termination hereof.

     Section 7.09. Similar Treatment. Household Bank covenants that it will not take any action, or omit to take any action, the effect of which has, or reasonably could be expected to have, a materially adverse impact on the Company, the Cardholders or the Program Accounts Portfolio that is disproportionately greater than the impact on Household Bank's other private label credit card partners, cardholders or account portfolios unless (a) such action or omission is dictated by legal and regulatory requirements and (b) Household Bank takes such action, or omits to take such action, with respect to each of its other private label credit card partners, cardholders or account portfolios that are similarly affected by such legal and regulatory requirements or as to which such legal or regulatory requirements could similarly be applied.

     Section 7.10. Securitization Assumption. In the event that the Company exercises its option to purchase (or have its designee purchase) all of the Account Receivables pursuant to Section 8.03(a), Section 8.04(b), Section 8.05(a) or Section 9.06, the Company and Household Bank covenant to take the following actions, to the extent then permissible under the Securitization Contracts (and provided the Securitization Contracts have not been amended or altered in any respect without the prior written consent of the Company, which consent shall not be unreasonably withheld):

     (a) Subject to, and in accordance with, appropriate documentation mutually agreeable to Household Bank and the Company:

          (i) on the Securitization Assumption Date, Household Bank shall assign, transfer, convey and deliver to the Company (or its designee) the Securitization Assets. To the extent the Securitization Assets are owned by Affiliates of Household Bank, Household Bank shall fulfill its obligation hereunder by causing such Affiliates to convey such Securitization Assets to the Company (or its designee); and

          (ii) on the Securitization Assumption Date, the Company (or its designee) shall assume all Liabilities with respect to the Securitization Assets arising after the Securitization Assumption Date.

     (b) As part of the documentation effecting the transfer of Securitization Assets and Liabilities described in Section 7.11(a), Household Bank shall:

          (i) make representations and warranties regarding the Securitization Trust substantially the same as those made by the Company in Section 4.4 of the Purchase and Sale Agreement (except that such representations and warranties shall be made as of the Securitization Assumption Date); and

          (ii) indemnify the Company (or its designee) and its (or its designee's) Affiliates, officers, directors, employees and agents from and against and in respect of Damages which shall result from, arise out of or relate to Household Bank's, or its Affiliates', ownership of the Securitization Assets and operation of the Securitization Trust, in each case, from the Closing Date through the Securitization Assumption Date, except to the extent such Damages are caused by the failure of the Company or any of its Affiliates to perform its obligations during such period under the Securitization Contracts.

     (c) The purchase price to be paid by the Company (or its designee) upon exercise of its option to purchase the Accounts Receivable, calculated in accordance with Section 8.03(a)(iv), Section 8.04(b), Section 8.05(a) or Section 9.06, as appropriate, shall be reduced by an amount equal to the then outstanding principal balance of all Series 2001-2 Certificates (as defined in the Master Trust Agreement) held by Securitization Certificateholders as of the Securitization Assumption Date, plus the total unpaid interest accrued on such Series 2001-2 Certificates at the applicable rate through the Securitization Assumption Date

     Section 7.11. Conveyance of Accounts and Accounts Receivable by Household Bank. In the event that Household Bank conveys any or all Accounts and/or Account Receivables to the Company (or its designee) in accordance with Section 8.03, Section 8.04, Section 8.05, Section 9.05 or Section 9.06,

     (a) Household Bank shall be deemed to have made the representations and warranties set forth in Section 4.3 (other than the representations and warranties in Section 4.3(b)) of the Purchase and Sale Agreement; provided, however, that the term "Household Bank" shall be substituted for the terms "Company" and "NBGL", the terms "Household Entity" and "Household Entities" shall be substituted for "Seller" and "Sellers", the term "Company" shall be substituted for "Household Bank", the term "Servicing and Collection Policy" shall be substituted for "Charge-Off Practices" and the term "purchase date" shall be substituted for the term "Cut-Off Time"; provided, further, that Household Bank shall be deemed to have made such representations and warranties as of the date of the conveyance of the Accounts and/or Account Receivables.

     (b) As soon as reasonably practicable following the date of any such conveyance, Household Bank shall (i) transfer to the Company all books and records, Cardholder Agreements and all other account documents relating to the transferred Accounts, (ii) provide the Company with duly executed Uniform Commercial Code termination statements relating to any Financing Statements filed by Household Bank in relation to the transferred Accounts, (iii) execute such financing statements as the Company reasonably determines are necessary or appropriate to fully preserve, maintain and protect the interest of the Company in the transferred Accounts and/or Account Receivables and in the proceeds thereof and (iv) take such other actions as may be reasonably requested by the Company in order to fully effect such transfer.

     Section 7.12. No Inconsistent Agreements. During the Term, Household Bank shall not, and shall cause each of its Affiliates not to, enter into any agreement or arrangement funding the continuing purchase of Account Receivables or otherwise that would be inconsistent with the Company's exercise of its option to purchase the Accounts and/or Account Receivables under the circumstances set forth in Article VIII and Article IX.

                                  ARTICLE VIII

                              TERM AND TERMINATION

     Section 8.01. Term of Agreement. Unless terminated earlier pursuant to this
Article VIII, this Agreement shall remain in effect until and including the tenth anniversary of the Closing Date. Thereafter, this Agreement shall be automatically renewed for successive two-year terms unless either Party shall have delivered written notice to the other Party at least one year prior to the end of the initial term or renewal term, as applicable, of its election to terminate this Agreement at the expiration of such initial or renewal term.

     Section 8.02. Early Termination Events.

     (a) The occurrence of any one of the following events for any reason shall constitute a "Saks Early Termination Event":

          (i) Any Household Entity fails to pay any amount owing hereunder, under the Servicing Agreement or under the Household Guarantee to one or more of the Saks Companies when due (except to the extent such Household Entity is disputing the amount in good faith) and such failure to pay shall remain unremedied for

               (A) a period of two Business Days after delivery of written demand therefor to Household Bank in the case of an amount owing under
          Section 4.01(b) hereof, or

               (B) 30 days after delivery of written demand therefor to the relevant Household Entity in the case of all other amounts;

     provided, however, that, if such Household Entity failed to pay because a Force Majeure Event in effect on the last day of the period specified in clause (A) or (B), as applicable, made payment impossible, then no Saks Early Termination Event shall occur on the basis of such failure to pay unless it remains unremedied until after the earlier of (X) the fifteenth day after the end of the period specified in clause (A) or (B), as applicable, or (Y) the first Business Day after the termination of such Force Majeure Event.

          (ii) Any representation or warranty by a Household Entity in this Agreement or the Household Guarantee shall prove to be untrue as of the date made or repeated and such inaccuracy, if susceptible of cure, shall not have been cured within 30 days following delivery of written notice thereof to the relevant Household Entity.

          (iii) Any default by Household Bank shall occur in the performance of any of its covenants contained in Section 3.07, Section 12.01 or Section 12.14; or any material default by Household Bank shall occur in the performance of any other of its covenants contained herein (other than a default covered in clause (i) above) and such default shall not have been cured within 30 days or such lesser period as may be required by Requirements of Law following delivery of written notice thereof to Household Bank; provided that no such notice and cure period shall be required if such default has or will have an immediate and material adverse effect on any of the Saks Companies' ability to service its customers, as determined by the Company in its reasonable judgment.

          (iv) An Event of Bankruptcy shall have occurred with respect to any Household Entity or Household International.

          (v) A Securitization Default shall occur.

          (vi) A Change of Control shall occur with respect to any Household Entity or Household International.

          (vii) HFC shall fail to maintain an investment grade rating from at least two of Fitch, Inc., Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and Moody's Investor Services, Inc.

          (viii) A Change in Law that reduces in any material respect the ability of the Company or its Affiliates to use the Cardholder List, any Charge Transaction Data, or any other Cardholder Information during the Term below the level permitted on the Closing Date shall occur.

          (ix) Household Bank shall, by delivering an Opinion of Counsel that its position on a particular issue is dictated by legal or regulatory requirements, override the votes of the Company's voting members of the Operating Committee so as to result or likely result in a material adverse impact on (A) the relationship between the Company and/or its Affiliates and their customers or (B) the benefits of the Program to the Company and its Affiliates, unless such legal or regulatory requirements would have dictated that NBGL adopt such position if it owned the Accounts.

          (x) Due to Household Bank's regulatory status or constraints, the benefits of the Program to the Company and/or its Affiliates are materially diminished or the Company and/or its Affiliates experience(s) a material decline in customer satisfaction, unless such constraints would have also applied to NBGL if it owned the Accounts and, under such circumstances, would have resulted in a diminution in such benefits or a decline in such customer satisfaction of comparable magnitude.

          (xi) Household Bank shall have breached the Servicing Agreement by terminating McRae's as Servicer (as defined in the Servicing Agreement), or any Affiliate of McRae's as successor Servicer, in the absence of a Servicer Termination Event (as defined in the Servicing Agreement).

          (xii) The Household Guarantee shall expire or terminate or otherwise fail to be in full force and effect or HFC shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity, enforceability or effectiveness of, the Household Guarantee.

     (b) The occurrence of any of the following events for any reason shall constitute a "Household Early Termination Event":

          (i) Any of the Saks Companies fails to pay any amount owing hereunder to Household Bank when due (except to the extent such Saks Company is disputing the amount in good faith) and such failure to pay shall remain unremedied for a period of 30 days after delivery of written demand therefor to such Saks Company; provided, however, that, if the Saks Company failed to pay because of a Force Majeure Event in effect on the last day of such 30-day period made payment impossible, then no Household Early Termination Event shall occur on the basis of such failure to pay unless it remains unremedied until after the earlier of (X) the fifteenth day after the end of such 30 day period or (Y) the first Business Day after the termination of such Force Majeure Event.

          (ii) Any representation or warranty (other than the representations and warranties contained in Section 6.01(g)) by any of the Saks Companies in this Agreement shall prove to be untrue as of the date made or repeated made and such inaccuracy, if susceptible of cure, shall not have been cured within 30 days following delivery of written notice thereof to such Saks Company.

          (iii) Any default by any of the Saks Companies shall occur in the performance of any of the covenants of the Saks Companies contained in
     Section 12.01 or Section 12.14; or any material default by any of the Saks Companies shall occur in the performance of any other covenant of the Saks Companies contained herein (other than a default covered in clause (i) above) and such default shall not have been cured within 30 days or such lesser period as may be required by Requirements of Law following delivery of written notice thereof to such Saks Company.

          (iv) The Saks Companies shall enter liquidation pursuant to Chapter 7 of the Bankruptcy Code or otherwise.

          (v) The Saks Guarantee shall expire or terminate or otherwise fail to be in full force and effect or the Company shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity the validity, enforceability or effectiveness of, the Saks Guarantee.

     Section 8.03. Saks Companies' Early Termination Right.

     (a) If a Saks Early Termination Event shall have occurred and be continuing, the Company shall have the right, in its sole discretion, to terminate this Agreement by delivering written notice to Household Bank setting forth the basis for termination and specifying the effective date of termination, except that if such Early Termination Event is due to an Event of Bankruptcy such termination shall occur automatically without notice of any kind. Upon any termination of this Agreement by the Company pursuant to this
Section 8.03:

          (i) Household Bank shall have no further rights under this Agreement;

          (ii) (A) In the case of a termination of this Agreement by the Company pursuant to this Section 8.03 based on a Saks Early Termination Event specified in Section 8.02(a)(ii), Section 8.02(a)(v) or Section 8.02(a)(vii), the Company shall pay Household Bank 50% of the then-applicable Unearned Prepaid Program Fee, reduced by 20% of the Saks Switching Cost;

               (B) In the case of a termination of this Agreement by the Company pursuant to this Section 8.03 based on a Saks Early Termination Event specified in Section 8.02(a)(ix) (provided that the relevant Opinion of Counsel is given by an independent, outside counsel) or Section 8.02(a)(x), the Company shall pay Household Bank 80% of the then-applicable Unearned Prepaid Program Fee, reduced by 20% of the Saks Switching Cost;

               (C) In the case of a termination of this Agreement by the Company pursuant to this Section 8.03 based on a Saks Early Termination Event specified in Section 8.02(a)(iii) (provided that such Early Termination Event is not based on a breach of Section 12.14 and has a material adverse affect on the Company, its Affiliates, the relationship between the Company and/or its Affiliates and their customers, or the benefits of the Program to the Company and its Affiliates), the Company shall pay Household Bank 50% of the then-applicable Unearned Prepaid Program Fee, reduced by 20% of the Saks Switching Cost;

               (D) In the case of a termination of this Agreement by the Company pursuant to this Section 8.03 based on a Saks Early Termination Event specified in Section 8.02(a)(iii) (provided that such Early Termination Event is not based on a breach of Section 12.14 and does not have a material adverse affect on the Company, its Affiliates, the relationship between the Company and/or its Affiliates and their customers, or the benefits of the Program to the Company and its Affiliates), Section 8.02(a)(vi) or Section 8.02(a)(viii), the Company shall pay Household Bank the then-applicable Unearned Prepaid Program Fee, reduced by 20% of the Saks Switching Cost;

          (iii) Whether or not the Company exercises its option under Section 8.03(a)(iv), the Company shall have the option to require Household Bank to execute all necessary documents and take all other necessary steps to convey all existing Accounts to or at the direction of the Company at no additional cost beyond payment of any applicable amount set forth in Section 8.03(a)(ii);

          (iv) The Company or its designee shall have the option to purchase, on not less than ten Business Days' notice to Household Bank, all Account Receivables outstanding on the date of such purchase under such Accounts at the lesser of (A) fair market value of all such Account Receivables on such date, as determined through the independent appraisal process set forth in
     Section 8.06 or (B) the aggregate outstanding balance of all such Account Receivables on such date; and

     (b) If legal or regulatory requirements dictate that NBGL adopt the position adopted by Household Bank within one year after the termination of this Agreement on the basis of Section 8.02(a)(ix), or (ii) the relevant regulatory constraints become applicable to NBGL and cause a similar diminution or decline within one year after the termination of this Agreement on the basis of Section 8.02(a)(x), then the Company shall pay Household Bank an amount equal to the difference between (x) 100% of the Unearned Prepaid Program Fee in effect on the termination date, reduced by 20% of the Saks Switching Cost, and (y) any amount previously paid pursuant to Section 8.03(a)(ii)(B).

     (c) The Company may pursue its rights under Article XI.

     (d) In addition to the Saks Companies' rights under Section 8.03(a), upon the occurrence of a default described in Section 8.02(a)(iii) that has or will have an immediate and material adverse effect on one or more of the Saks Companies' ability to service its customers, the Company may elect to perform or cause a third party to perform the related obligations of Household Bank on Household Bank's behalf and at Household Bank's expense (such expense to be reimbursed to the Company immediately upon demand). Any such election by the Company shall be without prejudice to the Saks Companies' right to terminate this Agreement if Household Bank's default shall be continuing.

     (e) In addition to the Saks Companies' rights under Section 8.03(a),
Section 8.03(c) and Section 8.03(d), upon the occurrence of a Saks Early Termination Event described in Section 8.02(a)(iv), the obligation of the Company to cause the Stores to honor the Credit Cards shall automatically terminate.

     (f) The Company agrees that, prior to exercising its termination right under subsection (a) of this Section based on a Saks Early Termination Event described in Section 8.02(a)(viii), it will engage in good faith negotiations with Household Bank to modify the Program in a way which preserves the benefits of the Program to the Company and its Affiliates following the relevant Change in Law, such negotiations not to terminate (in the absence of an agreement between the Parties on any modification) earlier than 30 days after the earlier of (i) the date on which one of the Parties delivers a notice to the other that the relevant Change in Law is likely to occur or (ii) the date on which the relevant Change in Law takes effect.

     Section 8.04. Household Bank's Early Termination Right. If a Household Early Termination Event shall have occurred and be continuing, Household Bank shall have the right, in its sole discretion, to terminate this Agreement by delivering written notice to the Saks

Companies setting forth the basis for termination and specifying the effective date of termination. Upon any such termination:

     (a) Whether or not the Company exercises its option under Section 8.04(b), the Company shall have the option to require Household Bank to execute all necessary documents and take all other necessary steps to convey all existing Accounts to or at the direction of the Company at no additional cost beyond payment of the amounts set forth in Section 8.04(b), (c), (d) and/or (e), as applicable;

     (b) The Company shall have the option to repurchase all existing Account Receivables for the greater of (A) fair market value of all such Account Receivables on the date of such purchase, as determined through the independent appraisal process set forth in Section 8.06 or (B) the aggregate outstanding balance of all such Account Receivables on the date of such purchase;

     (c) The Company shall pay to Household Bank the then-applicable Unearned Prepaid Program Fee;

     (d) The Company shall pay to Household Bank 40% of the Household Switching Cost;

     (e) In the case of a termination of this Agreement by Household Bank pursuant to this Section 8.04 based on a Household Early Termination Event specified in Section 8.02(b)(iii) that is based on a breach of Section 12.01 that has a material adverse affect on Household Bank, its Affiliates, the relationship between Household Bank and/or its Affiliates and their customers, or the benefits of the Program to Household Bank and its Affiliates, the Company shall pay to Household Bank the remaining 60% of the Household Switching Cost; and

     (f) Household Bank may pursue its rights under Article XI.

     Section 8.05. Other Termination Provisions.

     (a) If this Agreement terminates (other than by reason of an Early Termination Event) at the end of the initial term or any applicable renewal term, the Company or its designee shall have the right to purchase all existing Accounts and the outstanding Account Receivables for fair market value, as determined through the independent appraisal process set forth in Section 8.06. If the Company desires to exercise such right of purchase, it shall notify Household Bank thereof at least 180 days prior to, and such purchase shall occur simultaneously with, the expiration of the Term.

     (b) If the Company delivers notice of its intention to purchase the Account Receivables pursuant to Section 8.03(a)(iv) or Section 8.04(b), such purchase shall occur on the 20th Business Day following the conclusion of the independent appraisal process.

     (c) If this Agreement terminates for any reason:

          (i) For the avoidance of doubt it is understood that the Company shall be free to issue itself or through others private label credit cards bearing Saks Marks.

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

          (ii) The Parties shall cooperate to ensure an orderly transfer of servicing to the Company and its Affiliates or to Household Bank and its Affiliates, as the case may be. Each Party shall take all commercially reasonable steps necessary to effectuate a transfer by such Party, if so required. Upon the termination of this Agreement, at the written request of the Saks Companies, Household Bank shall continue to perform, directly or through an Affiliate, the same servicing activities, in accordance with
     Section 3.09, that it performed during the Program for a period of up to six months. Household Bank shall be entitled to reimbursement of the actual costs incurred by it in performing such servicing activities.

          (iii) At the request of one Party, the other Party shall reasonably cooperate with such requesting Party, at such requesting Party's expense, to the extent necessary to satisfy Requirements of Law applicable to such requesting Party.

     (d) The Parties acknowledge that no default by McRae's (or any Affiliate thereof) under the Servicing Agreement shall constitute a Household Early Termination Event under this Agreement and that Household Bank's remedies for any such default shall be limited to such remedies as are set forth therein.

     Section 8.06. Independent Appraisal Process. Where this Agreement calls for the fair market value of receivables to be determined by an Independent Appraiser, the fair market value of such receivables shall be determined by an Independent Appraiser selected in good faith by the Company; provided, however, that Household Bank, upon receipt of the determination by such Independent Appraiser, shall have the right to select in good faith an additional Independent Appraiser to perform a second appraisal. If the two appraisals are within 5% of each other, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser. If the appraisals differ by more than 5%, the Parties shall submit the determination of fair market value to arbitration in accordance with Section 12.15. The Company and Household Bank shall each pay 50% of the amount charged by such Independent Appraiser(s) for determining fair market value.

     Section 8.07. Survival. The provisions of Section 2.04(b) (to the extent that, at the time of termination, a payment is due or has accrued thereunder),
Section 5.01, the last sentence of Section 5.02, Section 7.10, Section 7.11,
Section 8.03(a), Section 8.04, Section 8.05, Section 8.06, Section 10.03,
Section 10.06, Article XI, Section 12.01 and Section 12.15 shall survive any termination of this Agreement.

                                   ARTICLE IX

                               CHANGE OF BUSINESS

     Section 9.01. Calculation of Composite Index; Unearned Prepaid Program Fee; Adjusted Prepaid Program Fee.

     (a) On the Closing Date, the Composite Index shall equal 100.00. Except as provided in Section 9.05(c)(ii) and Section 9.05(f), the Composite Index shall be adjusted as Stores are closed, acquired, opened or disposed of in accordance with Section 9.02(b), Section 9.03(b)(ii),

Section 9.03(c)(ii)(C), Section 9.03(d)(iii), Section 9.04(d) or Section 9.05(c)(i), as applicable. The Company shall notify Household Bank in writing of the Composite Index and LTM Average Composite Index within 30 days after the close of each Fiscal Quarter.

     (b) On the Closing Date, the CI Value of each Store shall be the CI Value assigned to such Store in Exhibit 9.01(b). Stores which are acquired or opened shall have a CI Value assigned to them in accordance with Section 9.03(b)(iii)(A), Section 9.03(c)(ii)(B), Section 9.03(d)(ii) or Section 9.04(c),
as applicable. The CI Values of all Stores shall be adjusted under the circumstances set forth in Section 9.03(b) as set forth in clause (iii)(B) thereof.

     (c) The Unearned Prepaid Program Fee shall initially be the Prepaid Program Fee. At the beginning of each Fiscal Quarter commencing after the Closing Date, the Unearned Prepaid Program Fee shall be reduced by an amount equal to

          (i) the Unearned Prepaid Program Fee prior to this adjustment divided by

          (ii) the number of Fiscal Quarters remaining in the Amortization Period (which number shall include the Fiscal Quarter that has just begun).

In addition, the Unearned Prepaid Program Fee shall be adjusted as set forth in
Section 9.03(b)(iv) and Section 9.05(c)(iii).

     (d) The Adjusted Prepaid Program Fee shall initially be the Prepaid Program Fee. At the beginning of each Fiscal Quarter commencing after the Closing Date, the Adjusted Prepaid Program Fee shall be reduced by an amount equal to

          (i) the Adjusted Prepaid Program Fee prior to this adjustment divided by

          (ii) the number of Fiscal Quarters remaining in the Amortization Period (which number shall include the Fiscal Quarter that has just begun).

In addition, the Adjusted Prepaid Program Fee shall be adjusted as set forth in
Section 9.03(b)(v).

     Section 9.02. Store Closings.

     (a) The Saks Companies and/or their Affiliates shall have the right at any time and from time to time to close Stores.

     (b) On the day that a Store is closed, the Composite Index shall be reduced by the CI Value of such Store.

     (c) If the LTM Average Composite Index and the Composite Index as of the last day of any Fiscal Quarter commencing after the Closing Date are both below 95.00, then the Company shall pay to Household Bank within 45 Business Days after the end of such Fiscal Quarter an amount equal to

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

          (i) the Adjusted Prepaid Program Fee at the end of such Fiscal Quarter divided by the number of Fiscal Quarters remaining in the Amortization Period, multiplied by

          (ii) 95.00 minus the Composite Index as of the last day of such Fiscal Quarter, divided by

          (iii) 95.00.

     Section 9.03. Acquisition of Stores.

     (a) The Saks Companies and/or their Affiliates shall have the right at any time and from time to time to acquire from unaffiliated Persons stores and such stores' associated credit card accounts and receivables. If the Saks Companies and/or their Affiliates propose to acquire one or more stores and the related accounts receivable (such accounts and accounts receivable, a "New Portfolio"), the Company shall (i) use reasonable efforts to offer or cause to be offered to Household Bank the opportunity to participate in the related due diligence process for purposes of assisting in development of an appropriate valuation for the New Portfolio and (ii) allow Household Bank a period of not less than ten Business Days after Household Bank's receipt of comprehensive information (or such information as is available) about the New Portfolio (such information either obtained by Household Bank through its participation in the due diligence process or provided to Household Bank by the Company) to make an exclusive first offer to purchase the New Portfolio.

     (b) If Household Bank makes an offer to purchase a New Portfolio in accordance with Section 9.03(a) or Section 9.03(c) and the Company accepts such offer:

          (i) the Company shall convey or cause to be conveyed to Household Bank, either simultaneously with, or promptly following the closing of the acquisition transaction or the acceptance of such offer, the New Portfolio, in return for payment by Household Bank to the Company of the outstanding balance of the Account Receivables in the New Portfolio on the date of the purchase of the New Portfolio plus any additional amount agreed by the Parties (such additional amount, an "Additional Prepaid Program Fee");

          (ii) on the date of such purchase, the Composite Index shall be reset to an amount equal to

               (A)  (I) the Additional Prepaid Program Fee times 100.00 plus

                    (II) the Adjusted Prepaid Program Fee immediately prior to such purchase multiplied by the Composite Index immediately prior to such purchase, divided by

               (B) the sum of the Additional Prepaid Program Fee and the Adjusted Prepaid Program Fee immediately prior to such purchase;

          (iii) on the date of such purchase,

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

               (A) each such new Store shall have a CI Value assigned to it based on its category and square footage in accordance with Exhibit 9.04(c), and then

               (B) the CI Value assigned to each Store in the Program (including the newly acquired Stores) and the CI Value assigned to each combination of Store category and square footage in Exhibit 9.04(c) shall be adjusted by multiplying each such CI Value by an amount equal to

                    (I) the Composite Index as reset in accordance with Section 9.03(b)(ii) divided by

                    (II) the sum of the Composite Index immediately prior to
                         such purchase and the aggregate of the CI Values assigned to the newly acquired Stores in accordance with clause (A) immediately above;

          (iv) on the date of such purchase, the Unearned Prepaid Program Fee shall be reset to an amount equal to the sum of the Unearned Prepaid Program Fee immediately prior to such purchase and the Additional Prepaid Program Fee; and

          (v) on the date of such purchase, the Adjusted Prepaid Program Fee shall be reset to an amount equal to the sum of the Additional Prepaid Program Fee and the Adjusted Prepaid Program Fee immediately prior to such purchase.

     (c) If Household Bank's offer is not accepted by the Company, the Company (or an Affiliate of the Company designated by the Company) shall have the right to retain the New Portfolio and, as the creditor and card issuer for the accounts included in the New Portfolio, to operate and service the New Portfolio outside the Program. The Company shall, within 30 Business Days following the acquisition, (x) notify Household Bank of the acquisition and deliver to Household Bank the information, if any, in the Company's or the designated Affiliate's possession about the New Portfolio not previously delivered to Household Bank, and (y) allow Household Bank a period of not less than ten Business Days following delivery of such notice and information to make a second offer for the New Portfolio. If the Company or the designated Affiliate and Household Bank are unable to agree upon the terms of a sale of the New Portfolio to Household Bank,

          (i) the Company or the designated Affiliate shall have the right to issue or cause to be issued credit cards bearing one or more Saks Marks for the accounts in the New Portfolio and to own, finance and/or sell the accounts receivable generated from the accounts comprising the New Portfolio;

          (ii) if the stores acquired by the Company or its Affiliates associated with such New Portfolio are branded with, or converted to, a Saks Mark, then

               (A) each such store shall be a "Store" subject to the Program, but any existing accounts associated with such Store shall not be "Accounts" for purposes of this Agreement;

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

               (B) each such Store shall have a CI Value assigned to it on the date of its conversion to a Saks Mark based on its category and square footage in accordance with Exhibit 9.04(c), reduced by any discount agreed to by the Parties, and

               (C) the Composite Index shall be increased by the CI Value of each such Store on the date of its conversion to a Saks Mark.

     (d) If stores acquired by the Company or its Affiliates are branded with, or converted to, a Saks Mark and there is no New Portfolio related to such stores then

          (i) each such store shall be a "Store" subject to the Program;

          (ii) each such Store shall have a CI Value assigned to it on the date of its conversion to a Saks Mark based on its category and square footage in accordance with Exhibit 9.04(c) and

          (iii) the Composite Index shall be increased by the CI Value of each such Store on the date of its conversion to a Saks Mark.

     Section 9.04. Opening of Stores.

     (a) The Saks Companies and/or their Affiliates shall have the right at any time and from time to time to open new stores.

     (b) All new stores opened by the Company or its Affiliates (rather than acquired by the Company or its Affiliates from unaffiliated Persons) and branded with, or converted to, a Saks Mark shall be "Stores" subject to the Program.

     (c) Each such new Store shall have a CI Value assigned to it on the date it is opened based on its category and square footage in accordance with Exhibit 9.04(c).

     (d) The Composite Index shall be increased by the CI Value of each new Store on the date such new Store is opened.

     Section 9.05. Disposition of Stores.

     (a) The Saks Companies and/or their Affiliates shall have the right at any time and from time to time to dispose of existing Stores to third parties (whether individually or in a group, including through the sale of a division or subsidiary of the Company).

     (b) In connection with any such disposition, the Company or its designee shall have the right to purchase from Household Bank, upon at least 20 Business Days' written notice, the associated Accounts and Account Receivables at a price equal to the sum of

          (i) the aggregate outstanding balance of such Account Receivables on the date of purchase plus

          (ii) if the Composite Index on the date of such purchase, reduced only for this purpose by the aggregate CI Value of the Stores being disposed of, is less than 95.00, the product of

               (A) the Adjusted Prepaid Program Fee and

               (B) an amount equal to

                    (I) the lesser of (x) the aggregate CI Value of the Stores being disposed of and (y) the difference between 95.00 and the Composite Index on the date of such purchase, reduced only for this purpose by the aggregate CI Value of the Stores being disposed of, divided by

                    (II) 95.00.

     (c) If the Company or its designee purchases the Accounts and Account Receivables associated with a disposition of a Stores to a third party, then

          (i) if the Composite Index on the date of such purchase is greater than 95.00, the Composite Index shall be reduced to the greater of

               (A) 95.00 or

               (B) the Composite Index on the date of such purchase minus aggregate CI Value of the Stores being disposed of;

          (ii) if the Composite Index on the date of such purchase is not greater than 95.00, the Composite Index shall not be reduced in connection with such disposition of Stores;

          (iii) the Unearned Prepaid Program Fee shall be reduced by any amount paid to Household Bank under Section 9.05(b)(ii); and

          (iv) the CI Value assigned to each Store shall not change as a result of such disposition.

     (d) If the Company or its designee does not purchase the Accounts and Account Receivables associated with a disposition of Stores to a third party, the aggregate CI Value of such Stores shall be subtracted from the Composite Index on the date of such disposition.

     (e) Any purchaser of Stores being disposed of as contemplated by this Section may, but shall not be required to, contract with Household Bank for continued servicing of the associated Accounts and Account Receivables on mutually agreeable terms. Such purchaser shall also be free to engage one or more of the Saks Companies to service the same.

     (f) Subject to the approval of Household Bank, which approval shall not be unreasonably withheld, any purchaser of Stores being disposed of as contemplated by this

Section may, but shall not be required to, enter into a program agreement with Household Bank substantially similar to this Agreement in all material financial respects. Notwithstanding the foregoing, if Household Bank and such purchaser enter into such an agreement, (i) Household Bank shall retain the Accounts and Account Receivables, (ii) no amount shall be payable by the Company to Household Bank in connection with the disposition and (iii) the disposition of Stores shall have no effect on the Composite Index.

     (g) Upon a purchase of Accounts and Account Receivables pursuant to this Section, Household Bank's rights to use information about such Accounts and the Cardholders associated therewith shall cease.

     Section 9.06. Change of Control of the Company. Notwithstanding anything to the contrary contained herein, if either the outstanding capital stock of the Company is to be sold, or all or substantially all of the assets of the Company are to be sold, to a third party, (a) the acquirer shall have the right to assume, by written agreement reasonably satisfactory in form to Household Bank, all of the Saks Companies' rights and obligations under this Agreement or (b) if such assumption does not occur the Company or its designee shall have the right, upon at least 20 Business Days' written notice to Household Bank, to terminate this Agreement and in connection therewith to purchase all Accounts and Account Receivables outstanding thereunder from Household Bank on the date set forth in such notice. The purchase price therefor shall equal the sum of (i) the aggregate outstanding balance of such Account Receivables on the date of such purchase, (ii) the then-applicable Unearned Prepaid Program Fee and (iii) the Applicable Setup Cost Refund. Household Bank shall also be entitled to reimbursement on the purchase date of its reasonable expenses associated with terminating the Program, which expenses shall be notified to the Company or its designee, as the case may be, at least five Business Days before the purchase date and shall in any event not exceed $1,000,000.

                                    ARTICLE X

                             CROSS-LICENSE OF MARKS

     Section 10.01. Saks License Limitations.

     (a) Household Bank's rights under the Saks License are limited to using the Saks Marks in the identical style, typeface and graphic appearance as are set forth on Exhibit 10.01 or as otherwise approved in writing by the applicable Saks Owner in its sole discretion, provided that the applicable Saks Owner shall have the unilateral right, upon reasonable notice to Household Bank, to amend the style, typeface or graphic appearance of any Saks Mark owned by it if such amended mark is adopted by the applicable Saks Owner for all or a substantial portion of its business, and to cause Household Bank to adopt within 30 days such amended style, typeface or appearance in connection with all uses of such mark after such 30-day period, provided, however, that the Company shall reimburse Household Bank for any reasonable costs arising solely as a consequence of any such amendment, it being understood that Household Bank shall cooperate to minimize any such costs. In no event may Household Bank combine any Saks Mark with any other mark or alter the design of any Saks Mark.

     (b) The Saks License does not include the right to grant a sublicense or any other right in the Saks Marks to any Person without the express written consent of the applicable Saks Owner, such consent to be given or withheld in such Saks Owner's reasonable discretion. Each permitted sublicensee shall acknowledge each Saks Owner's rights in the applicable Saks Mark and shall agree that each Saks Owner may, at its option, enforce its rights directly against such sublicensee. Notwithstanding the foregoing, Household Bank shall remain responsible and liable for the use of any Saks Mark by any such permitted sublicensee.

     (c) The Saks License shall remain in force during the Term and shall automatically terminate upon termination of this Agreement for any reason whatsoever. Upon termination of this Agreement, Household Bank shall immediately cease any and all use of each Saks Mark and, at the Saks Owners' option, either return to the applicable Saks Owners or destroy any material bearing any applicable Saks Mark in its possession or under its control.

     (d) Each Saks Owner represents and warrants that it has the right and authority to grant the Saks License with respect to the applicable Saks Mark(s) to Household Bank in the Territory. EXCEPT AS PROVIDED IN THE FOREGOING SENTENCE, NO REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, ARE OR HAVE BEEN MADE BY THE COMPANY OR ANY OF ITS AFFILIATES HEREUNDER WITH RESPECT TO THE SAKS MARKS.

     Section 10.02. Saks Marks Quality Control. Household Bank acknowledges that the Saks Marks have established valuable goodwill and are well recognized among the customers of the Company and its Affiliates, and that it is of great importance that these high standards and reputation be maintained. Accordingly, in its use of the Saks Marks, Household Bank shall at all times maintain quality control standards that are equivalent to or stricter than those standards used by the Company and its Affiliates in connection with the products and services provided under the Saks Marks as of the Closing Date.

     Section 10.03. Saks Marks Ownership.

     (a) Except as expressly set forth in Section 2.05 and Section 10.01, Household Bank shall have no right, title, or interest in or to the Saks Marks, and any goodwill arising from the use of the Saks Marks by Household Bank shall inure solely to the benefit of the applicable Saks Owners, and ownership of such goodwill shall vest in the applicable Saks Owners, and otherwise hereby is assigned to the applicable Saks Owners, without the need for any further action by any Party.

     (b) Household Bank agrees to notify the applicable Saks Owner if it becomes aware of: (i) any use or registration of any trademark that might constitute infringement of any Saks Mark; (ii) any claim by a third party (A) of any right in any Saks Mark or in any confusingly similar trademark or (B) that use of any Saks Mark infringes the rights of any other Person or (iii) any action that is, or is reasonably likely to be, detrimental to a Saks Owner's rights in a Saks Mark. The applicable Saks Owner shall have the exclusive right, at its sole cost and expense, to commence or prosecute any action on account of infringement, dilution or unauthorized use of any Saks Mark, and upon a Saks Owner's request and at such Saks Owner's expense, Household Bank agrees to assist such Saks Owner in connection with any such action and in any other action to protect or enforce the applicable Saks Mark. Household Bank further agrees not to assert any interest in, or take any action likely to adversely affect the validity or enforceability of any Saks Mark and to comply with applicable Requirements of Law in connection with its use of the Saks Marks. The provisions of this Section shall survive termination of this Agreement.

     Section 10.04. Household License Grant.

     (a) Subject to the terms and conditions set forth herein, each Household Owner hereby grants to the Saks Companies a non-exclusive, non-transferable, non-sublicensable (except as set forth below), royalty-free right and license to use the Household Mark(s) owned by such Household Owner solely in the Territory and solely as and to the extent necessary to (i) prepare and print marketing materials, billing statements and credit card account documentation, credit cards and credit card applications and agreements and displays (including on the Internet), in each case in connection with the Program and in accordance with the terms hereof and (ii) otherwise carry out the Saks Companies' responsibilities hereunder (the "Household License").

     (b) The Saks Companies' rights under the Household License are limited to using the Household Marks in the identical style, typeface and graphic appearance as are set forth on Exhibit 10.4 or as otherwise approved in writing by the applicable Household Owner in its sole discretion, provided that the applicable Household Owner shall have the unilateral right, upon reasonable notice to the Saks Companies, to amend the style, typeface or graphic appearance of Household Mark owned by it if such amended mark is adopted by the applicable Household Owner for all or a substantial portion of its business, and to cause the Saks Companies to adopt within 30 days of such amendment such amended style, typeface, or appearance in connection with all uses of such mark after such 30-day period, provided, however, that Household Bank shall reimburse the Saks Companies for any reasonable costs arising solely as a consequence of any such amendment, it being understood that the Saks Companies shall cooperate to minimize any such costs. In no event may the Saks Companies combine any Household Mark with any other mark or alter the design of any Household Mark.

     (c) The Household License does not include the right to grant a sublicense or any other right in the Household Marks to any Person without the express written consent of the applicable Household Owner, such consent to be given or withheld in the applicable Household Owner's reasonable discretion. Each permitted sublicensee shall acknowledge each Household Owner's rights in the applicable Household Marks and shall agree such Household Owner may, at its option, enforce its rights directly against such sublicensee. Notwithstanding the foregoing, the Saks Companies shall remain responsible and liable for the use of any Household Mark by any such permitted sublicensee.

     (d) The Household License shall remain in force during the Term and shall automatically terminate upon termination of this Agreement for any reason whatsoever. Upon termination of this Agreement, the Saks Companies shall immediately cease any and all use of Household Marks and, at the applicable Household Owner's option, either return to such Household Owner or destroy any material bearing any applicable Household Mark in their possession or under their control.

     (e) Each Household Owner represents and warrants that it has the right and authority to grant the Household License with respect to the applicable Household Mark(s) to the Saks Companies in the Territory. EXCEPT AS PROVIDED IN THE FOREGOING SENTENCE, NO REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, ARE OR HAVE BEEN MADE BY BUYER OR ANY BUYER OWNER HEREUNDER WITH RESPECT TO THE BUYER MARKS.

     Section 10.05. Household Marks Quality Control. The Saks Companies acknowledge that the Household Marks have established valuable goodwill and are well recognized among Household Bank and its Affiliates' customers, and that it is of great importance that these high standards and reputation be maintained. Accordingly, in their use of the Household Marks, the Saks Companies shall at all times during the term of the Household License maintain quality control standards that are equivalent to or stricter than those standards used by Household Bank and its Affiliates in connection with the products and services provided under the Household Marks as of the Closing Date.

     Section 10.06. Household Marks Ownership.

     (a) Except as expressly set forth in Section 10.04, the Saks Companies shall have no right, title, or interest in or to the Household Marks, and any goodwill arising from the use of the Household Marks by the Saks Companies shall inure solely to the benefit of the applicable Household Owners, and ownership of such goodwill shall vest in the applicable Household Owners, and otherwise hereby is assigned to the applicable Household Owners, without the need for any further action by any Party.

     (b) The Company agrees to notify the applicable Household Owner if it becomes aware of: (i) any use or registration of any trademark that might constitute infringement of a Household Mark; (ii) any claim by a third party (A) of any right in any Household Mark or in any confusingly similar trademark or
(B) that use of any Household Mark infringes the rights of any other Person or
(iii) any action that is, or is reasonably likely to be, detrimental to a Household Owner's rights in any Household Mark. Each Household Owner shall have the exclusive right, at its sole cost and expense, to commence or prosecute any action on account of infringement, dilution or unauthorized use of any applicable Household Mark, and upon any Household Owner's request and at such Household Owner's expense, the Company agrees to assist such Household Owner in connection with any such action and in any other action to protect or enforce the applicable Household Mark. The Saks Companies further agree not to assert any interest in, or take any action likely to adversely affect the validity or enforceability of any Household Mark and to comply with applicable Requirements of Law in connection with their use of the Household Marks. The provisions of this Section shall survive termination of this Agreement.

                                   ARTICLE XI

                                 INDEMNIFICATION

     Section 11.01. Indemnification.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless Household Bank, its Affiliates and their respective officers, directors, employees and agents from and against and in respect of any Damages which shall result from, arise out of or relate to any of the following:

          (i) the breach of any of the Saks Companies' representations or warranties in this Agreement (other than breaches of the representations in Section 6.01(g) to the extent a right of chargeback under Section 4.03 is a sufficient remedy for such breaches);

          (ii) the failure by the Saks Companies timely to perform any of their covenants or agreements contained in this Agreement, except to the extent such failure to perform is caused by the failure of Household Bank or any of its Affiliates to perform its obligations under any Transaction Document;

          (iii) any Third Party Claim that Household Bank's use of the Saks Marks pursuant to the Saks License infringes or violates such party's intellectual property rights, other than Damages due to willful misconduct or gross negligence by Household Bank; or

          (iv) any lawsuit, legal proceeding, arbitration proceeding, claim, dispute, complaint or setoff by a Cardholder with respect to anything actually or allegedly done or not done by a Saks Company, excluding (x) the Assumed Liabilities and (y) anything actually or allegedly done or not done by a Saks Company that is (A) required or expressly permitted under the Underwriting and Credit Policy, the Servicing and Collection Policy or any Transaction Document or (B) done at the express direction of Household Bank or any of its Affiliates.

     (b) Indemnification by Household Bank. Household Bank agrees to indemnify and hold harmless the Saks Companies, their Affiliates and their respective officers, directors, employees and agents from and against and in respect of any Damages which shall result from, arise out of or relate to any of the following:

          (i) the breach of any representations or warranties of Household Bank made (or, in accordance with Section 7.11(a), deemed made) in this Agreement;

          (ii) the failure by Household Bank timely to perform any of its covenants or agreements contained in this Agreement, except to the extent such failure to perform is caused by the failure of the Company to comply with its obligations under the Servicing Agreement;

          (iii) any Third Party Claim that the Saks Companies' use of the Household Marks pursuant to the Household License infringes or violates such party's intellectual property rights, other than Damages due to willful misconduct or gross negligence by the Saks Companies; or

          (iv) any lawsuit, legal proceeding, arbitration proceeding, claim, dispute, complaint or setoff by a Cardholder with respect to anything actually or allegedly done or not done by Household Bank, excluding anything actually or allegedly done or not done by Household Bank that is
     (A) required or expressly permitted under the Underwriting and Credit Policy, the Servicing and Collection Policy or any Transaction Document or
     (B) done at the express direction of the Company.

     Section 11.02. Procedure for Indemnification.

     (a) Within ten Business Days after discovery or notice of a breach or receipt by a Party of a Third-Party Claim, the indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying Party under this article, deliver a claim notice to the indemnifying Party; but the failure to so notify the indemnifying Party shall not relieve the indemnifying Party of its indemnification obligations except to the extent that such failure materially prejudiced the ability of the indemnifying Party to defend the action or claim. If any Third-Party Claim is made against the indemnified Party and the indemnified Party notifies the indemnifying Party of the commencement thereof, the indemnifying Party shall be entitled to participate therein and may elect to assume the defense thereof, with counsel reasonably satisfactory to the indemnified Party. The indemnified Party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof at its own expense; provided such separate counsel may be retained at the expense of the indemnifying Party (i) if the retention of such counsel has been specifically authorized by the indemnifying Party, (ii) if in the reasonable opinion of the indemnified Party its interests may differ from those of the indemnifying Party, (iii) if the indemnifying Party fails to take reasonable steps to diligently defend such claim or (iv) if the indemnifying Party has not undertaken to fully indemnify the indemnified Party in respect of all Damages relating to the matter.

     (b) Subject to the indemnifying Party's right to defend in good faith Third-Party Claims as provided in this section, the indemnifying Party shall satisfy its obligations under this article within 20 Business Days after receipt of a claim notice therefor.

     (c) The indemnifying Party shall not settle or compromise any Third-Party Claim unless (i) the indemnified Party consents (which consent shall not be unreasonably withheld if such settlement or compromise includes no admission or concession of wrongdoing by the indemnified Party) or (ii) the indemnified Party is given a full and complete release of any and all liability by all relevant parties relating to such Third-Party Claim.

     (d) In the event that the indemnifying Party reimburses the indemnified Party for any Third-Party Claim, the indemnified Party shall remit to the indemnifying Party any reimbursement, net of any and all costs and expenses of collecting such reimbursement, that the indemnified Party subsequently actually receives from any other Person for such Third-Party Claim.

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

     Section 11.03. Limits on Indemnification. Notwithstanding anything to the contrary set forth in this article, neither the Company nor Household Bank shall have any obligation to indemnify the indemnified party in respect of any breach of a representation or warranty under Section 11.01(a)(i) or Section 11.01(b)(i) unless and until $25,000 in Damages have been incurred in the aggregate by the indemnified party in respect of breaches of representations and warranties under
Section 11.01(a)(i) or Section 11.01(b)(i), as applicable. After the indemnified party incurs $25,000 in aggregate Damages in respect of breaches of representations and warranties under Section 11.01(a)(i) or Section 11.01(b)(i), as applicable, Household Bank or the Company, whichever the case may be, shall indemnify the indemnified party in accordance with this Article to the extent of the full amount of such Damages.

                                   ARTICLE XII

                                  MISCELLANEOUS

     Section 12.01. Confidentiality.

     (a) Except as specifically set forth herein, Household Bank and the Saks Companies shall not disclose, and shall cause their respective Affiliates not to disclose, any confidential or proprietary information (the "Confidential Information") of the other Party with respect to such other Party, the Accounts, the Cardholder List, Charge Transaction Data, Cardholder Information or this Agreement that may be in the possession of that Party or such Affiliate to any Person who is not a director, officer, employee or agent (including attorneys and accountants) of such Party with a need to know the Confidential Information except (i) with the prior written consent of such other Party or (ii) pursuant to a subpoena, summons order or other judicial or governmental process issued by a court or regulatory or legislative body of competent jurisdiction, in connection with any regulatory report, audit, inquiry or other request for information from such a body, or as required by law. The Parties agree that the material financial or service-level or comparable terms of this Agreement shall also be Confidential Information.

     (b) In the event that either Party receives a request of the type described in clause (ii) of Section 12.01(a) to disclose any Confidential Information, such Party shall (i) notify the other Party thereof promptly after receipt of such request, (ii) consult with the other Party on the advisability of taking steps to resist or vary such request and (iii) if disclosure is required or deemed advisable, cooperate with the other Party in any attempt that it may make to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information. Any expenses incurred hereunder shall be the responsibility of the Party seeking such an order.

     (c) Information shall not be deemed Confidential Information if (i) it is already in the possession of a Party (other than in connection with the structuring, negotiation and execution of this Agreement and the other Transaction Documents and the transactions contemplated herein and therein) and is not otherwise subject to an agreement as to confidentiality or (ii) it becomes generally available in the public domain other than as a result of an unauthorized disclosure by the other Party or its directors, officers, employees or agents in violation of this section.

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     (d) In the event of termination of this Agreement, each Party shall, upon the other Party's written request, promptly deliver to such Party all Confidential Information and, at the other Party's election, return or destroy all copies, reproductions, summaries, analyses, notes or extracts thereof or based thereon in its possession or in the possession of any of its agents or representatives.

     Section 12.02. No Waiver; Remedies; Amendment.

     (a) Failure or delay on the part of either Party to exercise any right provided for herein shall not act as a waiver thereof, nor shall any single or partial exercise of any right by either Party preclude any other or further exercise thereof.

     (b) Remedies provided in this Agreement shall be the exclusive remedies of the Parties for breaches of, or other claims relating to, this Agreement. This
Section 12.02(b) shall be without prejudice to the respective rights of the Parties and their Affiliates under any Credit Support Documents.

     (c) In no event shall a term or provision of this Agreement be deemed to have been waived, modified or amended, unless a waiver, modification or amendment is in writing and signed by the Parties hereto.

     Section 12.03. Independent Contractor. In the performance of its duties or obligations under this Agreement, no Saks Company shall be deemed to be the agent of Household Bank and Household Bank shall not be deemed to be the agent of any Saks Company and each Party shall at all times take whatever measures as are necessary to ensure that its status shall be that of an independent contractor.

     Section 12.04. No Joint Venture. Nothing in this Agreement or any Transaction Document shall be deemed to create a partnership or joint venture between the Saks Companies and Household Bank. Except as expressly set forth herein, no Party shall have any authority hereunder to bind or commit the other Party.

     Section 12.05. Payment Terms. All payments to be made by a Party pursuant to this Agreement shall be made by wire transfer in lawful money of the United States, immediately available funds, to such account as the receiving Party shall specify prior to noon, New York time, two Business Days prior to the date payment is required. Any payment hereunder that is due on a day that is not a Business Day shall be payable on the next succeeding Business Day.

     Section 12.06. Entire Agreement. Each Party acknowledges that no representations, agreements, or promises were made to it by the other Party other than those representations, agreements or promises specifically contained in this Agreement and in the Transaction Documents and in a separate confidentiality letter signed by Household Bank dated March 21, 2002. This Agreement and the Transaction Documents and such confidentiality letter set forth the entire understanding between the Parties hereto with respect to the subject matter hereof and thereof.

     Section 12.07. Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be

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deemed to have been duly given upon the delivery or receipt thereof, as the case may be, sent by registered or certified mail, return receipt requested, via overnight delivery service, postage prepaid, or by facsimile transmission (receipt confirmed) to:

     (a)  In the case of the Saks Companies or the Saks Owners:

          Saks Incorporated
          750 Lakeshore Parkway
          Birmingham, Alabama 35211
          Attn: Chief Financial Officer

     With a copy to:

          Saks Incorporated
          12 East 49th Street
          New York, New York 10017
          Attn: General Counsel

     (b)  In the case of Household Bank or the Household Owners:

          Household Retail Services
          2700 Sanders Road
          Prospect Heights, Illinois 60070
          Attn: Chief Financial Officer

     With a copy to:

          Household Retail Services
          2700 Sanders Road
          Prospect Heights, Illinois 60070
          Attn: General Counsel

     Section 12.08. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York.

     Section 12.09. Severability. To the fullest extent permitted by law, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in such jurisdiction or in any other jurisdiction.

     Section 12.10. Headings. The headings and recitals contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 12.11. Costs and Expenses. Other than as explicitly set forth in this Agreement, the Underwriting and Credit Policy, the Servicing and Collection Policy or any other

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Transaction Document, all costs and expenses shall be paid by the Party incurring such costs and expenses.

     Section 12.12. Drafting. Each Party acknowledges that its legal counsel participated in the drafting of this Agreement. The Parties hereby agree that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor one Party over the other.

     Section 12.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be original, and all such counterparts shall constitute one and the same instrument.

     Section 12.14. Assignment; Successors. (a) Except as described in Article IX and in subsection (b) of this Section 12.14, this Agreement shall not be assigned by any Party without the prior written consent of the other Parties. Any purported assignment without such prior written consent shall be null and void. This Agreement is intended for the exclusive benefit of the Parties hereto and their respective successors and permitted assigns, and shall not create any rights in or be enforceable by any other Person whomsoever, other than (a) any Person entitled to indemnification from the Company on the one hand or Household Bank on the other hand, pursuant to Article XI hereof, respectively or (b) any Saks Owner and any Household Owner, it being the intention of the parties that no other Person shall be deemed to be a third party beneficiary of this Agreement. This Agreement shall be binding on, and enforceable against, the successors and permitted assigns of the respective Parties.

     (b) At any time during the Term, on not less than 60 days' prior notice to the Company, either Party (an "Assigning Party") may assign all of its rights and delegate all of its obligations under this Agreement, the Servicing Agreement and the Receivables Purchase Agreement to an Affiliate of the Assigning Party (such Affiliate, the "Assignee") reasonably acceptable to the other Party (the "Other Party") pursuant to an assignment and assumption agreement satisfactory in form and substance to the Other Party provided that:

          (i) the Assignee confirms that all provisions of the assigned contracts apply to it as if references to the assigning Party were references to the Assignee from and after the effective date of the assignment;

          (ii) each of the representations and warranties made by the Assigning Party in this Agreement shall be true on the date of such assignment with the Assignee substituted for the Assigning Party each place such representations and warranties refer to the Assigning Party;

          (iii) if the Assigning Party is Household Bank, the Assignee shall be an Eligible Servicer (as that term is defined in the Master Trust Agreement); and

          (iv) such assignment shall not, in the reasonable judgment of the Other Party, result or likely result in

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

               (A) a Saks Early Termination Event, if the Assigning Party is Household Bank, or a Household Early Termination Event, if the Assigning Party is a Saks Company or

               (B) a material adverse impact on (I) the relationship between the Other Party and/or its Affiliates and their customers, (II) the benefits of the Program to the Other Party and its Affiliates or (III) the level of customer satisfaction experienced by the Other Party or its Affiliates.

     Section 12.15. Arbitration.

     (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any breach thereof (other than a dispute subject to Section 3.02(d)(xiv)), shall be resolved by arbitration under and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as amended and in effect on the date that a demand for arbitration is filed with the AAA. In addition to the authority conferred upon the arbitral tribunal (the "Tribunal") pursuant to this Section, the Tribunal shall also have the authority to grant provisional remedies, including injunctive relief, and to award specific performance.

     (b) The Tribunal shall consist of three arbitrators. One arbitrator shall be nominated by the Party initiating the arbitration (the "Claimant") in the Claimant's request for arbitration. The second arbitrator shall be nominated by the responding Party (the "Respondent") within ten days after delivery of the request for arbitration. In the event a Party fails to appoint an arbitrator or deliver notice of such appointment to the other within ten days of the delivery of a request for arbitration, upon request of the other Party, such arbitrator shall instead be appointed by the AAA from its large, complex commercial case panel within ten Business Days of receiving such request. The two arbitrators nominated by the Parties shall select the third arbitrator, who shall serve as chair of the Tribunal, within ten days after their appointment and shall notify the Parties of such appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or deliver notification of such appointment to the Parties within this time period, then, upon request of either Party, the third arbitrator shall be appointed by the AAA from its large, complex commercial case panel within ten Business Days of receiving such request.

     (c) The place of the arbitration shall be New York, New York. Any award of the Tribunal shall be in writing and final and binding upon the Parties thereto, their successors and assigns without further appeal, recourse or review. Any such award may, if necessary, be enforced by any court of competent jurisdiction. The expenses of arbitration, including reasonable attorneys' fees, costs and expenses, shall be borne by the Party against whom the decision is rendered, or apportioned in accordance with the decision of the Tribunal in the event of a compromise decision.

     (d) By agreeing to arbitration as set forth in this section, the Parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a Party to a court shall not be deemed a waiver of the agreement to arbitrate set forth in this Section.

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     Section 12.16. Public Announcements. The Company and Household Bank each may, subject to obtaining the prior written consent of the other, which consent shall not be unreasonably withheld, make public announcements describing the existence of the Program, its material, non-financial terms, and its overall financial impact on the disclosing party. Notwithstanding the foregoing, after the execution of this Agreement and the public announcement thereof in accordance with this Section 12.16, either Party shall have the right to respond to specific, confidential inquiries from investors and analysts and to disclose that the Saks Companies and Household Bank have agreed to establish the Program. Nothing in this Section shall authorize the Company or Household Bank to disclose any Confidential Information.

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

     IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.

                                        SAKS INCORPORATED


                                        By:
                                            ------------------------------------
                                            Name: Douglas E. Coltharp
                                            Title: Executive Vice President


                                        MCRAE'S, INC.


                                        By:
                                            ------------------------------------
                                            Name: Charles Hansen
                                            Title: Senior Vice President


                                        HOUSEHOLD BANK (SB), N.A.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


Agreed solely for the purposes of Article X:

HOUSEHOLD INTERNATIONAL INC.


By:
    ------------------------------------
    Name:
    Title:

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